UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒	Filed by a party other than the registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
HELIX ENERGY SOLUTIONS GROUP, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Helix
ENERGY SOLUTIONS

Helix
ENERGY SOLUTIONS

MAXIMIZING EXISTING RESERVES • LOWERING DECOMMISSIONING COSTS • OFFSHORE RENEWABLES & WIND FARMS

PROXY STATEMENT | 2024

April 3, 2024
Dear Shareholder:
You are cordially invited to join us for our 2024 Annual Meeting of Shareholders to be held on Wednesday, May 15, 2024, at 8:30 a.m. at Helix Energy Solutions Group, Inc.’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.
The materials following this letter include the formal Notice of Annual Meeting of Shareholders and the proxy statement. The proxy statement describes the business to be conducted at the Annual Meeting, including the election of three Class II directors, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year, an advisory vote on the approval of the 2023 compensation of our named executive officers, and the approval of the amendment and restatement of our 2005 Long Term Incentive Plan.
We have elected to furnish proxy materials to our shareholders on the Internet pursuant to rules adopted by the Securities and Exchange Commission. We believe that this election enables us to provide you with the information you need, while making delivery more efficient, more cost effective and friendlier to the environment. In accordance with these rules, we have sent a Notice of Availability of Proxy Materials to each of our shareholders.
Whether you own a few or many shares of our stock, we want your shares to be represented. Regardless of whether you plan to attend the Annual Meeting, please take a moment to vote your proxy over the Internet, by telephone, or if this proxy statement was mailed to you, by completing and signing the enclosed proxy card and promptly returning it in the envelope provided. The Notice of Annual Meeting of Shareholders of this proxy statement includes instructions on how to vote your shares.
Helix’s officers and directors appreciate and encourage shareholder participation. We look forward to your participation in the Annual Meeting.
Sincerely,

Owen Kratz President and Chief Executive Officer
Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 15, 2024
The Helix Energy Solutions Group, Inc. 2024 Proxy Statement and Annual Report to Shareholders (including our Annual Report on Form 10-K) for the fiscal year ended December 31, 2023 are available electronically at www.helixesg.com/annualmeeting

Helix Energy Solutions Group, Inc.	2024 Proxy Statement	i

HELIX ENERGY SOLUTIONS GROUP, INC. 3505 West Sam Houston Parkway North, Suite 400 Houston, Texas 77043
Notice of 2024 Annual
Meeting of Shareholders

Items of Business
1	To elect three Class II directors to serve a three-year term expiring at the Annual Meeting of Shareholders in 2027 or, if at a later date, until their successors are duly elected and qualified.
2	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
3	Advisory vote on the approval of the 2023 compensation of our named executive officers.
4	To approve the amendment and restatement of our 2005 Long Term Incentive Plan.
5	To consider any other business that may properly be considered at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors,

Kenneth E. Neikirk Executive Vice President, General Counsel and Corporate Secretary
Houston, Texas April 3, 2024

Date Wednesday, May 15, 2024
Time 8:30 a.m., Central Daylight Time (Houston Time)
Place Helix Energy Solutions Group, Inc.’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, TX 77043
Record Date You may vote at the Annual Meeting if you were a holder of record of our common stock at the close of business on March 19, 2024.

Voting By Proxy
Please vote your proxy as soon as possible, even if you plan to attend the Annual Meeting. Shareholders of record can vote by one of the following methods:
1. CALL 800.690.6903 to vote by telephone; OR
2. GO TO THE WEBSITE www.ProxyVote.com to vote over the Internet; OR
3. IF PRINTED PROXY MATERIALS WERE MAILED TO YOU, MARK, SIGN, DATE AND RETURN your proxy card in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

Important notice regarding the availability of proxy materials for the annual meeting of shareholders to be held on May 15, 2024:
The proxy statement and Annual Report to Shareholders (including our Annual Report on Form 10-K) for the fiscal year ended December 31, 2023 are also available at www.helixesg.com/annualmeeting.

Your Vote is Important

ii	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

At Helix, our purpose is to enable energy transition through:

Maximizing Existing Reserves

Enhancing remaining production from existing oil and gas wells

Lowering Decommissioning Costs

Restoring the seabed in an environmentally safe manner

Offshore Renewables & Wind Farms

Transitioning our energy economy to a sustainable model

Proxy Summary
Date Wednesday, May 15, 2024	Time 8:30 a.m., Central Daylight Time (Houston Time)	Place Helix Energy Solutions Group, Inc.’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, TX 77043
Company Statement
The Board of Directors of Helix Energy Solutions Group, Inc., a Minnesota corporation (referred to herein as “Helix,” the “Company,” “we,” “us” or “our”), is soliciting your proxy to vote at our 2024 Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, May 15, 2024. This proxy statement contains information about the items being voted on at the Annual Meeting and information about Helix. Please read it carefully.
Voting Matters
Voting Item		Recommendation	Page Reference
1	Election of Three Class II Directors	“FOR” each nominee	11
2	Ratification of Public Accounting Firm	“FOR”	36
3	Advisory Vote on the Approval of the 2023 Compensation of Our Named Executive Officers	“FOR”	76
4	Approval of Amendment and Restatement of our 2005 Long Term Incentive Plan	“FOR”	78
Ways to Vote
Shareholders of record can vote by one of the following methods:
Phone Call 800.690.6903 to vote by telephone; OR	Internet Go to the website www.ProxyVote.com to vote over the Internet; OR	Mail Mark, sign, date and return your proxy card in the enclosed postage-paid envelope.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	1

Proxy Summary
Board of Directors

Nominee Amerino Gatti Energy Executive	Nominee Diana Glassman Director-Engagement EOS at Federated Hermes	Nominee Owen Kratz President and Chief Executive Officer Helix Energy Solutions Group, Inc.

Paula Harris Senior Vice President of Community Astros Foundation	T. Mitch Little Energy Executive	John V. Lovoi Managing Partner JVL Partners	Amy H. Nelson President Greenridge Advisors, LLC	William L. Transier Chief Executive Officer Transier Advisors, LLC

Board Independence
87.5% of our Board is Independent as defined under NYSE Rule 303A and applicable rules promulgated under the Securities Exchange Act of 1934.
87.5% Independent
The Chairman of the Board is Independent and all members of our committees are Independent:
Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
2	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Proxy Summary
Summary Board Matrix
	Gatti	Glassman	Harris	Kratz	Little	Lovoi	Nelson	Transier
Knowledge, Skills and Experience
Accounting/Financial
Corporate Governance/Ethics
Energy Industry
Energy Transition/Sustainability
Executive Experience
Health, Safety & Environmental
Human Capital Management/Compensation
International Business
Mergers and Acquisitions
Operations
Other Public Company Board Experience
Risk Management
Science, Technology and Engineering
Strategic Planning/Oversight
Diversity and Refreshment of the Board

Helix Energy Solutions Group, Inc.	2024 Proxy Statement	3

Proxy Statement
Annual Meeting of Shareholders to be Held on May 15, 2024
The Board of Directors of Helix Energy Solutions Group, Inc., a Minnesota corporation (referred to herein as “Helix,” the “Company,” “we,” “us” or “our”), is soliciting your proxy to vote at our 2024 Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, May 15, 2024. This proxy statement contains information about the items being voted on at the Annual Meeting and information about Helix. Please read it carefully.
The Annual Meeting will be held at Helix’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043. Helix’s Board of Directors (the “Board”) has set March 19, 2024 as the record date for the Annual Meeting. There were 152,912,990 shares of Helix common stock outstanding on the record date.
As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our 2023 Annual Report to Shareholders available to our shareholders electronically via the Internet. On or about April 3, 2024, we intend to mail to our shareholders a Notice of Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to vote online, by telephone or, in the alternative, how to request a paper copy of the proxy materials and proxy card. By providing the Notice and access to our proxy materials via the Internet, we are lowering the costs and reducing the environmental impact of the Annual Meeting.
4	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

General Information
1.	Why am I receiving these materials?
We are providing these proxy materials to you in connection with the Annual Meeting, to be held on Wednesday, May 15, 2024 at 8:30 a.m. Central Daylight Time (Houston Time) at Helix’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043, and all reconvened meetings after adjournments thereof. As a shareholder of Helix, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.
2.	What proposals will be voted on at the Annual Meeting?
Four matters are currently scheduled to be voted on at the Annual Meeting:
•
First is the election of three Class II directors to the Board, to serve a three-year term expiring at the Annual Meeting of Shareholders in 2027 or, if at a later date, until their successors are duly elected and qualified.

•
Second is the ratification of the selection by the Board’s Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (subject to the ongoing discretionary authority of the Audit Committee to direct the appointment of a new independent registered public accounting firm should the Audit Committee believe such is in the best interest of Helix and its shareholders).

•	Third is the advisory vote on the approval of the 2023 compensation of our named executive officers.
•
Fourth is approval of the amendment and restatement of the Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan (as amended and restated May 15, 2019) (our “2005 Long Term Incentive Plan”).

Although we do not expect any other items of business, we also will consider other business that properly comes before the Annual Meeting or any adjournment thereof in accordance with Minnesota law and our By-laws. The moderator of the Annual Meeting may refuse to allow the presentation of a proposal or a nomination for the Board from the floor of the Annual Meeting if the proposal or nomination was not properly submitted.
3.	Who may vote at the Annual Meeting?
The Board has set March 19, 2024 as the record date for the Annual Meeting. Owners of Helix common stock whose shares are recorded directly in their name in our stock register (“shareholders of record”) at the close of business on March 19, 2024 may vote their shares on the matters to be acted upon at the Annual Meeting. Shareholders who, as of March 19, 2024, hold shares of our common stock in “street name,” that is, through an account with a broker, bank or other nominee, may direct the shareholder of record how to vote their shares at the Annual Meeting by following the instructions they will receive from the shareholder of record for this purpose. You are entitled to one vote for each share of common stock you held on the record date on each of the matters presented at the Annual Meeting.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	5

General Information
4.	How does the Board recommend that I vote, and what are the voting standards?
Voting Item		Voting Recommendation	Voting Standard to Approve Proposal (assuming a quorum is present)	Treatment of:
				Abstentions	Broker Non-Votes
1	Election of Directors	“FOR” each nominee	Plurality Voting Standard: The three nominees receiving the greatest number of votes cast	“Withhold authority” or abstentions not counted as votes cast and as such have no effect(a)	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions
2	Ratification of Public Accounting Firm	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Counted as votes “against”	Not counted as votes cast and as such have no effect; brokers may vote without restriction on this proposal
3	Advisory Vote on the Approval of the 2023 Compensation of Named Executive Officers(b)	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Counted as votes “against”	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions
4	Approval of Amendment and Restatement of our 2005 Long Term Incentive Plan	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Counted as votes “against”	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions
(a)
In accordance with the Corporate Governance Guidelines for the Board, if any nominee receives a greater number of “withhold authority” than votes “for” his or her election, then that nominee is to promptly tender his or her resignation, which the Board, upon the recommendation of the Corporate Governance and Nominating Committee, will decide to accept or decline.

(b)
Because this shareholder vote is advisory, the vote will not be binding on the Board or Helix. The Compensation Committee, however, will review the voting results and take them into consideration when making future compensation decisions for our named executive officers.

5.	If I received a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials, why was that the case?
We are using the “notice and access” process permitted by the SEC to distribute proxy materials to certain shareholders. This process allows us to post proxy materials on a designated website and notify our shareholders of the availability of the proxy materials on that website. As such, we are furnishing proxy materials, including this proxy statement and our 2023 Annual Report to Shareholders, to most of our shareholders by providing access to those documents on the Internet instead of mailing paper copies. The Notice, which is being mailed to most of our shareholders, describes how to access and review all of the proxy materials on the Internet. The Notice also describes how to vote via the Internet. If you would like to receive a paper copy by mail or an electronic copy by e-mail of the proxy materials, you should follow the instructions in the Notice. Accessing your proxy materials on the Internet and receiving future proxy materials by e-mail saves us the cost of printing and mailing documents to you and reduces the impact on the environment.
6.	Can I vote my shares by filling out and returning the Notice of Availability of Proxy Materials?
No. The Notice identifies the matters to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it.
6	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

General Information
7.	How do I vote my shares?
If you are a shareholder of record, you may either vote your shares in person at the Annual Meeting or designate another person to vote your shares. That other person is called a “proxy,” and you may vote your shares through your proxy using one of the following methods of voting:
•	by telephone,
•	electronically using the Internet, or
•	if this proxy statement was mailed to you, by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.
The instructions for these three methods of voting your shares are set forth on the Notice and also on the proxy card. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted as recommended by the Board. The giving of a proxy does not affect your right to vote during the Annual Meeting (until the polls are closed).
8.	Am I a shareholder of record?
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered a “shareholder of record” with respect to those shares and the Notice is being sent directly to you by EQ Shareowner Services. As a shareholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by telephone, via the Internet, or by marking, signing, dating and returning the proxy card.
Beneficial Owner. If like most Helix shareholders you hold your shares in “street name” through a broker, bank or other nominee (your “Nominee”) rather than directly in your own name, you are considered the “beneficial owner” of those shares, and the Notice is being forwarded to you by your Nominee as the shareholder of record. If you are a beneficial owner, you may appoint proxies and vote as provided by your Nominee. The availability of telephone or Internet voting will depend upon the voting process of your Nominee. You should follow the voting directions provided by your Nominee. If you provide specific voting instructions in accordance with the directions provided by your Nominee, your Nominee will vote your shares as you have directed.
Your Nominee is considered to be the shareholder of record for purposes of voting at the Annual Meeting. Accordingly, you may vote shares held in “street name” at the Annual Meeting only if you (a) obtain a signed “legal proxy” from your Nominee giving you the right to vote the shares and (b) provide an account statement or letter from your Nominee showing that you were the beneficial owner of the shares on the record date. If your shares are not registered in your name and you plan to attend the Annual Meeting and vote your shares, you should contact your Nominee to obtain a proxy executed in your favor and bring it to the Annual Meeting.
9.	May I change my vote?
Yes. If you are a shareholder of record, you may change your vote and revoke your proxy prior to the vote at the Annual Meeting by sending a written statement to that effect to the Corporate Secretary of Helix, submitting a properly signed proxy card with a later date, or attending the meeting and voting in person at the Annual Meeting.
If you hold shares in “street name,” you must follow the procedures required by your Nominee to revoke or change a proxy. You should contact your Nominee directly for more information on these procedures.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	7

General Information
10.	What is a quorum?
A majority of Helix’s outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the Annual Meeting if a shareholder:
•	is present at the Annual Meeting, or
•	has properly submitted a proxy (by telephone, electronically using the Internet or written proxy card).
Proxies received but marked as abstentions or withholding authority and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.
11.	What are broker non-votes and abstentions?
If you are the beneficial owner of shares held in street name, then your Nominee, as shareholder of record, is required to vote those shares in accordance with your instructions. However, if you do not give instructions to your Nominee, then it will have discretion to vote the shares with respect to “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but will not be permitted to vote with respect to “non-routine” matters, such as (i) the election of directors, (ii) the vote, on a non-binding advisory basis, on the approval of the 2023 compensation of our named executive officers and (iii) the approval of the amendment and restatement of our 2005 Long Term Incentive Plan. Accordingly, if you do not instruct your Nominee on how to vote your shares with respect to non-routine matters, your shares will be broker non-votes with respect to those proposals.
An abstention is a decision by a shareholder to take a neutral position on a proposal being submitted to shareholders at a meeting. Taking a neutral position through an abstention is considered a vote cast on a proposal being submitted at a meeting, as described in the response to Question 4 above.
12.	How many shares can vote?
On the record date, there were 152,912,990 shares of Helix common stock outstanding and entitled to vote at the Annual Meeting, held by approximately 80,854 beneficial owners.
These shares are the only securities entitled to vote at the Annual Meeting. Each holder of a share of common stock is entitled to one vote on each of the matters presented at the Annual Meeting for each share held on the record date.
13.	What happens if additional matters are presented at the Annual Meeting?
Other than the four matters noted in response to Question 2 above, we are not aware of any other business to be acted upon at the Annual Meeting.
If you grant a proxy (other than the proxy held by the shareholder of record if you are the beneficial owner and hold your shares in street name) the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournment thereof in accordance with Minnesota law and our By-laws.
14.	What if I don’t provide specific voting instructions?
Shareholders of Record. If you are the shareholder of record and you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournment thereof. If you provide voting instructions on your proxy card with respect to any matter to be acted upon, the shares will be voted in accordance with your instructions.
Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide your Nominee with voting instructions, your Nominee will determine whether it has the discretionary authority to vote on the particular matter.
8	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

General Information
Under applicable rules, brokers, banks and other nominees have the discretion to vote on “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but do not have discretion to vote on “non-routine” matters, such as (i) the election of directors, (ii) the vote, on a non-binding advisory basis, on the approval of the 2023 compensation of our named executive officers and (iii) the approval of the amendment and restatement of our 2005 Long Term Incentive Plan.
Accordingly, if you do not instruct your Nominee on how to vote your shares with respect to non-routine matters, your shares will be broker non-votes with respect to those proposals.
Your vote is especially important. If your shares are held in street name (by your Nominee), your Nominee cannot independently vote your shares for (i) the election of directors, (ii) the advisory vote on the approval of the 2023 compensation of our named executive officers or (iii) the approval of the amendment and restatement of our 2005 Long Term Incentive Plan. Therefore, please promptly instruct your Nominee regarding how to vote your shares regarding these matters.

15.	Is my vote confidential?
Proxy cards, proxies delivered by the Internet or telephone, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to Broadridge Financial Solutions as the independent inspector of election and handled in a manner that protects your voting privacy. As the independent inspector of election, Broadridge Financial Solutions will count the votes.
16.	What does it mean if I receive more than one proxy card?
It means you hold shares registered in more than one account. To ensure that all your shares are voted, please follow the instructions and vote the shares represented by each proxy card that you receive. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. For shares you hold directly, you can do this by contacting our transfer agent, EQ Shareowner Services, at 800.468.9716.
17.	Who will count the votes?
We have hired a third party, Broadridge Financial Solutions, to judge the voting, be responsible for determining whether a quorum is present, and tabulate votes cast by proxy or in person at the Annual Meeting.
18.	Who will bear the cost for soliciting votes for the Annual Meeting?
We will bear all expenses in conjunction with the solicitation of proxies, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to beneficial owners. However, we will not bear any costs related to an individual shareholder’s use of the Internet or telephone to cast their vote. Proxies may be solicited by mail, in person, by telephone or by facsimile, by certain of our directors, officers and other employees, without extra compensation.
19.	How can I obtain directions to attend the Annual Meeting?
Directions to the Annual Meeting can be obtained at www.helixesg.com/annualmeeting.
20.	May shareholders ask questions at the Annual Meeting?
Yes. During the Annual Meeting shareholders may ask questions directly related to the matters being voted on. To ensure an orderly meeting, we ask that shareholders direct questions to the moderator of the Annual Meeting.
In addition, certain directors, officers and other employees will be available at the meeting to provide information about 2023 developments and to answer questions of more general interest regarding Helix.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	9

General Information
21.	How do I find out the results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K.
22.	Whom should I contact with other questions?
If you have additional questions about this proxy statement or the Annual Meeting, or would like additional copies of this proxy statement or our 2023 Annual Report to Shareholders (including our Annual Report on Form 10-K), please contact the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.
23.	How may I communicate with Helix’s Board of Directors?
Shareholders may send communications in care of the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.
Please provide your name, address, and class and number of voting securities you hold, and indicate whether your message is for the Board as a whole, a particular group or committee of directors, our Chairman or another individual director.
24.	When are shareholder proposals for the 2025 Annual Meeting of Shareholders due?
Proposal Type	Deadline	Compliance	Submission
To be included in the proxy statement for the 2025 Annual Meeting(1)	December 4, 2024(2)	Must comply with Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials	All submissions to, or requests of, the Corporate Secretary should be addressed to our corporate office at:
Not to be included in the proxy statement	February 13, 2025(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)	3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043
(1)	The persons designated in the proxy card will be granted discretionary authority with respect to any shareholder proposal not submitted to us timely.
(2)	120 days prior to the anniversary of this year’s mailing date.
(3)	Not less than 90 days prior to the anniversary of this year’s Annual Meeting.
(4)	A copy of our By-laws is available from our Corporate Secretary.
(5)
The shareholder providing the proposal must provide their name, address, and class and number of voting securities held by them. The shareholder must also be a shareholder of record on the day the notice is delivered to us, be eligible to vote at the 2025 Annual Meeting of Shareholders and represent that they intend to appear in person or by proxy at the meeting.

10	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 1:
Election of Directors
Three directors are to be elected at the Annual Meeting. The Board has proposed three nominees, Amerino Gatti, Diana Glassman and Owen Kratz, to stand for election as Class II directors to serve a three-year term expiring at the Annual Meeting of Shareholders in 2027 or, if at a later date, until their respective successor is duly elected and qualified. Mr. Gatti, Ms. Glassman and Mr. Kratz are currently serving as Class II directors.
The nominees have agreed to be named in this proxy statement and have indicated a willingness to continue to serve if elected. The Corporate Governance and Nominating Committee of the Board has determined that each of the nominees qualifies for election under its criteria for the evaluation of directors and has nominated the candidates for election. If a nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy card. The Board has no reason to believe that any of the nominees will become unable to serve. The Board has affirmatively determined that each of Mr. Gatti, Ms. Glassman and Mr. Kratz qualifies as “independent” as that term is defined under New York Stock Exchange (“NYSE”) Rule 303A and applicable rules promulgated under the Exchange Act.
Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of each person nominated below as a Class II director for a term of three years, until the Annual Meeting of Shareholders in 2027 or, if at a later date, until their respective successor is duly elected and qualified. There is no cumulative voting for the election of directors and the Class II directors will be elected by a plurality of the votes cast at the Annual Meeting.
In the section below, we provide the name and biographical information about each of the Class II director nominees and each other member of the Board. Information in each director’s biographical information is as of March 19, 2024. Information about the number of shares of our common stock beneficially owned by each director as of March 19, 2024 appears below under the heading “Share Ownership Information–Management Shareholdings” on page 86.
Vote Required
Election of each director requires the affirmative vote of holders of a plurality of the shares present or represented and voting on the proposal at the Annual Meeting. This means that the three nominees receiving the greatest number of votes cast by the holders entitled to vote on the matter will be elected as directors.
Under the Corporate Governance Guidelines for the Board, any nominee for director who receives a greater number of “withhold authority” than votes “for” his or her election is required to promptly tender his or her resignation. The Corporate Governance and Nominating Committee is to consider whether to accept or decline the resignation and make its recommendation to the full Board. The Board is to act upon the committee’s recommendation within 90 days of the shareholder vote, and the Board’s decision (and if the Board should decline the resignation, the reasons therefor) will be disclosed in a Current Report on Form 8-K.
Board of Directors Recommendation The Board recommends that you vote “FOR” the nominees to the Board of Directors set forth in this Proposal 1.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	11

Proposal 1
Information about Nominees for Class II Directors:

Primary Occupation: Energy Executive Director Since: 2018 Age: 53	Amerino Gatti

Professional Experience:
Mr. Gatti was appointed as a director in August 2018. Mr. Gatti is an Energy and Industrials Executive having most recently served as Chief Executive Officer and a member of the board of directors from January 2018 to March 2022, and as Chairman of the board from February 2020 to March 2022, of Team, Inc. (NYSE:TISI), a provider of integrated specialty industrial services with operations in over 20 countries, including inspection and assessment of critical assets utilized in the refining, petrochemical, power, pipeline, renewables and various other industries. Prior to joining Team, he served as an Executive Officer and President of the Production Group for Schlumberger Limited (NYSE:SLB), an oilfield services and products provider with operations in over 85 countries. Over his 25-year career at Schlumberger, Mr. Gatti served in a variety of roles of progressing leadership responsibility, including President Well Services, Vice President of the Production Group for North America, Vice President and General Manager for Qatar and Yemen, Global Vice President for Sand Management Services and Vice President Marketing for North America. Earlier in his Schlumberger career, he held field operations, engineering and human resources positions around the world, including North America, South Asia and the Middle East. Mr. Gatti holds a mechanical engineering degree from the University of Alberta, Canada.

Director Qualifications:
Mr. Gatti brings extensive knowledge of international business and executive leadership experience in operations, technology, talent management, and integrating and transforming complex organizations. In addition, his 30-year career in energy and industrials businesses provides him with global expertise in key customer segments that strengthen the Board’s collective qualifications, skills and experience.

12	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 1
Primary Occupation: Director-Engagement EOS at Federated Hermes Director Since: 2022 Age: 57	Diana Glassman

Professional Experience:
Ms. Glassman was appointed as a director in September 2022. Ms. Glassman since December 2019 has been Director-Engagement at EOS at Federated Hermes, a leader in responsible investing. She leads their Oil & Gas and co-leads their Technology sector engagements, as well as engagements on Board Effectiveness and Human Capital, with a focus on business strategy, capital allocation, governance and sustainability considerations. Ms. Glassman is Chair of Federated Hermes Limited’s employee networks and its Community for All Initiative. Between July 2014 and December 2019 Ms. Glassman was Chief Executive Officer of Integration Strategy, Inc., a strategy consulting firm advising leaders of companies, private equity firms and government entities primarily in energy and infrastructure, and previously held positions of increasing responsibility at TD Bank Group, Credit Suisse and PricewaterhouseCoopers. Ms. Glassman earned a Bachelor of Science degree in Biology magna cum laude at Yale University, an M.P.A. in International Development at Harvard Kennedy School, and an M.B.A. at Harvard Business School. She also holds an NACD Directorship Certification from the National Association of Corporate Directors.

Director Qualifications:
Ms. Glassman brings experience as a senior strategy consultant and public and private company executive. She has extensive experience in investment analysis, corporate governance, strategy planning and change management. Ms. Glassman also has professional experience in energy transition, sustainability, merger integration and employee engagement. As a result of her professional experiences, Ms. Glassman possesses particular knowledge and leadership experiences in business strategy, change management and sustainability matters that strengthen the Board's collective qualifications, skills and experience.

Primary Occupation: President and Chief Executive Officer Helix Energy Solutions Group, Inc. Director Since: 1990 Age: 69	Owen Kratz

Professional Experience:
Mr. Kratz is President and Chief Executive Officer of Helix. He was named Executive Chairman in October 2006 and served in that capacity until February 2008 when he resumed the position of President and Chief Executive Officer. He served as Helix’s Chief Executive Officer from April 1997 until October 2006. Mr. Kratz served as Helix’s President from 1993 until February 1999, and has served as a Director since 1990 (including as Chairman of the Board from May 1998 to July 2017). He served as Chief Operating Officer from 1990 through 1997. Mr. Kratz joined Cal Dive International, Inc. (now known as Helix) in 1984 and held various offshore positions, including saturation diving supervisor, and management responsibility for client relations, marketing and estimating. From 1982 to 1983, Mr. Kratz was the owner of an independent marine construction company operating in the Bay of Campeche. Prior to 1982, he was a superintendent for Santa Fe and various international diving companies, and a diver in the North Sea. From February 2006 to December 2011, Mr. Kratz was a member of the Board of Directors of Cal Dive International, Inc., a once publicly traded company, which was formerly a subsidiary of Helix. Mr. Kratz has a Bachelor of Science degree from State University of New York.

Director Qualifications:
As a result of these experiences, Mr. Kratz possesses extensive knowledge of the energy industry and significant executive leadership and international operational experience that strengthen the Board’s collective qualifications, skills and experience.

Helix Energy Solutions Group, Inc.	2024 Proxy Statement	13

Proposal 1
Class I Directors with Term Expiring in 2025:
Primary Occupation: Energy Executive Director Since: 2021 Age: 60	T. Mitch Little

Professional Experience:
Mr. Little was appointed as a director in July 2021. He served as Executive Vice President – Operations for Marathon Oil Corporation (NYSE: MRO) from August 2016 until his retirement in December 2020, where he held full responsibility for all operations and development activities. Prior to such role Mr. Little served in a variety of roles of progressing leadership responsibility at Marathon, including Vice President – Conventional & Oil Sands Mining Assets, Vice President – International & Offshore Exploration & Production Operations, Managing Director – Norway, and General Manager – Worldwide Drilling & Completions. Mr. Little joined Marathon in 1986 and has over 30 years’ experience in the petroleum industry in various technical, supervisory and senior management positions. Mr. Little previously served as the Chairman of the Oilfield Energy Center, a non-profit venture dedicated to expanding awareness of subsurface hydrocarbon energy resources and supporting global stewardship in the communities that develop those resources in a safe and environmentally responsible manner.

Director Qualifications:
Mr. Little has a wide range of experience and knowledge in the oil and gas exploration and production industry. His over 30-year career of leadership experience and expertise in both domestic and international business in key customer segments strengthens the Board’s collective qualifications, skills and experience.

Primary Occupation: Managing Partner JVL Partners Director Since: 2003 Age: 63	John V. Lovoi

Professional Experience:
Mr. Lovoi was appointed as a director in February 2003. Mr. Lovoi is a founder and Managing Partner of JVL Partners, a private oil and gas investment partnership. Mr. Lovoi served as head of Morgan Stanley’s global oil and gas investment banking practice from 2000 to 2002 and was a leading oilfield services and equipment research analyst for Morgan Stanley from 1995 to 2000. Prior to joining Morgan Stanley in 1995, he spent two years as a senior financial executive at Baker Hughes and four years as an energy investment banker with Credit Suisse First Boston. Mr. Lovoi also serves as Chairman of the board of directors of Dril-Quip, Inc. (NYSE: DRQ), a provider of offshore drilling and production equipment to the global oil and gas business, and as Chairman of Epsilon Energy Ltd. (NASDAQ: EPSN), an exploration and production company focused in the Marcellus shale play in the northeast United States. Mr. Lovoi served as a director of Roan Resources, Inc., an independent oil and natural gas company focused on the Anadarko Basin, from September 2018 to December 2019. Mr. Lovoi graduated from Texas A&M University with a Bachelor of Science degree in chemical engineering and received an M.B.A. from the University of Texas.

Director Qualifications:
As a result of these professional experiences, Mr. Lovoi possesses particular financial knowledge and experience in financial matters including capital market transactions, strategic financial planning (including risk assessment), and analysis that strengthen the Board’s collective qualifications, skills and experience.

14	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 1
Class III Directors with Term Expiring in 2026:
Primary Occupation: Senior Vice President of Community Astros Foundation Director Since: 2022 Age: 60	Paula Harris

Professional Experience:
Ms. Harris was appointed as a director in September 2022. Ms. Harris is on the executive leadership team at the Houston Astros serving as Senior Vice President of Community and overseeing the Astros Foundation. Ms. Harris has over 34 years of experience in international oilfield services with Schlumberger Limited (NYSE: SLB), most recently serving as Director of Global Stewardship from 2015 until her retirement in 2020. Prior to such role at Schlumberger Ms. Harris served in a variety of roles of progressing leadership responsibility, initially having worked in field operations offshore before roles in training, sales and environmental-social sustainability, including leading the development and implementation of metrics-based, cost-efficient environmental programs tailored to meet the needs of stakeholders, communities and customers and aiding the delivery of long-term sustainable development goals in carbon reduction, energy efficiency, increased green technology sales and increased female and minority employees. Ms. Harris currently serves on the boards of directors of Hunting PLC (LSE: HTG), a manufacturer and provider of downhole metal tools and components to the oil and gas industry, and Chart Industries, Inc. (NYSE: GTLS), a global manufacturer of engineered equipment servicing multiple applications in the clean energy and industrial gas markets, as well as other privately held and non-profit boards. Ms. Harris holds a Bachelor of Science degree in petroleum engineering from Texas A&M University and a Master of Education degree in technical instruction and learning from Abilene Christian University.

Director Qualifications:
As a result of her professional experiences, Ms. Harris possesses particular knowledge and experience in the oilfield services sector, sustainability matters, human capital resource management and training, corporate governance and community engagement that strengthen the Board’s collective qualifications, skills and experience.

Helix Energy Solutions Group, Inc.	2024 Proxy Statement	15

Proposal 1
Primary Occupation: President Greenridge Advisors, LLC Director Since: 2019 Age: 55	Amy H. Nelson

Professional Experience:
Ms. Nelson was appointed as a director in August 2019. Ms. Nelson founded Greenridge Advisors, LLC in 2007, an energy services and equipment consulting firm focused on the development, execution and financing of corporate and business line strategies. Prior to founding Greenridge, Ms. Nelson served as Vice President of SCF Partners, an oilfield service and equipment-focused private equity firm, and worked for Amoco Production Company in planning, project management and engineering roles. In addition to serving on several private company boards during her tenure at SCF Partners and Greenridge, Ms. Nelson currently serves on the board of directors of APA Corporation (NYSE:APA), an independent energy company that explores for, develops and produces oil and natural gas. From July 2019 through September 2023, Ms. Nelson was a director of NexTier Oilfield Solutions Inc. (NYSE:NEX), which was a U.S. land oilfield service company providing well completion and production services. NexTier Oilfield Solutions, Inc. merged with Patterson UTI Energy Inc. (NASDAQ: PTEN) in September 2023 and Ms. Nelson currently serves as a director of Patterson UTI Energy Inc. Ms. Nelson holds economics and mechanical engineering degrees from Rice University, and an M.B.A. with distinction from Harvard Business School.

Director Qualifications:
Ms. Nelson also has professional experience and direct engagement regarding sustainability matters, and specifically has public company board experience by virtue of sitting on committees responsible for sustainability oversight. As a result of her professional experiences, Ms. Nelson possesses particular knowledge and experience in corporate strategy, capital allocation, sustainability matters, and the assessment and management of risks in the oil and gas industry including managing regulatory and compliance environmental issues, that strengthen the Board’s collective qualifications, skills and experience.

16	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 1

Primary Occupation: Chief Executive Officer Transier Advisors, LLC Director Since: 2000 Age: 69	William L. Transier

Professional Experience:
Mr. Transier has served as a director since October 2000, and served as Lead Independent Director from March 2016 through July 2017 when he was appointed Chairman of the Board. He is the founder and Chief Executive Officer of Transier Advisors, LLC, an independent advisory firm providing services to companies facing financial distress, suboptimal operational situations, turnaround, restructuring or in need of interim executive or board leadership. Mr. Transier was co-founder of Endeavour International Corporation, an international oil and gas exploration and production company. He served as non-executive Chairman of Endeavour’s board of directors from December 2014 until November 2015. He served from September 2006 until December 2014 as Chairman, Chief Executive Officer and President of Endeavour and as its Chairman and Co-Chief Executive Officer from its formation in February 2004 through September 2006. Prior to Endeavour, Mr. Transier served as Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. and its predecessor, Seagull Energy Corporation from May 1996 to April 2003. Before his tenure with Ocean, Mr. Transier served in various roles including partner in the audit department and head of the Global Energy practice of KPMG LLP from June 1986 to April 1996. Mr. Transier served as the Chairman of the board of directors of Battalion Oil Corporation (which changed its name from Halcón Resources Corporation) and as Chairman of its audit committee from October 2019 until May 2021. In October 2023, Mr. Transier was elected to the board of Tupperware Corporation. Mr. Transier was previously a member of the boards of M3-Brigade Acquisition III Corp (2022-2023), Exela Technologies (2022-2023), Sears Holding Corporation (2018 – 2020), Teekay Offshore Partners L.P. (2019 – 2020), Gastar Exploration, Inc. (2018 – 2019), CHC Group Ltd. (2016 -2017) and Paragon Offshore plc (2014 – 2017). Mr. Transier has been recognized by the Dallas Business Journal as an Outstanding Director for excellence in corporate governance. Mr. Transier graduated from the University of Texas with a B.B.A. in accounting, has an M.B.A. from Regis University and earned an M.A. in Theological Studies from Dallas Baptist University.

Director Qualifications:
Mr. Transier also has extensive knowledge of international operations, the energy industry, leadership of complex organizations, financial restructuring, merger and acquisitions, and other aspects of operating a major corporation that strengthen the Board’s collective qualifications, skills and experience. As a result of his professional experiences, Mr. Transier possesses particular knowledge and experience in audit, accounting and disclosure compliance including accounting rules and regulations.

Helix Energy Solutions Group, Inc.	2024 Proxy Statement	17

Corporate Governance
Composition of the Board
The Board currently consists of eight members and, in accordance with our By-laws, is divided into three classes of similar size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. The Class I, II and III directors are currently serving until the later of the Annual Meeting in 2025, 2024 and 2026 respectively, and their respective successors being duly elected and qualified. There are currently two directors in Class I and three directors each in Class II and Class III.
Role of the Board
The Board has established guidelines that it follows in matters of corporate governance. A complete copy of the Corporate Governance Guidelines for the Board of Directors, which were most recently amended in February 2023, is available on our website at www.helixesg.com/about-helix/our-company/corporate-governance. In accordance with the Corporate Governance Guidelines, the Board is vested with all powers necessary for the management and administration of Helix’s business operations. Although not responsible for our day-to-day operations, the Board has the responsibility to oversee management, provide strategic direction, provide counsel to management regarding the business of Helix, and to be informed, investigate and act as necessary to promote our business objectives.
Board of Directors Independence and Determinations
The Board has affirmatively determined that each of Mr. Gatti, Ms. Glassman, Ms. Harris, Mr. Little, Mr. Lovoi, Ms. Nelson and Mr. Transier qualifies as “independent” as that term is defined under NYSE Rule 303A and applicable rules promulgated under the Exchange Act. In making this determination, the Board has concluded that none of these directors has a relationship with Helix that, in the opinion of the Board, is material and would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our only current non-independent director is Mr. Kratz, our President and Chief Executive Officer. Accordingly, a majority of the members of the Board are independent, as required by NYSE Rule 303A. This independence determination is analyzed annually to promote arms-length oversight. In making its determination regarding independence the Board reviewed the NYSE Rule 303A criteria for independence in advance of the first meeting of the Board in 2024. In connection with its determination, the Board gathered information with respect to each Board member individually regarding transactions and relationships between Helix and its directors, including the existence of ongoing transactions, if any, entered into between Helix and other entities of which our directors serve as officers or directors. Each director also completed a questionnaire, which included questions about his or her relationship with Helix. None of these transactions or relationships were deemed to affect the independence of the applicable director, nor did they exceed the thresholds established by NYSE rules.
18	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance
Selection of Director Candidates
The Board is responsible for selecting candidates for Board membership and establishing the criteria to be used in identifying potential candidates. The Board delegates the screening and nomination process to the Corporate Governance and Nominating Committee. For more information on the director nomination process, including selection criteria, see “Corporate Governance and Nominating Committee” on page 28 and “Director Nomination Process” starting on page 29.
Board of Directors Qualifications, Skills and Experience
We are an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention, robotics and full-field decommissioning operations. Our services are key in supporting a global energy transition by maximizing production of existing oil and gas reserves, decommissioning end-of-life oil and gas fields and supporting renewable energy developments. We believe the Board should be composed of individuals with sophistication and experience in the substantive areas that impact our business. We believe qualifications, skills or experience in one or more of the following areas to be most important: offshore oilfield services, oil and gas exploration and production, renewable energy, international operations, accounting and finance, strategic planning, investor relations, leadership and administration of complex organizations, management of risk, human capital management, corporate governance and other areas related to the operation of a major international corporation (whether social, cultural, industrial, financial or operational). In addition, we focus on qualifications, skills and experience related to the importance of our sustainability initiatives. We believe that each of our current Board members possesses the professional and personal qualifications necessary for Board service, with the director qualifications described in their biographies under “Election of Directors” on pages 11-17 and in the Matrix below.
Board of Directors Matrix
The following Matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business and industry. The Matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of our Board.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	19

Corporate Governance
	Gatti	Glassman	Harris	Kratz	Little	Lovoi	Nelson	Transier
Knowledge, Skills and Experience
Accounting/Financial
Corporate Governance/Ethics
Energy Industry
Energy Transition/Sustainability
Executive Experience
Health, Safety & Environmental
Human Capital Management/Compensation
International Business
Mergers and Acquisitions
Operations
Other Public Company Board Experience
Risk Management
Science, Technology and Engineering
Strategic Planning/Oversight
Demographics
Self-Identified Race/Ethnicity
Asian
Black/African American
Caucasian/White
Hispanic/Latinx
Native American/Alaska Native
Native Hawaiian/Pacific Islander
Country of Birth	Canada	USA	USA	Zimbabwe	USA	USA	USA	USA
Self-Identified Gender/Sexual Orientation
Female
Male
Non-Binary
LGBTQ+
Other Attributes
Tenure (Years)	6	2	2	34	3	21	5	24
Independence
Age	53	57	60	69	60	63	55	69
Committee Membership	Gov. (Chair) Comp.	Gov. Audit	Comp. Gov.	—	Comp. Gov.	Comp. (Chair) Audit	Audit (Chair)	Audit
20	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance
Board Leadership Structure
In July 2017, the Board appointed its former Lead Director, Mr. Transier, to serve as its independent Chairman. The Corporate Governance and Nominating Committee periodically reviews and recommends to the Board appropriate Board leadership structure.
Communications with the Board
Pursuant to the terms of the Corporate Governance Guidelines, any shareholder or other interested party wishing to send written communications to any one or more of Helix’s directors may do so by sending them in care of our Corporate Secretary at Helix’s corporate office. All such communications will be forwarded to the intended recipient(s). All such communications should provide the shareholder's name, address, and class and number of voting securities held, and indicate whether they contain a message for the Board as a whole, a particular group or committee of directors, our Chairman or another individual director.
Code of Business Conduct and Ethics
In addition to the Corporate Governance Guidelines, our written Code of Business Conduct and Ethics applies to all of our directors, officers and employees. We have also established a Code of Ethics for Chief Executive Officer and Senior Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Corporate Controller (or person performing a similar function, if any), and Vice President – Internal Audit. We have posted a current copy of both codes on our website at www.helixesg.com/about-helix/our-company/corporate-governance. In addition, we intend to post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers of, any provision of the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics, the Code of Ethics for Chief Executive and Senior Financial Officers and the Corporate Governance Guidelines are available free of charge to any shareholder in print upon request sent to the Corporate Secretary at Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.
Attendance at the Annual Meeting
The Board holds a regular meeting immediately preceding and/or immediately after each year’s Annual Meeting of Shareholders. Therefore, members of the Board generally attend Helix’s Annual Meetings of Shareholders. The Board encourages its members to attend the Annual Meeting, but does not have a written policy regarding attendance at the meeting. All members of the Board attended the 2023 Annual Meeting of Shareholders.
Mandatory Retirement Policy
The Board has a mandatory retirement policy for directors such that no person may be a director nominee to serve for a term of service on the Board if during the applicable term he or she would reach the age of 75, and as written such policy does not contemplate waivers or exceptions.
Directors’ Continuing Education
The Board encourages all directors to attend director education programs if they believe attendance will enable them to perform better and to recognize and effectively deal with issues as they arise. To assist directors’ continuing education, Helix is a member of the National Association of Corporate Directors and from time to time Helix presents or hosts programs regarding topical matters to the Board.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	21

Corporate Governance
Risk Oversight
The Board and its committees are actively involved in overseeing risk management for Helix and Helix formally adopted an Enterprise Risk Management Policy in May 2023 to provide a framework to support the identification and mitigation of enterprise-level risks that may have a material and adverse impact on the enterprise. The five core principles of the Enterprise Risk Management Policy include: identification, mitigation, monitoring, transparency and evolution. In order to advance our business strategy, maintain our financial strength and create long-term value for our shareholders, the Board routinely assesses the major, “mission critical” risks facing Helix and various options for mitigation of those risks. Specifically, the Audit Committee is responsible for oversight with respect to processes, guidelines and policies with respect to risk assessment and risk management, including Helix’s major financial and cybersecurity risk exposures and the risk of fraud, and the steps taken to monitor and control such exposures and review of the assessment process and methodology with respect to the identification of risk assessment and risk management. Management is responsible for the day-to-day operation and oversight of Helix, and identifies and prioritizes risks associated with our business, which are discussed at Board and/or committee meetings as appropriate. We believe that our risk management responsibilities, processes and procedures serve as an effective approach for addressing the risks facing Helix, and that our Board and management structures support this approach.
Among its duties beyond its enumerated responsibilities related to risk oversight, the Audit Committee regularly reviews with the Board and management:
•	Our policies and processes with respect to risk assessment, mitigation and management;
•	Our systems of disclosure controls and internal controls over financial reporting;
•	Key credit risks;
•	Our hedging policies and transactions;
•	Cybersecurity risk and control procedures; and
•	Our compliance with legal and regulatory requirements.
Among its duties, the Compensation Committee regularly reviews with the Board and management:
•	Our compensation philosophy, policies and programs;
•	Retention risk; and
•	Alignment with shareholder interests.
Among its duties, the Corporate Governance and Nominating Committee regularly reviews with the Board and management:
•	The disclosure and reporting of any Environmental, Social and Governance (“ESG”) matters, and specifically including with respect to climate change, regarding our business and industry;
•	Shareholder concerns and matters regarding corporate governance; and
•	Succession planning.
The Board’s risk oversight process builds upon management’s risk assessment and mitigation efforts, and the Board works directly with management in establishing strategic planning and enterprise risk management processes for risk oversight identification, reporting and monitoring. Our finance, legal (which includes compliance, human resources, contracts and insurance functions) and internal audit departments serve as the primary monitoring and testing functions for company policies and procedures, and manage the day-to-day oversight of our risk management strategy. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels, and specifically includes Helix’s safety programs, initiatives and incident reporting. Management regularly reports on these risks to the Board and its relevant committees, and additional review and reporting of risks are conducted as appropriate. All committees report to the Board, including when a matter rises to the level of a material risk.
In addition to reports from its committees, the Board receives presentations throughout the year from various members of management that include discussion of risks as necessary and appropriate, including risks associated with proposed transactions. At each Board
22	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance
meeting, our Chief Executive Officer addresses matters of particular importance or concern, including any significant areas of risk that may call for Board attention, whether commercial, operational, legal, regulatory or other type of risk. Additionally, the Board reviews our short-term and long-term strategies, including consideration of significant risks facing Helix and the impact of such risks.
Corporate Sustainability
Helix understands the important role we play as a steward of the people, communities and environments we serve, and we regularly look for ways to emphasize and improve our own sustainability record. Our core business values and priorities of Safety, Sustainability and Value Creation incorporate ESG initiatives and support our vision as a preeminent offshore energy transition company with a top-down approach led by the Board and management.
In line with these values, the Board, and more specifically the Corporate Governance and Nominating Committee, and management are committed to implementing and improving sustainability initiatives throughout our business. This commitment is further disclosed in our annual Corporate Sustainability Report, the most recent version of which was published in November 2023, which builds upon our disclosures and transparency related to Helix’s operational, environmental, safety performance and human capital metrics. In the Report, we detail our climate change risks and opportunities, the management and strategy we employ with respect to such risks and opportunities, the composition of our workforce and our 2021 Scope 1, Scope 2 and Scope 3 greenhouse gas (“GHG”) emission metrics, including target GHG emission reductions. Sustainability at Helix is not viewed as a static goal, but rather a process embedded within our organization that we refine to improve the health and safety of our employees and lessen the environmental impact of our operations amongst other goals.
Our Corporate Sustainability Report reflects our commitment to transition to a more sustainable future and continue the discussion regarding ESG in current and future disclosures, all of which we believe further creates value for our investors, customers and employees.
To read the current Report on Helix’s homepage (located at www.helixesg.com), select Corporate Sustainability under the About Helix heading and scroll down to the link for the 2023 Corporate Sustainability Report.

Helix
ENERGY SOLUTIONS

Corporate Sustainability Report

2023

www.helixesg.com

Helix Energy Solutions Group, Inc.	2024 Proxy Statement	23

Corporate Governance
The Board and Sustainability
The Board is focused on not only Helix governance practices, but is actively engaged on environmental, health, safety and social issues. The Board provides meaningful insight into management’s efforts through an open dialogue. At every regular Board meeting our Chief Operating Officer or his designee reports to the Board on Helix’s performance compared to Health, Safety and Environment (“HSE”) targets set for ourselves against industry statistics, and various initiatives being implemented by HSE management. The Board also receives a report on Helix’s safety record (including total reportable incident rate, or TRIR), lost time incidents, any significant accident or illness incidents, information security matters and risks, and has the opportunity to question management.
The Corporate Governance and Nominating Committee is specifically tasked with overseeing, assessing and reviewing risks associated with corporate sustainability, including climate change. At every committee meeting, our Sustainability Officer provides an update with respect to the disclosure and reporting of our sustainability strategy, including the expansion of climate strategy throughout our organization. The Board utilizes this information to inform our overall corporate strategy including decisions with respect to capital allocation.
Our services are key in supporting a global energy transition by maximizing production of existing oil and gas reserves, decommissioning end-of-life oil and gas fields and supporting renewable energy developments. Our core operations have long included evaluating and mitigating risks and opportunities associated with climate change and our Climate Change Action Committee, comprised of key leaders from HSE, legal, our business units and executive management, helps guide and improve our sustainability strategy with respect to climate change targets and related policies and programs.
Throughout the year the Climate Change Action Committee convenes to evaluate Helix’s impact on climate change and our go-forward strategies and disclosures of emissions.
From a social perspective, the Board and management recognize their leadership responsibility in embracing our vision and core values. The Board is focused on maintaining an ethical culture at all levels within our organization. The Audit Committee receives an update from management at every regular committee meeting outlining the Company’s compliance initiatives, including adherence to the Company’s Code of Business Conduct and Ethics. The Board also receives regular educational updates on matters such as anti-corruption, legal and regulatory developments and specific risks in the geographic areas in which we operate or seek to operate. As part of this process, Helix has adopted a Statement on Human Rights and Supplier and Vendor Expectations, both of which can be found on our website at www.helixesg.com/about-helix/our-company/corporate-governance.
The Board is also invested in maintaining Helix’s employee culture, including embracing diversity and inclusion. As of December 31, 2023 Helix employed 2,531 employees worldwide, representing 37 nationalities. The Board believes that employing people with different backgrounds, experience and perspectives makes Helix a stronger company.
24	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance
Meetings of the Board and Committees
The Board currently has, and appoints members to, three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Each committee acts under the terms of a written charter, copies of which are available on our website at www.helixesg.com/about-helix/our-company/corporate-governance. A copy of each charter is available free of charge to any shareholder upon request sent to the Corporate Secretary at Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.
The following table summarizes the current membership of the Board and each of its committees as well as the number of times each met during 2023. Members were elected to each committee based upon the recommendation of the Corporate Governance and Nominating Committee followed by a vote of the Board. Each member of each committee is “independent” as defined by applicable NYSE and SEC rules.
Name	Board	Audit	Compensation	Corporate Governance and Nominating
Mr. Gatti
Ms. Glassman
Ms. Harris
Mr. Kratz
Mr. Little
Mr. Lovoi
Ms. Nelson
Mr. Transier
Number of Meetings in 2023
Regular	5	6	4	4
Special	6	0	1	1
Chair	Member
Board Attendance
During 2023, the Board held a total of eleven meetings. Each director attended 75% or more of the total meetings of the Board held during the time such director was a member, and each director attended 75% or more of the total meetings of the committees on which such director served.
Executive Sessions of Directors
Non-management directors regularly meet in executive sessions following Board and committee meetings without any members of management being present and at which only those directors who meet the independence standards of the NYSE are present, provided, however, that committees do occasionally meet with individual members of management, including the Chief Executive Officer, by invitation during executive sessions. The independent Chairman presides at executive sessions of the independent directors. In the case of an executive session of independent directors held in connection with a committee meeting, the Chair of the applicable committee presides.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	25

Corporate Governance
Audit Committee
The Audit Committee currently is composed of four independent directors: Ms. Nelson, Chair, Ms. Glassman, and Messrs. Lovoi and Transier. The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibility to our shareholders, potential shareholders, the investment community and others relating to: (i) the integrity of our financial statements, (ii) the effectiveness of our internal control over financial reporting, (iii) our compliance with legal and regulatory requirements, (iv) the performance of our internal audit function and independent registered public accounting firm and (v) the independent registered public accounting firm’s qualifications and independence. Among its duties, all of which are more specifically described in the Audit Committee charter, which was most recently amended in May 2022, the Audit Committee:
•	Appoints and oversees our independent registered public accounting firm;
•	Reviews the adequacy of our accounting and audit principles and practices, and the adequacy of compliance assurance procedures and internal controls;
•	Reviews and pre-approves all non-audit services to be performed by the independent registered public accounting firm in order to maintain the accounting firm’s independence;
•	Reviews the scope of the annual audit;
•
Reviews with management and the independent registered public accounting firm our annual and quarterly financial statements, including disclosures made in management’s discussion and analysis and in our earnings press releases;

•
Discusses with management and the independent registered public accounting firm any “critical audit matters” that are being considered by the independent registered public accounting firm for inclusion in its audit opinion;

•	Meets independently with management and the independent registered public accounting firm;
•	Meets with internal audit and reviews significant reports prepared by internal audit as well as the quality and objectivity of the internal audit function;
•	Reviews corporate compliance and disclosure systems;
•
Discusses with management the processes, guidelines and policies with respect to risk assessment and risk management, including the major financial and cybersecurity risk exposures and the risk of fraud, and the steps management and our business units have taken to monitor and control such exposures;

•	Reviews corporate compliance and ethics programs and associated legal and regulatory requirements, together with management’s periodic evaluation of the programs’ effectiveness;
•	Reviews and approves related-party transactions;
•	Makes regular reports to the Board;
•	Reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval;
•	Performs an annual self-evaluation of its performance;
•	Produces an annual report for inclusion in our proxy statement; and
•	Performs such other duties as may be assigned by the Board from time to time.
Audit Committee Independence
The Board has affirmatively determined that all members of the Audit Committee (i) are considered “independent” as defined under NYSE Rule 303A and (ii) meet the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1).
Designation of Audit Committee Financial Experts
The Board has determined that each member of the Audit Committee is financially literate and that Ms. Nelson and Mr. Transier are “audit committee financial experts,” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002, and have financial management expertise as required by the NYSE listing rules. For more information regarding the Audit Committee, see the “Report of the Audit Committee” on page 35.
26	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance
Compensation Committee
The Compensation Committee currently is composed of four independent directors: Mr. Lovoi, Chair, Ms. Harris, and Messrs. Gatti and Little. The Compensation Committee is appointed by the Board to assist the Board in discharging its responsibilities relating to the compensation of our executive officers. The Compensation Committee has the responsibilities described in the Compensation Committee charter, which was most recently amended in December 2022, including the overall responsibility for reviewing, evaluating and approving Helix’s executive officer compensation plans, policies, programs and agreements (to the extent such agreements are considered necessary or appropriate by the Compensation Committee). The Compensation Committee is also responsible for reviewing and recommending to the Board whether the “Compensation Discussion and Analysis” should be included in our proxy statement. Among its duties, all of which are more specifically described in its charter, the Compensation Committee has the responsibility to:
•	Review our overall compensation philosophy and objectives;
•	Make recommendations to the Board with respect to our 2005 Long Term Incentive Plan, our Employees’ 401(k) Savings Plan, our Employee Stock Purchase Plan (“ESPP”), and any other equity-based plans;
•
Commission independent consultants to assist the committee in the evaluation of independent board member and executive officer compensation, as discussed in our “Compensation Discussion and Analysis” below;

•
Review and approve employment, severance, change in control agreements and other compensatory arrangements with our executive officers, as the committee determines are appropriate, in consultation with the Board;

•	Review and approve annually executive officer compensation and compensatory arrangements, including base salary and short-term and long-term incentive compensation, in consultation with the Board;
•	Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval;
•	Perform an annual self-evaluation of its performance;
•
Oversee the development and management of our human capital management policies, strategies and initiatives, including but not limited to those regarding diversity, equity and inclusion as well as our employee culture, relations and engagement; and

•	Perform such other duties as may be assigned by the Board from time to time.
Compensation Committee Independence
The Board has affirmatively determined that all members of the Compensation Committee are considered “independent” as defined under NYSE Rule 303A.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	27

Corporate Governance
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee currently is composed of four independent directors: Mr. Gatti, Chair, Mmes. Glassman and Harris, and Mr. Little. The Corporate Governance and Nominating Committee is appointed by the Board to take a leadership role in shaping the corporate governance and business standards of the Board and Helix. The Corporate Governance and Nominating Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board, oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently, and identifies best practices and recommends corporate governance principles, including giving proper attention and effective responses to shareholder concerns regarding corporate governance.
The Corporate Governance and Nominating Committee has the responsibilities specifically described in the Corporate Governance and Nominating Committee charter, which was most recently amended in February 2022, and the Corporate Governance Guidelines, including the responsibility to:
•	Identify and evaluate potential qualified director nominees and recommend director nominees to the Board;
•	Recommend to the Board the number and term of members of the Board and each committee of the Board;
•	Monitor, and recommend members for, each committee of the Board;
•	Monitor and recommend the functions of the committees of the Board;
•
Make a recommendation to the Board of whether to accept the resignation of any director who receives a greater number of “withhold authority” than votes “for” his or her election in an uncontested election;

•	Periodically review and recommend to the Board appropriate Board leadership structure;
•	Periodically review and revise our corporate governance principles as appropriate;
•	Oversee director orientation process and education regarding Helix’s business, structure, management and director responsibilities, as well as emerging governance issues and trends;
•	Review and make recommendations to the Board regarding notifications made to the committee by directors concerning service on other boards or any material change in employment or other circumstances;
•	Oversee, assess and review the disclosure and reporting of any ESG matters, including with respect to climate change, regarding Helix’s business and industry;
•
Give appropriate consideration to shareholder concerns and proposals regarding corporate governance matters concerning the Board, and provide input for any response by Helix to such concerns or proposals;

•	Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval;
•	Perform an annual self-evaluation of its performance and the performance of the Board as a whole; and
•	Perform such other duties as may be assigned by the Board from time to time.
Sustainability
The Corporate Governance and Nominating Committee is responsible for matters related to ESG, including:
•	Overseeing, assessing and reviewing the disclosure and reporting of any ESG matters regarding our business and industry;
•	Understanding and overseeing risks associated with sustainability, including climate change;
•	Examining ways to emphasize and improve our ESG record in recognition of the important role we play as a steward of the people, communities and environments we serve; and
•	Overseeing the incorporation of ESG initiatives into our core business values and priorities of Safety, Sustainability and Value Creation.
28	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance
Director Nomination Process
Process for Director Nominations — Shareholder Nominees
The policy of the Corporate Governance and Nominating Committee is to consider properly submitted recommendations of director nominees by shareholders as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating these nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability and to address the membership criteria set forth below under “Director Qualifications and Diversity.” Any shareholder recommendations for director nominees for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043. In addition, our By-laws permit shareholders to nominate directors for consideration at an Annual Meeting of Shareholders. However, in order to be considered at this year’s Annual Meeting, nominations were required to be received by us prior to the date of this proxy statement.
Neither the Corporate Secretary nor the Corporate Governance and Nominating Committee received any recommendations for director nominees from any shareholder or group of shareholders during 2023 or to date in 2024. As such, Ms. Glassman, Mr. Gatti and Mr. Kratz are the only directors standing for election at the Annual Meeting.
Shareholders may nominate persons for election to the Board to be considered at next year’s Annual Meeting of Shareholders in accordance with the procedure set forth on page 89.
Director Qualifications and Diversity
The Corporate Governance and Nominating Committee has established certain criteria with respect to the desired skills and experience for prospective Board members, including those candidates recommended by the committee and those properly nominated by shareholders. The Board, with the assistance of the Corporate Governance and Nominating Committee, selects potential new Board members using criteria and priorities established from time to time. Desired personal qualifications for director nominees include industry knowledge, intelligence, insight, practical wisdom based on experience, the highest professional and personal ethics and values, leadership skills, integrity, strength of character and commitment. Nominees should also have broad experience at the policy-making level in business and possess a familiarity with complex business organizations and one or more of our business lines or those of our customers. Nominees should have the independence necessary to make an unbiased evaluation of management performance (including with respect to Compensation Committee responsibilities) and effectively carry out their oversight responsibilities, and be committed to enhancing shareholder value. Nominees should have sufficient time to carry out their duties. Service on other boards of public companies should be limited to a number that permits nominees, given their individual circumstances, to perform responsibly all director duties to Helix and our shareholders. Specifically, in accordance with our Corporate Governance Guidelines, our directors may not serve on the boards of more than three public companies other than Helix or, if the director is the Chief Executive Officer of Helix or the equivalent of another public company, on the boards of more than one public company other than Helix. Each director must represent the interests of our shareholders.
The Board defines diversity expansively and has determined that it is desirable to have diverse viewpoints, professional experiences, backgrounds (including gender, race, ethnicity and educational backgrounds) and skills, with the principal qualification of a director being the ability to act effectively on behalf of Helix’s shareholders. In accordance with our Corporate Governance Guidelines, in order to promote Board diversity, any initial list of director candidates developed by the Corporate Governance and Nominating Committee to fill any vacancy in Board membership should include one or more qualified candidates who are diverse in either gender, race and/or ethnicity, and any third-party consultant engaged by or on behalf of the Corporate Governance and Nominating Committee to assist in developing any such initial list shall be requested to include one or more of such candidates.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	29

Corporate Governance
Identifying and Evaluating Nominees for Directors
The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating director nominees. The committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected, due to retirement or otherwise, which the Board would seek to fill. In the event that vacancies are anticipated or otherwise arise which the Board would seek to fill, the Corporate Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the committee through current Board members, professional search firms, shareholders or other parties. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year.
As described above, the Corporate Governance and Nominating Committee considers properly submitted recommendations of director nominees by shareholders. Following verification of the shareholder status of persons proposing director nominees, recommendations are considered by the Corporate Governance and Nominating Committee at a regularly scheduled meeting, which is generally its first or second meeting prior to the issuance of the proxy statement for the Annual Meeting of Shareholders. If any materials are provided by a shareholder in connection with the shareholder’s recommendation of a director nominee, those materials are forwarded to the Corporate Governance and Nominating Committee.
The Corporate Governance and Nominating Committee may also review materials provided by current Board members, professional search firms or other parties in connection with a nominee who was not proposed pursuant to a shareholder recommendation. In evaluating all nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.
Compensation Committee Interlocks and Insider Participation
During 2023, no member of the Compensation Committee was an officer or employee of Helix or any of our subsidiaries, nor was formerly an officer of Helix or any of our subsidiaries, nor had any relationships requiring disclosure by us under Item 404 of Regulation S-K under the Exchange Act.
During 2023, no executive officer of Helix served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one or more of whose executive officers served on the Compensation Committee of the Board, (ii) a director of another entity, one or more of whose executive officers served on the Compensation Committee of the Board or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one or more of whose executive officers served as a member of the Board.
30	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Director
Compensation
2023 Director Compensation Table
The following table sets forth compensation that was earned or paid during the one-year period ended December 31, 2023 for each member who served on the Board during all or part of 2023.
Name(1)	Fees Earned or Paid in Cash(4)(5)	Stock Awards(6)(7)	All Other Compensation	Total
Amerino Gatti	$-0-	$299,217	$-0-	$299,217
Diana Glassman(2)	$99,103	$150,000	$-0-	$249,103
Paula Harris(3)	$-0-	$274,669	$-0-	$274,669
T. Mitch Little	$90,000	$172,656	$-0-	$262,656
John V. Lovoi	$121,250	$150,000	$-0-	$271,250
Amy H. Nelson	$118,424	$150,000	$-0-	$268,424
William L. Transier	$253,750	$150,000	$-0-	$403,750
(1)	Mr. Kratz is not included in the table because he does not receive any compensation for serving on the Board.
(2)	Ms. Glassman joined the Audit Committee in September 2023.
(3)	Ms. Harris joined the Corporate Governance and Nominating Committee in September 2023.
(4)
The annual retainer for each member of the Board, the retainer related to the applicable Board member’s serving as a Chair of a committee and/or as Chairman of the Board, and the retainer related to the applicable Board member’s serving as a member of a committee are paid quarterly. Directors have the option of taking Board and committee retainers (but not expenses) in the form of restricted stock. See “Summary of Director Compensation and Procedures” below. Ms. Harris and Mr. Gatti received their retainers in restricted stock for their service in 2023.

(5)
In this column we are required to report all fees either earned or paid to directors during 2023. As a result, fees earned in 2022 for fourth quarter service in 2022 but paid in 2023 are also included; thus the dollar amount represents fees paid for five (not four) successive quarters. Fees earned in 2022 but paid in 2023 were as follows: Ms. Glassman, $16,250; Ms. Nelson, $21,250; Mr. Transier, $48,750 and Mr. Lovoi, $21,250. Information with regard to Ms. Harris and Messrs. Gatti and Little is included in footnote 7 below.

(6)
Amounts shown in this column represent the grant date fair value of the restricted stock as calculated in accordance with the provisions of FASB Accounting Standard Codification (ASC) Topic 718. The value ultimately realized by each director may or may not be equal to the FASB ASC Topic 718 determined value.

(Footnotes continue on following page.)
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	31

Director Compensation
(7)	The grant date fair value of the restricted stock awarded with respect to the year ended December 31, 2023 to each director, computed in accordance with FASB ASC Topic 718, is as follows:
Name	Date of Grant		Number of Shares	Grant Date Fair Value
Mr. Gatti	December 7, 2022	(a)	25,126	$150,000
	January 1, 2023	(b)	3,282	$24,219
	April 1, 2023	(b)	4,037	$31,246
	July 1, 2023	(b)	4,234	$31,247
	October 1, 2023	(b)	2,798	$31,254
	January 1, 2024	(b)	3,040	$31,251
Ms. Glassman	December 7, 2022	(a)	25,126	$150,000
Ms. Harris	December 7, 2022	(a)	25,126	$150,000
	January 1, 2023	(b)	2,858	$21,094
	April 1, 2023	(b)	3,230	$25,000
	July 1, 2023	(a)	3,388	$25,004
	October 1, 2023	(b)	2,278	$25,445
	January 1, 2024	(b)	2,736	$28,126
Mr. Little	December 7, 2022	(a)	25,126	$150,000
	January 1, 2023	(b)	3,070	$22,656
Mr. Lovoi	December 7, 2022	(a)	25,126	$150,000
Ms. Nelson	December 7, 2022	(a)	25,126	$150,000
Mr. Transier	December 7, 2022	(a)	25,126	$150,000
(a)	Represents the annual equity grant made in December 2022 for 2023 Board service.
(b)	Represents the payment of retainer and Board and committee fees for the fourth quarter of 2022 and each quarter of 2023.
Additionally, on December 6, 2023, each non-employee director was issued 17,007 shares of restricted stock having a grant date fair value of $150,000 representing their annual grant for future Board service.
As of December 31, 2023, unvested restricted stock held by each non-employee director who served during all or part of 2023 is as follows:
Name	Shares of Unvested Restricted Stock Outstanding(1)
Mr. Gatti	58,274
Ms. Glassman	17,007
Ms. Harris	29,414
Mr. Little	37,413
Mr. Lovoi	17,007
Ms. Nelson	17,007
Mr. Transier	17,007
(1)	Does not include January 1, 2024 grant of 3,040 shares of restricted stock to Mr. Gatti, and 2,736 shares of restricted stock to Ms. Harris for fourth quarter 2023 service.
32	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Director Compensation
Summary of Director Compensation and Procedures
In 2023, our non-employee director compensation structure had three components: (i) director, Chairman of the Board and committee Chair retainers, (ii) committee retainers and (iii) annual equity-based compensation currently in the form of restricted stock awards. We also reimburse our non-employee directors for their reasonable out-of-pocket expenses related to attending Board and committee meetings. We re-evaluate director compensation on an annual basis based on the compensation of directors by companies in our Benchmarking Peer Group and other relevant facts and circumstances. For more information on our Benchmarking Peer Group, see the “Compensation Discussion and Analysis – Competitive Benchmarking Process” starting on page 46.
In 2023, our non-employee director cash retainers were as follows, in each case paid on a quarterly basis:
•	All non-employee directors received an annual director’s retainer of $70,000;
•	The independent Chairman of the Board received an annual retainer of $125,000 for such service;
•	Each committee Chair received an annual retainer of $20,000; and
•	Each non-Chair member of each committee received an annual retainer of $10,000.
Non-employee directors have the option of taking Board and committee retainers and fees (but not expenses) in the form of restricted stock, pursuant to the terms of our 2005 Long Term Incentive Plan. An election to take retainers and fees in the form of cash or stock is made by directors prior to the beginning of the subject fiscal year (and if no election is made, retainers and fees are paid in cash). Directors taking retainers and fees in the form of restricted stock receive a stock award for service during a quarter on or about the first business day of the next quarter in an amount equal to 125% of the cash equivalent of his or her retainers and fees, with the number of shares determined by the closing stock price on the last trading day of the fiscal quarter for which the retainers and fees were earned. These awards fully vest two years after the first day of the year in which the grant is made. Ms. Harris and Mr. Gatti elected to take retainers and fees earned in 2023 in the form of restricted stock. Ms. Harris has elected to take retainers and fees in the form of restricted stock for 2024.
Upon joining the Board and on the date of each regularly scheduled December Board meeting thereafter, a director receives a grant of restricted stock, with a grant value of $150,000 and a one-year vesting term. These grants are made pursuant to the terms of our 2005 Long Term Incentive Plan. All grants are subject to immediate vesting on the occurrence of a Change in Control (as defined in the 2005 Long Term Incentive Plan). The grant of stock options is not currently an element of director compensation.
Our Chief Executive Officer did not receive any cash or equity compensation for his service on the Board in addition to the compensation payable for his service as an employee of Helix.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	33

Certain
Relationships
Related Party Transactions
In accordance with its charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. The Audit Committee has adopted a written Statement of Policy With Respect to Related Party Transactions, which was most recently amended in May 2023. It is our policy to approve and enter into transactions with a related party (as defined below) only when the Board, acting through the Audit Committee, determines that a transaction with a related party is in, or not inconsistent with, the best interests of Helix and our shareholders. The Audit Committee will consider all relevant facts and circumstances available to the Audit Committee to determine whether a related party transaction is in, or not inconsistent with, those best interests, including the benefits to us, the impact on a director’s independence if the related party is a director or a party related to a director, the availability of other sources for the product or services, the terms of the transaction and the terms available from unrelated third parties. The policy covers any transaction, arrangement or relationship in which we are a participant and in which a related party has a direct or indirect interest, other than transactions available to all employees generally or transactions involving less than $120,000. A “related party” includes any person that served as an executive officer or director of Helix during the last fiscal year, a person that beneficially owns more than 5% of any class of our outstanding voting securities, and a person that is an immediate family member of either of the foregoing or an entity that is controlled by any of the foregoing.
During 2023, as required to be reported under Item 404 of Regulation S-K, Helix was not a party to any transaction or series of transactions in which a related party had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Director Compensation” above and “Executive Compensation” below.
There are no family relationships among any of our directors, nominees for directors or executive officers.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted procedures for pre-approving all audit services, review and attest engagements, and permissible non-audit services to be performed by the independent registered public accounting firm. These procedures include reviewing an annual budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. During the year, circumstances may arise such that it becomes necessary to engage the independent registered public accounting firm for services in excess of those contemplated by the budget or for additional services. The Audit Committee charter includes specific pre-approval procedures with respect to tax-related services.
The Audit Committee charter delegates pre-approval authority in certain circumstances to the Chair of the Audit Committee, provided the Chair reports any approvals to the Audit Committee at its next meeting. For all types of pre-approval, the Audit Committee considers whether these services are consistent with the SEC rules regarding auditor independence.
The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that these services are within the parameters approved by the Audit Committee. None of the fees in 2023 were for services approved by the Audit Committee pursuant to the de minimis exception in Rule 2-01 of Regulation S-X.
All fiscal year 2023 professional services by KPMG LLP were pre-approved.
34	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Report of the
Audit Committee
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2023 with management, our internal auditors, and KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”). In addition, the Audit Committee has discussed with KPMG the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) requirements, including Auditing Standard No. 1301, Communications with Audit Committees (AS 1301) and the applicable rules of the Securities and Exchange Committee (“SEC”). The Sarbanes-Oxley Act of 2002 (“SOX”) requires certifications by the Company’s Chief Executive Officer and Chief Financial Officer in certain of the Company’s filings with the SEC. The Audit Committee discussed the review of the Company’s reporting and internal controls undertaken in connection with these certifications with the Company’s management and KPMG. The Audit Committee also reviewed and discussed with the Company’s management and KPMG their respective reports on internal control over financial reporting in accordance with Section 404 of SOX. The Audit Committee has further periodically reviewed such other matters as it deemed appropriate, including other provisions of SOX and rules adopted or proposed to be adopted by the SEC and the New York Stock Exchange.
The Audit Committee also has received the written communications from KPMG regarding the auditor’s independence pursuant to the applicable requirements of the PCAOB Ethics and Independence Rule 3526, and it has reviewed, evaluated and discussed the written disclosures with KPMG and its independence from the Company. The Audit Committee also has discussed with the Company’s management and KPMG such other matters and received such assurances from them as it deemed appropriate.
Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Company’s audited financial statements for the year ended December 31, 2023 in the Company’s Annual Report on Form 10-K for such year filed with the SEC.
The Audit Committee:
Amy H. Nelson, Chair
Diana Glassman
John V. Lovoi
William L. Transier
This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	35

Proposal 2:
Ratification of Independent
Registered Public Accounting Firm
KPMG served as our independent registered public accounting firm in 2023, having provided audit and financing services since their appointment in May 2016.
Our Audit Committee has the authority to retain, oversee, evaluate and terminate our independent registered public accounting firm. Pursuant to such authority, the Audit Committee has appointed KPMG, an independent registered public accounting firm, as auditors to examine the financial statements of Helix for the fiscal year ending December 31, 2024, and to perform other appropriate accounting services.
Although our By-laws do not require that shareholders ratify the appointment of KPMG as our independent registered public accounting firm, the Board has determined to submit the selection of KPMG for ratification by the shareholders. If the shareholders do not ratify the appointment of KPMG, the adverse vote will be considered as a direction to the Audit Committee to consider selecting other auditors for the next fiscal year. However, it is contemplated that the appointment for the fiscal year ending December 31, 2024 will be permitted to stand unless the Audit Committee finds reasons for making a change. It is understood that even if the selection of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Helix and our shareholders.
We expect that representatives of KPMG will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.
Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years in each of the following categories were:
	2023	2022
	(In Thousands)
Audit Fees(1)	$2,835	$3,045
Audit-Related Fees	0	0
Tax Fees(2)	55	45
All Other Fees	0	0
Total	$2,890	$3,090
(1)
Audit fees include fees related to the following services: the annual consolidated financial statement audit (including required quarterly reviews), subsidiary audits, audits of internal controls over financial reporting, comfort letters, statutory audits and consultations relating to the audit or quarterly reviews.

(2)	Tax fees relate to tax compliance work in the United States.
Vote Required
The ratification of KPMG requires the affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting.

Board of Directors Recommendation
The Board recommends that you vote “FOR” the ratification of the selection of KPMG as Helix’s independent registered public accounting firm set forth in this Proposal 2.

36	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Compensation Discussion
and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes Helix’s 2023 executive compensation program, including the philosophy behind the program, how the Compensation Committee made compensation decisions in 2023, and the level and elements of 2023 compensation for each of our “named executive officers” (“NEOs”). The Compensation Committee encourages you to read this CD&A carefully and consider it when conducting your “say on pay” vote on the 2023 compensation of our NEOs. Although this is a non-binding advisory vote, the Compensation Committee considers the outcome of the vote when making future compensation decisions.
Executive Summary and Recommendation
Executive Summary
For 2023 our four NEOs consisted of the following individuals, who are our only executive officers:

Owen Kratz President and Chief Executive Officer	Scotty Sparks Executive Vice President and Chief Operating Officer	Erik Staffeldt Executive Vice President and Chief Financial Officer	Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary

As shown throughout this CD&A, in upholding our commitment to our shareholders, for 2023 compensation the Compensation Committee continued to:
•	Establish an appropriate Benchmarking Peer Group and pay our NEOs at approximately the median level, with an opportunity to earn greater overall compensation if warranted by our performance;
•	Maintain a short-term incentive (“STI”) program, updated in 2023 to be based on both stretch Adjusted EBITDA goals and a balanced scorecard of Environmental, Social and Governance (“ESG”) metrics;
•	Approve a long-term incentive program tied to the performance of our common stock and other financial metrics;
•	Impose stock performance requirements as compared to a formulaically selected performance peer group in connection with payout of performance share unit (“PSU”) awards;
•	Take steps designed to conserve the Company’s share count and avoid potential dilution; and
•	Consider the outcome of our “say on pay” votes and our shareholders’ views when making future compensation decisions for our NEOs.
The Compensation Committee and management believe that the Company’s 2023 executive compensation:
•	Appropriately reflects Helix’s financial performance for the year as well as for longer-term value creation;
•	Demonstrates alignment of our NEOs’ interests with those of our shareholders;
•	Includes an appropriate overall mix of short- and long-term incentives designed to enhance shareholder value;
•	Advances Helix’s mission and business strategy; and
•	Helps attract, motivate and retain the key talent needed to deliver Helix’s long-term success.
Recommendation
For these reasons, the Board recommends that shareholders vote to approve the 2023 compensation of Helix’s NEOs.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	37

Compensation Discussion and Analysis
Company Highlights
Helix and Industry Overview
Helix is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention, robotics and full field decommissioning operations. Our services are key in supporting a global energy transition by maximizing production of existing oil and gas reserves, decommissioning end-of-life oil and gas fields, and supporting renewable energy developments. We provide a range of services to the oil and gas and renewable energy markets primarily in the Gulf of Mexico (deepwater and shelf), U.S. East Coast, Brazil, North Sea, Asia Pacific and West Africa regions.
Demand for our services is primarily influenced by the condition of the oil and gas and the renewable energy markets and, in particular, the willingness of offshore energy companies to spend on operational activities and capital projects. The performance of our business is largely affected by the prevailing market prices for oil and natural gas. Demand for decommissioning, which includes a variety of services such as well plug and abandonment (“P&A”) and removal of associated infrastructure, seabed reclamation and remediation, and site inspections, is affected by commodity prices as well as governmental regulations and political forces globally. We support the energy transition to renewable energy through our services in offshore wind farm developments, with demand for our services affected by factors including the pace of consumer shift towards renewable energy sources, global electricity demand, technological advancements, geographic expansion of offshore renewable energy projects, and government subsidies for renewable energy projects.
Oil prices came down from their highs in 2022 but have remained robust during 2023. Global demand for oil continues to experience growth, and we expect the current market conditions will support continued customer spending for the industry. Despite the current commodity price environment, uncertainties to commodity price stability persist. We expect these factors will continue to contribute to commodity price volatility with the potential to temper customer spending for oil and gas projects.
We are seeing oil and gas companies continue to invest in long-cycle exploration projects in addition to maintaining and/or increasing production from their existing reserves. We also expect growth in our renewables services as the energy market transitions to continued renewable energy developments. Lastly, as the subsea tree base expands, as government regulations continue to place stronger emphasis on decommissioning aged wells, and as customers shift resources to renewable energy, the demand for P&A services should grow. We believe that we have a competitive advantage in performing these services efficiently. For a more comprehensive discussion of our economic outlook and industry influences, see Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations, beginning on page 35 of our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 29, 2024 (our “2023 Annual Report”).
Helix Performance
Helix’s 2023 executive compensation, to which this CD&A relates, reflected our strong operating performance. During 2023, we continued to reap the benefits of our energy transition strategy with significant improvements in our results as compared to 2022. Utilization and rates improved across all of our operating segments in 2023, benefitting from a strong oil and gas market, continued customer demand for our renewables offerings and robust decommissioning demand across the globe. We executed a number of transactions during 2023 that demonstrate our commitment to our strategy and outlook for the markets we serve, including entering into charter agreements and extensions, acquiring assets to be used in our shallow water decommissioning operations in the Gulf of Mexico, and extending our agreement for services for the Helix Producer 1.
Our expectations and goals align with the underlying belief that fossil fuels will not be eliminated from consumption, but rather there will be a gradual global transition from relying primarily on fossil fuels to a more balanced approach that includes renewable energy, such as wind farms and other alternative fuels. Our services facilitate both the responsible transition from a carbon-based economy and extending the value and therefore the life cycle of underutilized wells, which in turn mitigates the need to drill new wells.
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Compensation Discussion and Analysis
Helix Financial Results
Our strong operational performance in 2023 was reflected in our financial results. Notably, 2023 marked our sixth consecutive year of generating positive Free Cash Flow,1 which increased from $18 million in 2022 to $134 million in 2023. As shown in the chart below, in 2023 we generated significant year-over-year improvements in each of Adjusted EBITDA,1 revenue and net income.2 In 2023 our Adjusted EBITDA more than doubled from 2022 to $273 million, our revenue increased by nearly 50% year over year to $1.29 billion, and we realized a net loss of $11 million as compared to a net loss of $88 million the prior year. Importantly, the 2023 net loss calculation included two meaningful one-time events that negatively impacted our results, namely (1) the increase in the value of the earn-out consideration to be paid in connection with the Alliance acquisition and (2) charges incurred from the repurchase of a significant portion of our Convertible Senior Notes due 2026. Both events represented positive strategic developments for Helix in 2023, but without them our income results would have improved even further.
Five-Year Results ($ in millions)

Our stock price also continued on an upward trajectory in 2023, closing at $10.28 per share on December 31, 2023 compared to $7.38 on December 31, 2022 and $3.12 on December 31, 2021. For the period ended December 31, 2023, our three-year total shareholder return (“TSR”) performed in the top third of our 2021 PSU peer group of companies, as shown in the following chart. We define TSR for this three-year period as the average stock price for the 20 trading days prior to December 31, 2023 divided by the average stock price for the 20 trading days prior to January 1, 2021, including dividends paid.
Total Shareholder Return 2021-2023

[1]
Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. For a reconciliation of these financial measures to reported net income (loss), cash flows from operating activities and long-term debt, respectively, see “Non-GAAP Financial Measures” on pages 37-38 of our 2023 Annual Report.

[2]	Represents net income (loss) attributable to common shareholders.
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Compensation Discussion and Analysis
Representative of our strong balance sheet, ample liquidity, expectations of a robust offshore services market and our positive financial outlook, in February 2023 the Board authorized a share repurchase program of up to $200 million. We believe the program will be beneficial to and in the best interests of the Company and its shareholders, and should allow us to increase shareholder value while maintaining adequate cash and liquidity to fund our operations and investment opportunities.
We made significant improvements in our balance sheet in 2023, simplifying our capital structure by extending the maturity of our debt by issuing $300 million of Senior Notes due 2029 in order to repurchase and retire our Convertible Senior Notes due 2026 and eliminate the associated potential dilution overhang. We continue to execute on our capital allocation philosophy and use Free Cash Flow to maintain low levels of net debt and high levels of liquidity, invest in targeted acquisitions that complement and further our strategy, and return value to shareholders through share repurchases.
Over the 2021-2023 Performance Period, Helix generated a cumulative $283 million of Free Cash Flow
Understanding these metrics helps depict the strong performance and overall financial health of our Company, the prudence with which we navigated recent challenges, and our positioning to continue capitalizing on the current market. In 2023 we continued to adapt to our environment and position ourselves for future success. Looking ahead, despite a backdrop of a somewhat uncertain macro environment globally, we expect to deliver another strong year of performance.
We remain committed to working hard for our shareholders in every type of market environment, managing through down cycles and volatility and capitalizing on opportunities. We strive to:
•	Focus on our strategy of maximizing production of existing oil and gas reserves, decommissioning end-of-life oil and gas fields, and supporting renewable energy developments;
•	Emphasize our core business values and priorities of Safety, Sustainability and Value Creation;
•	Prioritize safe operational execution and minimize operational downtime;
•	Simplify our capital structure, including debt management, liquidity requirements and returning value to our shareholders;
•
Explore and diversify our business, whether via broader capabilities such as our acquisition of Alliance, new geographical regions such as bringing the Q7000 to new markets or growing our trenching presence in the Asia Pacific region, or expanding our core client base;

•	Deliver on our commitments to human capital resources, through candidate attraction, employee retention and talent management; and
•	Champion and communicate our strong sustainability record, recognizing our important role as a steward of the people, communities and environments we serve.
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Compensation Discussion and Analysis
How Our Compensation Program Works
With the cyclicality of our industry and given our commitment to creating long-term value for our shareholders, a significant portion of our compensation program is performance-based and at-risk. Our program is designed to incentivize and reward our executives for achieving stretch financial performance goals and outperforming our industry peers. Although our compensation program is focused primarily on longer-term performance, the realized compensation of our NEOs is designed also to reflect financial performance based on annual budgeted goals.
The “Compensation of CEO Relative to Stock Price and EBITDA” chart on the following page (the “CEO Compensation Chart”) compares the target and realized compensation of our President and Chief Executive Officer (our “CEO”), Helix’s Adjusted EBITDA, and Helix’s stock price for the years 2019 through 2023. Target compensation includes base salary, STI target, and grant date fair value of annual long-term incentive awards in each respective year. As the chart illustrates, in 2020, reflective of our then-continued financial success prior to the COVID-19 pandemic, our CEO’s long-term incentive award was increased by $400,000 over that in 2019. At his own recommendation in response to negative changes in the market environment and unrelated to any performance issues, in 2021 the Compensation Committee agreed to significantly reduce our CEO’s target compensation, by reducing his 2021 long-term incentive award to $1.1 million from $3.6 million the previous year. In 2022, following outlook stabilization and in a return to market practices, our CEO’s long-term incentive award was restored to the prior $3.6 million level, where it was held flat for 2023. The realized compensation for our CEO from 2019 through 2023 includes base salary paid in each year, STI paid in respect of each year, and the value of the payout of long-term incentive compensation that vested immediately following the relevant performance period.
As the CEO Compensation Chart illustrates, the realized compensation of our CEO from 2019 through 2023 has largely tracked the performance of the Company (measured by Adjusted EBITDA and absolute share price performance), with his realized compensation lower from prior years in 2020 and 2021, followed by increases in 2022 and 2023. Our CEO’s realized compensation decreased in 2020 in part due to the voluntary reduction to his base salary taken in connection with the ongoing COVID-19 pandemic, which reduction was reversed in 2021. The reduction of our CEO’s target compensation in 2021, including the $2.5 million reduction in his long-term incentive award, is reflected in his realized compensation in subsequent years as such 2021 long-term incentive award vests.
Our CEO’s realized compensation increased in 2023 compared to 2022 driven by the payout of STI at 179.8% of his target level due to the Company’s strong 2023 performance, along with the increased value of restricted stock and restricted stock unit (“RSU”) awards in line with the Company’s improving share price, offset in part by the significantly reduced amount of the three-year cliff vesting PSUs granted in January 2021 (notwithstanding that such PSUs paid out at a 181% performance factor as a result of (1) our TSR ranking 6th out of the 18 2021 PSU peer group companies, reflecting a 136% return, and (2) our generation of significant cumulative Free Cash Flow relative to goals established by the Compensation Committee, in each case over the three-year performance period). The relative TSR performance is shown in the “Total Shareholder Return (TSR) 2021-2023” chart above, which graphically depicts our TSR performance over the three-year performance period compared to the TSRs of those peer companies, as well as the “Total Free Cash Flow Generated 2021-2023” chart above.
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Compensation Discussion and Analysis
Compensation(1) of CEO Relative to Stock Price and EBITDA

(1)
The realized compensation levels shown include base salary paid in each year, STI paid in respect of each year, and payout of long-term incentive compensation that vested after each year (i.e., the value at the time of vesting of restricted stock, RSUs and cliff-vesting PSUs that vested immediately after the year in question).

(2)
With respect to realized amounts, value of PSU payout, as determined by our three-year performance including as compared to that of our peer group companies (as set forth in the applicable PSU award agreement), in each case vesting immediately after the applicable year.

(3)	With respect to realized amounts, value of time-vesting restricted stock and RSUs vesting immediately after the applicable year.
(4)	Represents stock price during the five-year period beginning January 1, 2019 and ending December 31, 2023.
2023 Executive Compensation Program
The following charts show the elements of 2023 executive compensation approved by the Compensation Committee, including target level STI opportunity and long-term incentives at grant date fair value. For our CEO and other NEOs, a significant portion of 2023 compensation that could be earned was based on the performance of those at-risk compensation elements (86% and 79%, respectively).

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Compensation Discussion and Analysis
As part of the compensation decision making process, Helix emphasizes performance incentives designed to align with our performance-based compensation philosophy. The Compensation Committee seeks to establish executive base pay within a competitive range of the appropriate peer group median and considers positioning relative to survey data, with an opportunity to earn greater overall compensation in the event such is warranted by our performance.
Base salaries for our NEOs in 2023 continued to reflect the individuals’ contributions to our organization and align with our compensation philosophy and benchmarking peers. For 2023, the base salary for each of our NEOs remained the same as they were for 2022, except that the base salary for our CEO was increased from $700,000 to $800,000. Prior to 2023, Mr. Kratz’s base salary had not changed since 2008, other than the temporary salary reduction in 2020 in response to the global pandemic and the subsequent restoration thereof.
The significant majority of our 2023 STI program continued to be based on Adjusted EBITDA, as the Compensation Committee continued to view this financial performance metric as the Company’s most important near-term business driver reflective of utilization, rates and cost management. Further, in recognition of the importance of ESG among our stakeholders, the Compensation Committee, with input from management and its independent compensation consultant, added a balanced scorecard of ESG-related key performance indicators (“KPIs”) to the 2023 STI program. We believe our executives should be incentivized and rewarded for performance that advances business goals and the creation of sustainable value, with the goal of leading to shareholder value creation.
Our 2023 executive long-term incentive program continued to be significantly weighted towards our stock price performance. Half of the long-term incentive award was comprised of time-vesting RSUs, the value of which depends on our absolute stock price. The other half of the award was comprised of cliff-vesting PSUs, the payout (if any) of which reflects not only the stock price at the time of payout but also the performance of the Company over a three-year performance period, as measured in equal parts by the Company’s (a) relative TSR compared to that of a formulaically selected performance peer group and (b) generation of Free Cash Flow compared to a pre-established benchmark. Consistent with the prior two years, for 2023 the Compensation Committee determined to grant RSUs and PSUs payable in either stock, cash or a combination thereof, as determined in the discretion of the Compensation Committee.
In September 2023 the Board adopted a Mandatory Recoupment Policy to comply with the final clawback rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) and the listing standards set forth in the New York Stock Exchange (“NYSE”) Listed Company Manual (the “Listing Standards”). The Mandatory Recoupment Policy provides for the mandatory recovery of certain erroneously awarded incentive compensation from the Company’s current and former executive officers (including all NEOs) in the event the Company is required to prepare an accounting restatement as specified in such policy. The Board has also adopted a Supplemental Recoupment Policy (together with the Mandatory Recoupment Policy, the “Clawback Policies”), applicable to current and former Section 16 officers (again including all NEOs), that allows for the recoupment of certain incentive compensation and time-based equity awards in other circumstances, including in the event of misconduct. Accordingly and dependent on the relevant circumstances, the Clawback Policies provide for the recovery of both cash and equity awards, both performance- and time-based. The Clawback Policies supersede the Company’s previously disclosed Incentive Award Recoupment Policy adopted in December 2019.
The design and execution of our 2023 executive compensation program demonstrate our compensation philosophy of supporting the alignment of executive management and shareholder interests.
2023 Say On Pay Vote and Investor Outreach
In 2023 we sought an advisory vote from our shareholders regarding our 2022 executive officer compensation and received a 93% favorable “say on pay” vote.
Throughout 2023, we continued to engage with our investor base to cultivate those relationships and ensure investors’ concerns were heard. Through this engagement we discuss a variety of issues, and as reflected by the strong results of our “say on pay” vote regarding 2022 executive compensation, our executive compensation process continues to receive investor support. We take under advisement feedback from our investors, including any commentary with respect to executive compensation, and we will continue to engage with our shareholders on these matters.
Helix’s 2022 executive officer compensation received a 93% favorable “say on pay” vote.
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Compensation Discussion and Analysis
Executive Compensation Process
The executive compensation process is led by the Compensation Committee, which has overall responsibility for reviewing, evaluating and approving Helix’s executive compensation policies, plans, programs and agreements. Our management provides input on performance and achievements, and an independent compensation consultant provides competitive market data and advises the Compensation Committee on program design.
Key Features of Our 2023 Executive Compensation Program
What We Do	What We Don’t Do
 Substantial focus on performance-based pay
 Balance of short- and long-term incentives
 Annual bonus structure tied to stretch Helix financial performance along with ESG-related KPIs, and full payout requires beating, not just meeting, budget
 Align executive compensation with shareholder returns through long-term incentives
 Retain an independent external compensation consultant
 Consider peer group benchmarks when establishing compensation
 Maintain Clawback Policies applicable to all NEOs which can result in clawback of executive compensation, including the recoupment of performance- and time-based, cash and equity awards
 Impose robust stock ownership guidelines for our Section 16 officers and our directors
 Allow pledging of stock only if certain stringent quantitative requirements are met (including limiting the amount of stock being pledged) and the transaction is approved by the Board considering a variety of factors
 Maintain a strong risk management program, which includes monitoring the effect of our compensation programs on risk taking
NO hedging of our stock NO tax gross-ups in post-2008 agreements NO single trigger change of control cash payments NO guaranteed salary increases NO guaranteed bonuses NO perquisites
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Compensation Discussion and Analysis
The following summarizes the allocation of responsibilities associated with our executive compensation program:
Compensation Process Participants
Compensation Committee (comprised of four independent directors)
•  Oversees and approves program principles and philosophies
•  Determines STI and long-term incentive program designs and metrics for our executive officers
•  In consultation with the Board, all levels of compensation for each of our executive officers including base salary, STI targets, and long-term incentive awards
•  Reviews and approves payouts under performance-based short-term and long-term incentive programs for our executive officers, including the assessment of performance under ESG-related KPIs and any application of positive or negative discretion, in consultation with the full Board
•  In conjunction with the full Board, considers all other arrangements, policies and practices related to our executive officer compensation program such as employment agreements, our Clawback Policies, change in control arrangements, and policies limiting pledging and prohibiting hedging
•  Does not delegate any of its functions or authority to management regarding compensation for our executive officers
•  Has exclusive authority to retain and terminate any independent compensation consultant
•  Oversees aspects of our compensation arrangements affecting our executive officers as well as our non-executive employees, such as our Employees’ 401k Savings Plan, 2005 Long Term Incentive Plan and Employee Stock Purchase Plan
•  Oversees our Human Capital Management initiatives, including as they may relate to ESG-related KPIs such as those regarding our employee culture, relations and engagement

Independent Compensation Consultant
•  Retained by, and performs work at the direction and under the supervision of, the Compensation Committee
•  Provides advice, research and analytical services on subjects such as trends in executive compensation, executive officer compensation program design, peer and industry data, and independent director compensation
•  Reviews and reports on Compensation Committee materials, participates in Compensation Committee meetings, and communicates with the Compensation Committee between meetings
•  Provides no services to Helix other than those provided directly to or on behalf of the Compensation Committee

Management
•  CEO provides input with respect to base salary, STI targets and long-term incentive award values for executive officers other than himself
•  CEO provides information on Helix’s short-term and long-term business and strategic objectives for consideration by the Compensation Committee in structuring the STI program and performance-based long-term incentive awards
•  CEO provides the Compensation Committee a performance assessment of each executive officer

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Compensation Discussion and Analysis
Competitive Benchmarking Process
As part of the compensation decision making process, the Compensation Committee seeks to establish executive base pay within a competitive range of the appropriate peer group median, with an opportunity to earn greater overall compensation in the event such is warranted by our performance. The exact level of targeted compensation for each NEO varies based on the individual’s role in Helix, his or her experience, and his or her contribution to our success, among other factors.
For 2023 compensation, the Compensation Committee retained WTW as its independent compensation consultant. The Compensation Committee determined that WTW is independent from Helix’s management, based on information received from WTW including information responsive to six specifically listed factors set forth in the NYSE rule requiring that compensation committees consider factors relevant to a consultant’s independence in connection with the consultant’s engagement.
Given the complexities of Helix’s services, potential competitors and other special characteristics, we have bifurcated our compensation peer groups into (i) a customized Benchmarking Peer Group for purposes of compensation comparators and (ii) a formulaically selected Performance Peer Group for purposes of measuring the Company’s performance in connection with long-term incentive-based compensation. This bifurcation allows the Compensation Committee to account for our unique business model while at the same time continuing to hold executives accountable for our relative performance against a broader set of industry-specific companies.
For benchmarking purposes, the Compensation Committee compares the compensation for each element of pay (salary, STI, target total cash, long-term incentives and target total direct compensation) for each NEO position to the compensation paid for similar positions by companies in our Benchmarking Peer Group, as set forth in those companies’ most recently available public disclosures. WTW proposes companies to be included in the Benchmarking Peer Group and the methodology for selecting that peer group, and consults with management to confirm that the most appropriate companies are selected, including from the perspective of similarity of business lines and competitors for talent. The Compensation Committee then reviews and, as it may deem appropriate, approves the Benchmarking Peer Group for the applicable compensation year.
In determining our Benchmarking Peer Group, we strive to define the market for our executive talent using a sizable group of companies that are comparable to us in both line of business and size. We operate purpose-built well intervention vessels and equipment, bespoke trenchers and other robotics assets, and following the Alliance acquisition in 2022 we operate an even more diversified asset base including liftboats, offshore supply vessels, dive support vessels and a heavy lift derrick barge. Our operations are geographically dispersed throughout the world. There is no other singular company whose service offerings are substantially identical to ours. Certain of our competitors are considerably larger with greater financial and other resources; others may be smaller and willing to take on additional risks. We compete with drilling rigs for certain work, but we are not a drilling company. Many of our principal competitors are international companies that compensate their executives differently from U.S. companies for a variety of reasons and/or do not disclose the same type of compensation information as U.S. companies do. In sum, we are proud to be a unique provider of offshore solutions, and we work diligently to identify the best possible peer groups of companies against which to compare ourselves.
During 2022 the Compensation Committee with guidance from WTW conducted a Benchmarking Peer Group review to identify the most appropriate peer companies for the 2023 compensation decision making process. As part of its process the Compensation Committee reviewed the Company’s then-current benchmarking peers and conducted a screen of U.S. publicly traded companies using several defined criteria, including relevant Global Industry Classification Standard (GICS) codes, revenues and business/product descriptions most closely resembling those of Helix; secondary screening factors included a potential peer’s EBITDA, market capitalization and TSR performance. WTW then utilized a “peers of peers” analysis of those companies with which Helix was most likely competing for executive talent, and throughout the year supplemented its analyses using compensation survey data and other relevant reference points.
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Compensation Discussion and Analysis
Ultimately, the Compensation Committee selected the following peer companies to be utilized as the 2023 Benchmarking Peer Group:
2023 Benchmarking Peer Group
Archrock, Inc.
ChampionX Corporation
Core Laboratories N.V.
Dril-Quip, Inc.
Expro Group Holdings N.V.
Forum Energy Technologies, Inc.
Helmerich & Payne, Inc.
Newpark Resources, Inc.
NexTier Oilfield Solutions Inc.
Oceaneering International, Inc.
Oil States International, Inc.
ProPetro Holding Corp.
RPC, Inc.
TETRA Technologies, Inc.
Tidewater Inc.
The companies comprising the 2023 Benchmarking Peer Group were at their time of selection in the view of the Compensation Committee the best and most appropriate companies for benchmarking compensation within our industry. The Compensation Committee will continue to review and monitor the Benchmarking Peer Group on an annual basis and select peers based on appropriate screening criteria, metrics and competition for executive talent.
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Compensation Discussion and Analysis
Compensation Philosophy and Objectives
Helix’s compensation program is based on the philosophy that our executive management team should be aligned with our shareholders, and that our executives should be incentivized and rewarded for performance that advances our business goals and the creation of sustainable value in all business cycles, leading to shareholder value creation.
The following table summarizes the objectives of Helix’s executive compensation program and the particular compensation practices that support each objective:
Objective	Practice
Attract, retain and motivate executives through a range of business cycles
•  Retain independent compensation consultant for advice on competitive landscape
•  Target total compensation at competitive market levels, and allow executives to earn total compensation above the median of the range when warranted by stretch financial performance, relative shareholder return and other financial performance metrics
•  Consider each executive’s roles, responsibilities and goals

Advance business strategy and create long-term value
•  Balance short- and long-term performance incentives with emphasis on the longer term
•  Compensate based on overall Helix performance, implementation by NEOs of business strategies, and achievement of stretch financial objectives

Align management and shareholder interests
•  Pay out long-term incentive performance-based compensation based on sustained stock price performance considering the cyclical nature of our industry and other financial performance metrics
•  Consider shareholder views in establishing compensation policies, practices and levels
•  Establish and enforce stock ownership guidelines, including for our CEO at 6x his current base salary

Discourage undue risk taking
•  Substantial portion of total compensation is “at-risk,” of which a significant portion is longer-term, performance-based and cliff-vesting
•  Maintain Clawback Policies applicable to all NEOs providing for potential recoupment of executive compensation, including the recoupment of performance- and time-based, cash and equity awards
•  Maintain prohibition of hedging and stringent limitations on pledging of stock

Implementing our business model and strategy in a cyclical business environment requires input from highly qualified, experienced and technically proficient executive officers. We rely on our executive officers to operate effectively in both positive and negative industry environments. They are charged with being able to develop and execute Helix’s strategies to achieve value for shareholders through all fluctuations of our business. We believe our executive compensation program helps us attract, retain and motivate such personnel through a range of business cycles.
We emphasize performance incentives designed to align with our performance-based compensation philosophy. We strive to pay base salaries for our executives near the median level compared to our benchmark peers and to allow our executives to earn greater levels of short-term and long-term compensation in the event such is warranted by our performance. The Compensation Committee developed a system whereby both the structure and results of our 2023 executive compensation program are appropriate based on the Company’s navigation of and responses to global and industry-specific challenges, and shareholder return relative to our industry peers.
Consideration of Risk
Our compensation program is intended to be balanced and primarily focused on the long term, which is consistent with our strategy and business model. The greatest amounts of compensation can be achieved through consistent, superior performance over sustained periods of time. In addition, significant amounts of compensation, specifically long-term incentive awards, are paid out over time. These practices, along with our Clawback Policies, stock ownership guidelines and a policy prohibiting NEOs from hedging and limiting NEOs’ pledging of Helix stock, incentivize our executives to manage Helix for the longer term, while discouraging them from taking undue risk in the short term.
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Compensation Discussion and Analysis
Tax Considerations
The Compensation Committee and Helix management consider the accounting and tax impacts of various compensation elements when designing our executive compensation program and making other compensation decisions. These considerations, however, are secondary to meeting the overall objectives of our executive compensation program.
Under Section 162(m) of the Internal Revenue Code of 1986, as amended, all compensation (other than certain grandfathered arrangements) paid to each “covered employee” (as defined this Section) in excess of $1 million is non-deductible by Helix for U.S. federal income tax purposes. Although the Compensation Committee does consider the accounting and tax impacts of its compensation decisions, it may approve compensation in excess of the $1 million deduction limitation in order to maintain competitive levels of compensation for our executive officers. Tax deductibility does not drive the Compensation Committee’s compensation decisions, and as a result, certain compensation paid to our NEOs may not be deductible by Helix. The Compensation Committee will continue to take into account all applicable facts and circumstances in exercising its business judgment with respect to appropriate executive compensation program design.
Clawback Policies
As described above and as previously disclosed, in 2019 we adopted an Incentive Award Recoupment Policy, or “clawback” policy, that provided for recoupment of executive compensation, whether cash or equity, in certain circumstances. In order to comply with the final clawback rules adopted by the SEC under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (“Rule 10D-1”), and the Listing Standards (together with Rule 10D-1, the “Final Clawback Rules”), in September 2023 the Board adopted the Clawback Policies.
The Mandatory Recoupment Policy provides for the mandatory recovery of erroneously awarded incentive compensation from current and former officers of the Company as defined in Rule 10D-1 (including all NEOs) in the event the Company is required to prepare an accounting restatement as specified in the Mandatory Recoupment Policy. Under the Mandatory Recoupment Policy, the Board may recoup erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.
The Supplemental Recoupment Policy allows for the recoupment of compensation from all NEOs in certain other circumstances, including the determination of misconduct causing material financial, operational or reputational harm to the Company. Notably, the Supplemental Recoupment Policy authorizes the recovery of time-vested awards such as restricted stock and RSU awards.
Helix’s Supplemental Recoupment Policy authorizes the recovery of time-vested awards such as restricted stock and RSU awards.
The Clawback Policies are effective as of September 18, 2023 and supersede the Company’s previously disclosed Incentive Award Recoupment Policy, which was adopted by the Board in 2019.
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Compensation Discussion and Analysis
Stock Ownership Guidelines
We have in place stock ownership guidelines for our Section 16 officers and our independent directors. These covered persons have five years from the date they become subject to the guidelines to accumulate the equity necessary to comply with the guidelines. The forms of equity ownership that can be used to satisfy the guidelines include shares of our common stock owned directly, shares of our common stock owned indirectly (e.g., by a spouse or a trust), time-vesting restricted stock and time-vesting RSUs. The ownership guidelines are as follows:

The value of an individual’s holdings is based on the average closing price of a share of our common stock for the previous calendar year. There are penalties for non-compliance, which may include the retention of a portion of the participant’s vested shares or the participant receiving grants of equity in lieu of cash compensation until compliance is achieved; waivers may be granted for certain hardship issues. As of December 31, 2023, all of our directors and Section 16 officers were in compliance with the stock ownership guidelines. Only Brent Arriaga, who was named a Section 16 officer as our Chief Accounting Officer and Corporate Controller in December 2021, does not currently hold the equity necessary to comply with the guidelines, but he is within the five-year window in which to achieve compliance.
Hedging and Pledging Policy
Helix considers it inappropriate for any director, officer or employee to enter speculative transactions in our stock. Therefore, we have a policy that prohibits the purchase or sale of puts, calls or options based on our securities, or the short sale of our securities. Directors, officers and other employees may not purchase Helix securities on margin. The policy prohibits the hedging of our stock and imposes discrete and stringent limitations on the ability to pledge Helix stock.
Because much of the compensation of our executives – and potentially their net worth – consists of or is based on Helix stock, our executives may prefer to pledge stock as collateral for a loan or indebtedness rather than selling Helix stock to meet cash needs. However, any significant sale of that collateral into the market may have adverse consequences (at least in the short term) on our stock price. Accordingly, Helix policy provides that directors and officers may pledge our stock only if the pledged stock does not exceed:
•	25% of the director’s or officer’s total holdings;
•	2% of Helix’s outstanding securities; and
•	200% of Helix’s average daily trading volume over the three months prior to the transaction.
In addition, every pledge transaction must be specifically approved by the Board. In assessing a potential pledging transaction, the Board may consider any factors it deems appropriate and relevant, including whether the indebtedness secured by the pledged stock is non-recourse, whether the director or officer has other assets to satisfy the loan or indebtedness, whether the stock pledged was purchased (as opposed to granted as compensation by Helix), and any mechanisms in the pledge transaction that are in place to avoid undesirable transactions in Helix’s securities.
At this time, there are no outstanding pledges of our stock by any of our directors or officers.
50	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Compensation Discussion and Analysis
2023 Executive Compensation Components
For 2023, the primary components of compensation for our NEOs consisted of:
•	A base salary
•	A short-term cash incentive opportunity based on 2023 financial results and ESG-related KPIs
•	A long-term incentive award in the form of performance-contingent cliff-vesting PSUs
•	A long-term incentive award in the form of time-vesting RSUs
We use each element of compensation to satisfy one or more of our stated compensation objectives. The Compensation Committee’s goal is to achieve the appropriate balance between short-term cash incentives for achievement of stretch annual financial performance targets and long-term incentives to promote achievement of sustained value over the longer term.
The following table sets forth the total target compensation awarded in 2023 for each NEO, broken out by base salary, STI target and grant date fair value of long-term incentive awards. Following that table is a more detailed discussion of each element of our NEOs’ 2023 compensation.
Named Executive Officer	2023 Base Salary	2023 STI Target	2023 Long-Term Incentive Award	Total Target Direct Compensation
Owen Kratz	$800,000	$1,200,000	$3,600,000	$5,600,000
Scotty Sparks	$460,000	$460,000	$1,375,000	$2,295,000
Erik Staffeldt	$440,000	$440,000	$1,300,000	$2,180,000
Ken Neikirk	$400,000	$400,000	$950,000	$1,750,000
Base Salary Determination
In establishing base salaries for our executive officers, the Compensation Committee considers a number of factors, including: job responsibilities, individual contributions, level of experience and benchmarking peer company data. Individual NEO base salaries are generally established at the December meeting of the Compensation Committee in the prior year.
For 2023, the Compensation Committee determined the base salary for each of our NEOs would remain the same as they were for 2022, except that the base salary for our CEO was increased from $700,000 to $800,000. Prior to 2023, Mr. Kratz’s base salary had not changed since 2008, other than the temporary salary reduction in 2020 in response to the global pandemic and the subsequent restoration thereof.
Base Salaries for 2023
Named Executive Officer	2023 Base Salary	Percent Increase Year Over Year
Owen Kratz President and Chief Executive Officer	$800,000	14%
Scotty Sparks	$460,000	0%
Erik Staffeldt	$440,000
Ken Neikirk	$400,000
Short-Term Cash Incentive Program
We believe our executives should be incentivized and rewarded for performance that advances business goals and the creation of sustainable value, with the goal of leading to shareholder value creation. We typically align our annual short-term cash incentive program for executive officers with that of our onshore workforce. The STI program consists of a cash opportunity designed to reward employees, including our executive officers, for the achievement of certain stretch corporate financial goals. Payouts, if earned, are typically made in March of the year following the applicable performance year.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	51

Compensation Discussion and Analysis
The STI target for each executive officer is expressed as a percentage of base salary. Individual NEO STI targets are generally established at the December meeting of the Compensation Committee in the prior year (at the same time base salary and long-term incentive awards are determined), and STI program design and metrics are generally established at the Compensation Committee’s first regular meeting of the applicable year. In February 2023, the Compensation Committee approved the 2023 STI program for Helix’s executive officers, reaffirmed that achieving a certain level of Adjusted EBITDA was again viewed as the key near-term financial objective for Helix and its shareholders, and therefore established that Adjusted EBITDA would serve as the primary financial metric for determining 2023 STI performance. Further, in recognition of the importance of sustainability among our stakeholders, the Compensation Committee, with input from management and its independent compensation consultant, determined to add a balanced scorecard of new ESG-related KPIs to the 2023 STI program. Under the 2023 STI program, Adjusted EBITDA accounted for ninety percent (90%) of an individual’s STI target, and the ESG scorecard accounted for ten percent (10%). As with prior years’ programs, there was for 2023 a “stretch” element— to earn a target payout, Adjusted EBITDA had to exceed the Company’s Board-approved 2023 annual budget. This approach was designed to provide executives and employees an STI payment that would be meaningful if a certain financial performance level was achieved, but not in an amount that would negatively affect Adjusted EBITDA if the Company did not achieve its budget.
Set forth below are the 2023 Adjusted EBITDA thresholds at which various levels of STI payouts could be earned, in each case accounting for 90% of an individual’s STI target:
2023 Adjusted EBITDA
Threshold	$ 178 million
Target	$ 229 million
Maximum	$ 275 million
The remaining 10% of an individual’s STI target could be earned based on achievement under KPIs related to Emissions, Safety and Engagement, each of which was determined by the Compensation Committee as drivers for positive behaviors designed to enhance shareholder value. Whereas an individual could achieve greater than his or her STI target by out-performing certain levels of Adjusted EBITDA, the ESG-related component was not subject to an upwards adjustment factor in excess of the 10%.
No executive officer could earn an STI payout in excess of his or her individual maximum level set by the Compensation Committee. Thus, it was possible for an NEO to earn an STI payout below or above his or her target amount, but not above the maximum level. In addition, pursuant to the terms of the 2023 STI program, notwithstanding the stated performance metrics, any individual executive officer’s bonus for 2023 could be adjusted upward or downward in the discretion of the Compensation Committee.
Our CEO’s target STI percentage has not changed since 2014 and there were no increases to the 2023 target STI percentages of our other NEOs.
Below are our NEOs’ target and maximum STI levels for 2023:
Named Executive Officer	Target	Maximum
Owen Kratz	$1,200,000	$2,280,000
Scotty Sparks	$460,000	$874,000
Erik Staffeldt	$440,000	$836,000
Ken Neikirk	$400,000	$760,000
Set forth below are the 2023 STI targets and actual payouts for each NEO. For 2023, Helix reported Adjusted EBITDA of $273 million, significantly exceeding the Board-approved 2023 annual budget, resulting in a 196% payout under the portion (90%) of the STI relating to achievement of Adjusted EBITDA goals. Notwithstanding that the Compensation Committee and executive management believed the Company achieved each of the ESG-related KPIs articulated in the STI program, in continuing efforts to emphasize and promote our Safety culture, executive management’s recommended, and the
52	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Compensation Discussion and Analysis
Compensation Committee affirmed, that management not be awarded compensation under the program’s Safety and Engagement metrics, and that management only be awarded a prorated amount of the portion (10%) of the STI relating to achievement of the ESG metrics for Emissions. Accordingly, our NEOs were each paid STI at 179.8% of target, as follows:
2023 STI Payouts: Target v. Actual
Named Executive Officer	Target	Actual
Owen Kratz	$1,200,000	$2,157,600
Scotty Sparks	$460,000	$827,080
Erik Staffeldt	$440,000	$791,120
Ken Neikirk	$400,000	$719,200
Long-Term Incentive Program
The Compensation Committee believes that equity-based incentive awards serve to align the economic interests of our executive officers with those of our shareholders. Restricted stock, RSU and PSU awards provide proper incentives to avoid undue risk taking while increasing long-term shareholder value. In addition, these awards are an important retention tool with respect to our NEOs.
Issuances of restricted stock, RSUs and PSUs are made pursuant to our 2005 Long-Term Incentive Plan (as amended and restated, our “Plan”) and are governed by the terms of the Plan in addition to the terms and conditions stated in the applicable award documents.
Individual NEO long-term incentive program design and metrics, as well as the value of long-term incentive awards, are generally established at the December meeting of the Compensation Committee in the prior year (at the same time base salary and STI targets are determined). In determining the value of each NEO’s long-term incentive award, the Compensation Committee reviews the data provided by its independent compensation consultant, and takes into consideration historical awards and the CEO’s recommendation.
2023 Long-Term Incentive Awards
For 2023, the long-term incentive awards consisted of: (1) 50% in the form of a performance-contingent cliff-vesting PSU award, the payout of which (if any) is measured by our performance and is based in equal parts on our (a) TSR compared to that of a formulaically selected performance peer group and (b) generation of Free Cash Flow compared to a pre-established benchmark, in each case over a three-year performance period; and (2) 50% in the form of a time-vesting RSU award. PSUs and RSUs granted in 2023 are payable in either stock, cash or a combination thereof, in the discretion of the Compensation Committee.
In December 2022 the Compensation Committee determined, in consultation with WTW and supported by market data of our 2023 Benchmarking Peer Group, that the 2023 long-term incentive award for Mr. Kratz would remain at $3.6 million, and the long-term incentive awards for each of Messrs. Sparks, Staffeldt and Neikirk would increase to $1.375 million, $1.3 million and $950,000, respectively.
Set forth below are the long-term incentive awards granted in January 2023 to each of our NEOs:
2023 Long-Term Incentive Awards
Named Executive Officer	PSU Awards in units (50%)	RSU Awards in units (50%)	Total Value of LTI Awards in dollars
Owen Kratz	243,902	243,902	$3,600,000
Scotty Sparks	93,157	93,157	$1,375,000
Erik Staffeldt	88,076	88,076	$1,300,000
Ken Neikirk	64,363	64,363	$950,000
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	53

Compensation Discussion and Analysis
2023 PSU Awards
In January 2023, each NEO received a PSU award pursuant to our Plan. Each unit represents the contingent right to receive either (a) one share of our common stock or (b) cash representing the fair market value of one share of our common stock, at the end of a three-year period based equally on our TSR relative to that of the companies in a formulaically selected performance peer group and our Free Cash Flow compared to a pre-established benchmark, subject to the terms and conditions of our Plan. The maximum payout that may be achieved at vesting, whether paid in stock or cash, is 200% of the number of units awarded, and the minimum payout that may be achieved is zero. The PSUs granted in 2023 are payable in either stock, cash or a combination thereof, in the discretion of the Compensation Committee and subject to the terms and conditions of our Plan.
For 2023 the Compensation Committee again established a Performance Peer Group, separate from our Benchmarking Peer Group, to measure Helix’s comparative TSR performance under the 2023 PSU awards. The 2023 Performance Peer Group was established formulaically, beginning with the 2023 Benchmarking Peer Group, eliminating companies that subsequently filed for bankruptcy or were acquired, and then adding those most prevalent “peers of peers” from the performance peer groups utilized by the 2023 Benchmarking Peer Group. In creating the 2023 Performance Peer Group the Compensation Committee again emphasized its desire for an unbiased and repeatable approach to establish a large group of companies against which the Company competes for investment dollars.
Accordingly, the 2023 Performance Peer Group was as follows:
2023 Performance Peer Group
Archrock, Inc.(1)(2)(3)
ChampionX Corporation(1)(2)(3)
Core Laboratories N.V.(1)(2)(3)
Dril-Quip, Inc.(1)(2)(3)
Expro Group Holdings N.V.
Forum Energy Technologies, Inc.(1)(2)
Helmerich & Payne, Inc.(1)(2)
Nabors Industries Ltd.(1)(2)
Newpark Resources, Inc.(1)(2)(3)
NexTier Oilfield Solutions Inc.(1)
Oceaneering International, Inc.(1)(2)(3)
Oil States International, Inc.(1)(2)(3)
Patterson-UTI Energy, Inc.(1)
Precision Drilling Corporation
ProPetro Holding Corp.(1)(3)
RPC, Inc.(1)(2)(3)
Select Energy Services, Inc.(1)
TETRA Technologies, Inc.(1)(2)(3)
Tidewater, Inc.(1)
USA Compression Partners, LP(1)
(1)	Member of 2022 Performance Peer Group
(2)	Member of 2021 Performance Peer Group
(3)	Member of 2020 Performance Peer Group
54	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Compensation Discussion and Analysis
With respect to the TSR portion of the 2023 PSU awards, the TSR formula is computed using our stock price as follows:

*	Dividends, if any paid over the performance period; Beginning Price being the average closing price of the last 20 trading days of 2022 and the Ending Price being the average closing price of the last 20 trading days of 2025.
For the TSR portion of the 2023 PSU awards, the TSR performance threshold is the 25th percentile of the 2023 Performance Peer Group (the attainment below which will yield a payout equal to 0%), performance target level is a TSR at or above the 55th percentile (the attainment of which will yield a payout equal to 100% or “target”), and the maximum performance level is a TSR at or above the 80th percentile (the attainment of which will yield a payout equal to 200%). Payout for TSR performance between these percentiles is calculated by linear interpolation.
For the Free Cash Flow portion of the 2023 PSU awards, in the event the Company does not generate a cumulative Free Cash Flow of greater than $200 million during the three-year performance period, no payout will be made. In the event the Company generates a cumulative Free Cash Flow of $250 million during the performance period, payout will equal 100% or “target.” In the event the Company generates a cumulative Free Cash Flow of $375 million or greater during the performance period, payout will equal 200%. Payout for Free Cash Flow performance between these amounts is calculated by linear interpolation.
2023 Restricted Stock Unit Awards
In January 2023, each NEO received a time-vesting RSU award pursuant to our Plan. The RSU awards vest over a three-year period in one-third increments on each anniversary of the grant date, and are payable in either stock, cash or a combination thereof in the discretion of the Compensation Committee, all subject to the terms and conditions of our Plan. The decision to grant RSUs payable in either stock or cash was made to conserve the Company’s share count and avoid potential dilution.
Payouts of Prior Long-Term Incentive Awards
Our executive officers had long-term incentive awards that vested immediately after the end of 2023, including the cliff vesting of the 2021 PSU awards (the payout of which was based on our relative TSR over the three-year performance period from January 1, 2021 through December 31, 2023 as well as the generation of Free Cash Flow during such performance period) and annual vesting for each of the RSU awards granted in 2021-2023.
With respect to the cliff vesting of the 2021 PSU awards, our TSR ranked 6th out of the 18 2021 PSU peer group companies (as identified in the 2021 PSU award agreements), reflecting a 136% return over the three-year performance period. Additionally, the Company generated a cumulative $283 million of Free Cash Flow during the performance period, which achieved the maximum performance factor payable under the 2021 PSU award agreements. Therefore, in accordance with the terms of each such executive officer’s PSU Award Agreement, 181% of the granted PSUs was earned by such executive officers.
Perquisites and Benefits
Our NEOs only receive benefits that are either available to all our employees or otherwise are integrally and directly related to the performance of their duties at Helix. We do not provide pension arrangements, free or subsidized post-retirement health coverage or similar benefits to our NEOs.
We offer a variety of health and welfare and retirement programs to all eligible employees. Helix’s executive officers are eligible for the same benefit programs on the same basis as the rest of our U.S. employees. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability insurance. In addition, we offer a retirement program intended to supplement our employees’ personal savings and social security. Our retirement program for our U.S. employees, including our executive officers, consists solely of our Helix Energy Solutions Group, Inc. Employees’ 401(k) Savings Plan. Company discretionary matching under the 401(k) plan was suspended for 2021 in response to the global pandemic, and was reinstated beginning January 2022.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	55

Compensation Discussion and Analysis
Severance and Change in Control Arrangements
We believe that the competitive marketplace for executive talent and our desire to retain our executive officers require us to provide our executive officers with certain severance benefits. In addition, we believe that the interests of our shareholders are served by having limited change in control benefits for executive officers who would be integral to the success of, and are most likely to be impacted by, a change in control of the Company. In November 2008, Mr. Kratz executed an amended and restated employment agreement with the Company. Each of Messrs. Sparks, Staffeldt and Neikirk executed an employment agreement in May 2015, June 2017 and May 2019, respectively, in connection with his promotion to an executive officer position, none of which agreements contain a “gross-up” or excise tax protection provision. The employment agreements with our executive officers contain severance benefits in the event the executive’s employment is terminated by Helix without “Cause” or the executive terminates his or her employment for “Good Reason,” as those terms are defined in the agreements. The employment agreements generally contain benefits payable to the executive officer if the executive officer is terminated without “Cause” or terminates his or her employment for “Good Reason” within a two-year period following a “Change in Control.” We believe the provision of these benefits to be reasonable and customary for our benchmarking peers. For more information regarding severance and change in control benefits, see “Employment Agreements and Change in Control Provisions.” In February 2012, the Compensation Committee adopted a policy that prohibits future employment agreements with executive officers from containing “single trigger” change in control provisions, or excise tax protection or “gross-up” provisions. None of our executive officers’ employment agreements has a “single trigger” for payout of severance benefits in the event of a change of control.
Looking Ahead: Market Outlook and 2024 Compensation Program Adjustments
As discussed above, global demand for oil continues to experience growth, and we expect the current market conditions will support continued customer spending for the industry. We are seeing oil and gas companies continue to invest in long-cycle exploration projects in addition to maintaining and/or increasing production from their existing reserves. We also expect growth in our renewables services as the energy market transitions to continued renewable energy developments. Lastly, as the subsea tree base expands, as government regulations continue to place stronger emphasis on decommissioning aged wells worldwide, and as customers shift resources to renewable energy, the demand for P&A services should grow. We believe that we have a competitive advantage in performing these services efficiently, and we maintain our underlying belief that fossil fuels will not be eliminated from consumption, but rather there will be a gradual global transition from relying primarily on fossil fuels to a more balanced approach that includes renewable energy, such as wind farms and other alternative fuels. We remain optimistic about our future prospects and believe we are well positioned to capitalize on the current market.
For 2024, each element of our executive compensation program—base salaries, target and maximum bonus percentages, and long-term incentive award—for each of our NEOs remains the same as it was for 2023. We believe the 2024 levels of executive compensation will continue to serve to motivate and retain the key talent needed to drive the Company’s long-term success.
Our 2024 STI program continues to be based primarily on Adjusted EBITDA, as the Compensation Committee continues to view this financial performance metric as the Company’s most important near-term business driver as reflective of utilization, rates and cost management. For 2024 the Compensation Committee has increased the financial performance thresholds at which bonuses are earned, paying 25% of STI target upon achievement of the Company’s Board-approved 2024 annual budget, and requiring the Company to significantly exceed budget in order to achieve bonus levels at target or greater. We have also retained ESG-related KPIs in our 2024 STI program as drivers for positive behaviors designed to enhance shareholder value.
For 2024 the Compensation Committee continues the bifurcated approach of utilizing a benchmarking peer group for purposes of compensation comparators and a formulaically selected performance peer group for purposes of measuring the Company’s performance in connection with long-term incentive-based compensation. Long-term incentives for our executive officers in 2024 are again awarded in PSUs and RSUs, both payable in either stock, cash or a combination thereof in the discretion of the Compensation Committee, and all subject to the terms and conditions of our Plan. PSU award agreements entered into in 2024 again include a Free Cash Flow performance metric equally weighted with the relative TSR metric, in order to continue to emphasize the importance of Free Cash Flow in assessing the Company’s overall performance. The Compensation Committee believes these program features continue to be appropriate in the current environment and continue to align the interests of our executive management and our shareholders.
56	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Compensation Discussion and Analysis
In evaluating Helix’s compensation programs, the Compensation Committee will continue to monitor and adapt based on business and financial results that are in the best interests of our shareholders and our employees. We remain committed to, and will continue to uphold, our core values in 2024 and beyond.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee:
John V. Lovoi, Chair
Amerino Gatti
Paula Harris
T. Mitch Little
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	57

Executive
Officers
The executive officers of Helix are as follows:
Name	Age	Principal Position
Owen Kratz	69	President and Chief Executive Officer
Scotty Sparks	50	Executive Vice President and Chief Operating Officer
Erik Staffeldt	52	Executive Vice President and Chief Financial Officer
Ken Neikirk	49	Executive Vice President, General Counsel and Corporate Secretary
President and Chief Executive Officer	Owen Kratz

Owen Kratz is President and Chief Executive Officer of Helix. He was named Executive Chairman in October 2006 and served in that capacity until February 2008 when he resumed the position of President and Chief Executive Officer. He served as Helix’s Chief Executive Officer from April 1997 until October 2006. Mr. Kratz served as President from 1993 until February 1999 and has served as a director of Helix since 1990 (including as Chairman of the Board from May 1998 to July 2017). He served as Chief Operating Officer from 1990 through 1997. Mr. Kratz joined Cal Dive International, Inc. (now known as Helix) in 1984 and held various offshore positions, including saturation diving supervisor, and management responsibility for client relations, marketing and estimating. From 1982 to 1983, Mr. Kratz was the owner of an independent marine construction company operating in the Bay of Campeche. Prior to 1982, he was a superintendent for Santa Fe and various international diving companies, and a diver in the North Sea. From February 2006 to December 2011, Mr. Kratz was a member of the Board of Directors of Cal Dive International, Inc., a once publicly traded company, which was formerly a subsidiary of Helix. Mr. Kratz has a Bachelor of Science degree from State University of New York.

58	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Officers

Executive Vice President and Chief Operating Officer	Scotty Sparks

Scotty Sparks is Executive Vice President and Chief Operating Officer of Helix, having joined Helix in 2001. He served as Executive Vice President – Operations of Helix from May 2015 until February 2016. From October 2012 until May 2015, he was Vice President – Commercial and Strategic Development of Helix. He has also served in various positions within Helix Robotics Solutions, Inc. (formerly known as Canyon Offshore, Inc.), including as Senior Vice President from 2007 to September 2012. Mr. Sparks has over 34 years of experience in the subsea industry, including Operations Manager and Vessel Superintendent at Global Marine Systems and BT Marine Systems.

Executive Vice President and Chief Financial Officer	Erik Staffeldt

Erik Staffeldt is Executive Vice President and Chief Financial Officer of Helix. Prior thereto he was Senior Vice President and Chief Financial Officer beginning in June 2017 until February 2019. Mr. Staffeldt oversees Helix’s finance, treasury, accounting, tax, information technology and corporate planning functions. Since joining Helix in July 2009 as Assistant Corporate Controller, Mr. Staffeldt has served as Director – Corporate Accounting from August 2011 until March 2013, Director of Finance from March 2013 until February 2014, Finance and Treasury Director from February 2014 until July 2015, and Vice President – Finance and Accounting from July 2015 until June 2017. Mr. Staffeldt was also designated as Helix’s “principal accounting officer” for purposes of the Securities Act of 1933, the Exchange Act and the rules and regulations promulgated thereunder in July 2015 until December 2021. Mr. Staffeldt served in various financial and accounting capacities prior to joining Helix and has over 28 years of experience in the energy industry. Mr. Staffeldt is a graduate of the University of Notre Dame with a BBA in Accounting and Loyola University in New Orleans with an MBA, and is a Certified Public Accountant.

Executive Vice President, General Counsel and Corporate Secretary	Ken Neikirk

Ken Neikirk is Executive Vice President, General Counsel and Corporate Secretary of Helix. Mr. Neikirk has over 23 years of experience practicing law in the corporate and energy sectors, and has been a member of Helix’s legal department since 2007, most recently serving as Helix’s Senior Vice President, General Counsel and Corporate Secretary from May 2019 to December 2022, and prior to that as Corporate Counsel, Compliance Officer and Assistant Secretary from February 2016 until April 2019. Mr. Neikirk oversees Helix’s legal, human resources, and contracts and insurance functions. Prior to joining Helix Mr. Neikirk was in private practice in New York and Houston. Mr. Neikirk holds a Bachelor of Arts degree from Duke University and a Juris Doctor from the University of Houston Law Center.

Helix Energy Solutions Group, Inc.	2024 Proxy Statement	59

Executive
Compensation
Summary Compensation Table
The following table provides a summary of the cash and non-cash compensation for the years ended December 31, 2023, 2022 and 2021, for our named executive officers: (1) the Chief Executive Officer and the Chief Financial Officer and (2) other than the Chief Executive Officer and the Chief Financial Officer, each of the two most highly compensated executive officers of Helix during 2023. These individuals are our only executive officers.
The table may not reflect the actual compensation received by the named executive officers for the three-year period. For example, amounts recorded in the stock awards column reflect the grant date fair value of the awards. The actual value of compensation realized by the named executive officer with respect to any equity award will vary from the grant date fair value due to stock price fluctuations and/or forfeitures.
Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Owen Kratz President and Chief Executive Officer	2023	$800,000	$-0-	$4,057,310	$2,157,600	$8,250	$7,023,160
	2022	$700,000	$-0-	$4,249,038	$1,400,000	$7,625	$6,356,663
	2021	$700,000	$-0-	$1,247,319	$929,670	$-0-	$2,876,989
Scotty Sparks Executive Vice President and Chief Operating Officer	2023	$460,000	$-0-	$1,549,607	$827,080	$-0-	$2,836,687
	2022	$460,000	$-0-	$1,386,837	$611,800	$-0-	$2,458,637
	2021	$460,000	$-0-	$1,133,931	$407,284	$-0-	$2,001,215
Erik Staffeldt Executive Vice President and Chief Financial Officer	2023	$440,000	$-0-	$1,465,144	$791,120	$8,250	$2,704,514
	2022	$440,000	$-0-	$1,268,813	$585,200	$7,625	$2,301,638
	2021	$440,000	$-0-	$1,020,536	$389,576	$-0-	$1,850,112
Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary	2023	$400,000	$-0-	$1,070,679	$719,200	$8,250	$2,198,129
	2022	$400,000	$-0-	$944,230	$532,000	$7,625	$1,883,855
	2021	$400,000	$-0-	$907,142	$454,660	$-0-	$1,761,802
(1)
For 2021, no salaries were increased compared to the prior year except for Mr. Neikirk’s in the amount of $40,000. For 2022 no salaries were increased. For 2023, no salaries were increased compared to the prior year except for Mr. Kratz’s in the amount of $100,000.

(2)
During the periods shown, the long-term incentive program was structured such that the awarded value of RSUs (on the one hand) and PSUs (on the other) was identical, based on the quoted closing market price of $7.38 per share of our common stock on December 31, 2022 for awards made in January 2023, $3.12 per share of our common stock on December 31, 2021 for awards made in January 2022, and $4.20 per share of our common stock on December 31, 2020 for awards made in January 2021.

For 2021, as compared to the prior year, the total grant values of long-term incentive awards to Messrs. Kratz, Sparks and Staffeldt were reduced by $2,500,000, $175,000 and $175,000, respectively, and the total grant value of the long-term incentive award to Mr. Neikirk was increased by $50,000. For 2022, the total grant values of long-term incentive awards to Messrs. Kratz, Sparks and Staffeldt were increased by $2,500,000, $175,000, and $175,000, respectively, and the

60	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation
total grant value of the long-term incentive award to Mr. Neikirk was not changed. For 2023, the total grant values of long-term incentive awards to Messrs. Sparks, Staffeldt and Neikirk were increased by $200,000, $225,000, and $150,000, respectively, and the total grant value of the long-term incentive award to Mr. Kratz was not changed. PSUs and RSUs granted in 2021, 2022 and 2023 are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

The amounts shown in this column represent the grant date fair value of the RSU awards and PSU awards as calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for RSU awards are the same, the values for PSU awards are different. See the “Grant of Plan-Based Awards” table below for details of the 2023, 2022 and 2021 awards and the related grant date fair value. The value ultimately realized by each named executive officer may not be equal to the FASB ASC Topic 718 determined value. No stock options were granted in 2023, 2022 or 2021.

Not included in the table are the payments made to our named executive officers upon the vesting of PSU awards. In March 2024, the following named executive officers received the following amounts in stock from their 2021 PSU awards, which were three-year cliff vesting, based on the quoted closing market price of $10.28 per share of our common stock on December 31, 2023 as well as the cumulative Free Cash Flow generated by Helix during the three-year performance period: Mr. Kratz, $2,436,596; Mr. Sparks, $2,215,104; Mr. Staffeldt, $1,993,611; and Mr. Neikirk, $1,772,077. In January 2023, the following named executive officers received the following amounts in stock from their 2020 PSU awards, which were three-year cliff vesting, based on the quoted closing market price of $7.38 per share of our common stock on December 31, 2022: Mr. Kratz, $1,065,620; Mr. Sparks, $347,805; Mr. Staffeldt, $318,203; and Mr. Neikirk, $222,005. In January 2022, the following named executive officers received the following amounts in stock from their 2019 PSU awards, which were three-year cliff vesting, based on the quoted closing market price of $3.12 per share of our common stock on December 31, 2021: Mr. Kratz, $1,446,391; Mr. Sparks, $485,896; and Mr. Staffeldt, $485,896. In January 2021, the following named executive officers received the following amounts in stock from their 2018 PSU awards, which were three-year cliff vesting, based on the quoted closing market price of $4.20 per share of our common stock on December 31, 2020: Mr. Kratz, $1,782,497; Mr. Sparks, $598,802; and Mr. Staffeldt, $417,774.

(3)
The amounts shown in this column reflect the payments made to each named executive officer under Helix’s STI programs for the applicable performance year that are paid in March of the following year. In addition, the amounts shown in this column for Mr. Neikirk include cash payments under our long-term incentive program for non-executive awards granted in 2018 and 2019. Those amounts totaled $51,000 in 2022 and $100,500 in 2021.

(4)
The amounts in this column consist of matching contributions by Helix through our Employees’ 401(k) Savings Plan. Helix suspended its discretionary matching contributions for 2021. For 2022, Helix reinstated its discretionary matching contributions at the rate of 50% of an employee’s pre-tax contributions up to 5% of the employee’s compensation, subject to contribution limits and such discretionary matching contributions by Helix remained at the same rate in 2023.

Helix Energy Solutions Group, Inc.	2024 Proxy Statement	61

Executive Compensation
Grant of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards during the fiscal year ended December 31, 2023 to each of our named executive officers:
Name and Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs)(2)			All Other Stock Awards: Number of RSUs(3)	Grant Date Fair Value of Stock and Options Awarded(4)
		Target STI Opportunity	Threshold	Target	Maximum
Owen Kratz President and Chief Executive Officer		$1,200,000
	1/3/2023		4,061	243,902	487,804		$2,257,313
	1/3/2023					243,902	$1,799,997
Scotty Sparks Executive Vice President and Chief Operating Officer		$460,000
	1/3/2023		1,551	93,157	186,314		$862,108
	1/3/2023					93,157	$687,499
Erik Staffeldt Executive Vice President and Chief Financial Officer		$440,000
	1/3/2023		1,466	88,076	176,152		$815,143
	1/3/2023					88,076	$650,001
Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary		$400,000
	1/3/2023		1,072	64,363	128,726		$595,680
	1/3/2023					64,363	$474,999
(1)
This column shows the target amount of cash payable to our named executive officers under our 2023 STI program. For more information regarding our STI program, including the performance targets used for 2023, see “Compensation Discussion and Analysis – 2023 Executive Compensation Components – Short-Term Cash Incentive Program.”

(2)
These columns show the estimated units payable with respect to the 2023 PSU awards made under our 2005 Long Term Incentive Plan. The 2023 PSU awards are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee, and are subject to a three-year cliff-vesting period. The number of units earned is contingent on Helix’s performance in terms of TSR and Free Cash Flow. For the TSR portion, the TSR performance threshold is the 25th percentile of the 2023 Performance Peer Group (the attainment below which will yield a payout equal to 0%), performance target level is a TSR at the 55th percentile (the attainment of which will yield a payout equal to 100% or “target”), and the maximum performance level is a TSR at or above the 80th percentile (the attainment of which will yield a payout equal to 200%). Payout for TSR performance between these percentiles is calculated by linear interpolation. For the Free Cash Flow portion, in the event Helix does not generate a cumulative Free Cash Flow of greater than $200 million during the three-year performance period, no payout will be made. In the event Helix generates a cumulative Free Cash Flow of $250 million during the performance period, payout will equal 100% or “target.” In the event Helix generates a cumulative Free Cash Flow of $375 million or greater during the performance period, payout will equal 200%. Payout for Free Cash Flow performance between these amounts is calculated by linear interpolation. The threshold column shows the minimum attainment that would generate a payout, which would be comprised of TSR at the 26th percentile and cumulative Free Cash Flow less than $200 million. For more information regarding the PSU awards, see “Compensation, Discussion and Analysis – 2023 Executive Compensation Components – 2023 PSU Awards.”

(3)
This column shows the number of time-vesting RSUs granted in 2023 to the named executive officers under our 2005 Long Term Incentive Plan. RSUs granted in 2023 are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(4)
This column shows the grant date fair value of the PSU awards and time-vesting RSU awards. No options were granted by Helix in 2023 and no options are currently outstanding. Our 2023 long-term incentive program was structured such that the awarded value of PSUs and RSUs was identical, based on the quoted closing market price of $7.38 per share of our common stock on December 31, 2022. The amounts shown in this column, however, represent the grant date fair value of PSU and RSU awards as calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for RSU awards are the same, the values for PSU awards are different.

62	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation
The following table sets forth certain information with respect to the RSUs and PSUs granted during or for the fiscal years ended December 31, 2023, 2022 and 2021 to each of our named executive officers:
Name and Principal Position	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Market Value of Stock Awards(3)
Owen Kratz President and Chief Executive Officer	1/3/2023	12/7/2022	243,902(1)	$2,257,313
	1/3/2023	12/7/2022	243,902(2)	$1,799,997
	1/4/2022	12/8/2021	576,923(1)	$2,449,038
	1/4/2022	12/8/2021	576,923(2)	$1,800,000
	1/4/2021	12/10/2020	130,952(1)	$697,319
	1/1/2021	12/10/2020	130,952(2)	$550,000
Scotty Sparks Executive Vice President and Chief Operating Officer	1/3/2023	12/7/2022	93,157(1)	$862,108
	1/3/2023	12/7/2022	93,157(2)	$687,499
	1/4/2022	12/8/2021	188,301(1)	$799,338
	1/4/2022	12/8/2021	188,301(2)	$587,499
	1/4/2021	12/10/2020	119,048(1)	$633,931
	1/1/2021	12/10/2020	119,048(2)	$500,000
Erik Staffeldt Executive Vice President and Chief Financial Officer	1/3/2023	12/7/2022	88,076(1)	$815,143
	1/3/2023	12/7/2022	88,076(2)	$650,001
	1/4/2022	12/8/2021	172,276(1)	$731,312
	1/4/2022	12/8/2021	172,276(2)	$537,501
	1/4/2021	12/10/2020	107,143(1)	$570,536
	1/1/2021	12/10/2020	107,143(2)	$450,000
Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary	1/3/2023	12/7/2022	64,363(1)	$595,680
	1/3/2023	12/7/2022	64,363(2)	$474,999
	1/4/2022	12/8/2021	128,205(1)	$544,230
	1/4/2022	12/8/2021	128,205(2)	$400,000
	1/4/2021	12/10/2020	95,238(1)	$507,142
	1/1/2021	12/10/2020	95,238(2)	$400,000
(1)
This is the number of PSUs awarded to each named executive officer in 2023, 2022 and 2021. These awards cliff vest after a three-year period and each of the named executive officers has the ability to earn up to 200% of the amount of the award. The 2023, 2022 and 2021 PSU awards are based in equal parts on Helix’s (a) TSR in comparison to its performance peer group identified in the relevant PSU award agreement and (b) generation of Free Cash Flow and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(2)
This is a time-vesting RSU award. The 2023, 2022 and 2021 awards vest ratably on an annual basis over a three-year period on each anniversary of the grant date and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(3)
During the periods shown, the long-term incentive program was structured such that the awarded value of PSUs (on the one hand) and RSUs (on the other) was identical, based on the quoted closing market price of $10.28 per share of our common stock on December 31, 2022 for awards made in January 2023, $3.12 per share of our common stock on December 31, 2021 for awards made in January 2022 and $4.20 per share of our common stock on December 31, 2020 for awards made in January 2021. The amounts shown in this column, however, represent the grant date fair value of the PSU awards and RSU awards calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for restricted stock awards are the same, the values for PSU awards are different.

Helix Energy Solutions Group, Inc.	2024 Proxy Statement	63

Executive Compensation
Outstanding Equity Awards as of December 31, 2023
The following table includes certain information with respect to the value as of December 31, 2023 of all unvested restricted stock, RSU and PSU awards outstanding for each of our named executive officers.
Name and Principal Position	Stock Awards(1)
	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4)
Owen Kratz President and Chief Executive Officer	43,651(6)	$448,732	130,952(7)	$1,346,187
	384,616(8)	$3,953,852	576,923(9)	$5,930,768
	243,902(10)	$2,507,313	243,902(11)	$2,507,313
Scotty Sparks Executive Vice President and Chief Operating Officer	39,683(6)	$407,941	119,048(7)	$1,223,813
	125,534(8)	$1,290,490	188,301(9)	$1,935,734
	93,157(10)	$957,654	93,157(11)	$957,654
Erik Staffeldt Executive Vice President and Chief Financial Officer	35,715(6)	$367,150	107,143(7)	$1,101,430
	114,851(8)	$1,180,668	172,276(9)	$1,770,997
	88,076(10)	$905,421	88,076(11)	$905,421
Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary	31,746(6)	$326,349	95,328(7)	$979,972
	85,470(8)	$878,632	128,205(9)	$1,317,947
	64,363(10)	$661,652	64,363(11)	$661,652
(1)	No options were granted by Helix in 2023 and no options are currently outstanding.
(2)
The numbers in this column represent unvested RSUs as of December 31, 2023. RSUs granted in 2023, 2022 and 2021 are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee. There are no unvested shares of restricted stock as of December 31, 2023.

(3)	The fair market value is calculated as the product of the closing price on the last business day of 2023, which was $10.28 per share, and the number of unvested shares or units.
(4)	Helix has not paid dividends on its common stock and, as such, no dividends have been paid with respect to any outstanding equity awards.
(5)
The numbers in this column represent unvested PSUs as of December 31, 2023. PSUs granted in 2023, 2022 and 2021 are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(6)	RSUs granted on January 1, 2021, which vested ratably on an annual basis over the three-year period ended December 31, 2023.
(7)	PSUs granted on January 4, 2021, for the three-year performance period ended December 31, 2023.
(8)
RSUs granted on January 4, 2022, which vest ratably on an annual basis over a three-year period and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(9)
PSUs granted on January 4, 2022, for which the performance period ends on December 31, 2024 and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(10)
RSUs granted on January 3, 2023, which vest ratably on an annual basis over a three-year period and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(11)
PSUs granted on January 3, 2023 for which the performance period ends on December 31, 2025 and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

64	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation
Option Exercises and Stock Vested for Fiscal Year 2023
The following table includes certain information with respect to the options exercised by the named executive officers and with respect to RSUs vesting for each of our named executive officers during the year ended December 31, 2023.
Name and Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Owen Kratz President and Chief Executive Officer	-0-	$-0-	298,264	$2,130,035
Scotty Sparks Executive Vice President and Chief Operating Officer	-0-	$-0-	122,786	$882,937
Erik Staffeldt Executive Vice President and Chief Financial Officer	-0-	$-0-	111,744	$803,423
Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary	-0-	$-0-	87,462	$629,658
All Other Compensation
The following table includes certain information with respect to all other compensation received by each of our named executive officers during the years ended December 31, 2023, 2022 and 2021.
Name	Year	Helix Contributions to Retirement and 401(k) Plans(1)	Severance Payments/ Accruals	Total
Owen Kratz President and Chief Executive Officer	2023	$8,250	$-0-	$8,250
	2022	$7,625	$-0-	$7,625
	2021	$-0-	$-0-	$-0-
Scotty Sparks Executive Vice President and Chief Operating Officer	2023	$-0-	$-0-	$-0-
	2022	$-0-	$-0-	$-0-
	2021	$-0-	$-0-	$-0-
Erik Staffeldt Executive Vice President and Chief Financial Officer	2023	$8,250	$-0-	$8,250
	2022	$7,625	$-0-	$7,625
	2021	$-0-	$-0-	$-0-
Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary	2023	$8,250	$-0-	$8,250
	2022	$7,625	$-0-	$7,625
	2021	$-0-	$-0-	$-0-
(1)
The amounts in this column consist of matching contributions by Helix through our Employees’ 401(k) Savings Plan. Helix suspended its discretionary matching contributions for 2021. Mr. Sparks does not participate in our 401(k) plan. For 2022, Helix reinstated its discretionary matching contributions at the rate of 50% of an employee’s pre-tax contributions up to 5% of the employee’s compensation, subject to contribution limits and such discretionary matching contributions by Helix remained at the same rate in 2023.

Helix Energy Solutions Group, Inc.	2024 Proxy Statement	65

Executive Compensation
Employment Agreements and Change in Control Provisions
Each of our named executive officers has an employment agreement with Helix. Our employment agreements are a component of our overall employment arrangements and as such have the same primary objectives as our compensation program – to be sufficiently competitive to attract and retain executive officers. Payments to be made to any named executive officer under his employment agreement as a result of retirement, death, disability, termination for cause, termination by the executive for good reason, involuntary termination by Helix without cause or upon a change in control are based on such named executive officer’s employment agreement (or an applicable equity or equity-based award agreement). We have historically entered into employment agreements with executive officers contemporaneously with either the executive officer’s initial hiring by us or his or her promotion to an executive officer position.
In order to provide consistency among our executive officers, we generally continue to use the same form of employment agreement for multiple years; however, more recently elected executive officers such as Messrs. Sparks, Staffeldt and Neikirk do not have a “gross-up” provision for excise taxes in their employment agreements. The form of employment agreement is reviewed by our management and by the Compensation Committee’s independent compensation consultant to determine whether its provisions are consistent with the employment agreements of our benchmarking peer group. The form of employment agreement is reviewed and approved by the Compensation Committee, both for use as a form and with respect to the specific terms applicable to each executive officer. Although we believe that each company in our benchmarking peer group understandably has forms of employment agreements that are different from ours, including with respect to specific severance payment provisions, we believe key employment contract provisions covering our executive officers remain in line with market practice and provide terms designed to attract and retain executive officers.
Pursuant to his employment agreement, Mr. Kratz is entitled to receive a base annual salary, participate in the annual STI program, participate in the long-term incentive program and participate in all other employee benefit plans made available to Helix’s executive officers. The other named executive officers’ employment agreements have similar terms involving salary, STI, long-term incentives and benefits (with amounts that vary according to their positions).
The following information and the table below labeled “Potential Payments upon Certain Events Including Termination after a Change in Control” set forth the amount of payments to each of the named executive officers under certain circumstances, and describe certain other provisions of their respective employment agreements. With respect to the following information and table, the following assumptions and general principles apply:
•
The amounts shown with respect to any termination assume that the named executive officer’s employment was terminated on December 31, 2023. Accordingly, the table reflects amounts payable, some of which are estimates based on available information, to the named executive officer upon the occurrence of a termination after a change in control.

•
Each named executive officer is entitled to receive amounts earned prior to his termination regardless of the manner in which he is terminated. In addition, he would be entitled to receive any amounts accrued and vested under our retirement and savings programs. These amounts are not shown in the table or otherwise discussed.

Non-Compete Provision
Each named executive officer’s employment agreement provides, among other things, that during the term of the named executive officer’s employment and for a period of one year after the termination of his employment with us for any reason, the named executive officer shall not engage in the conception, design, development, production, marketing or servicing in the offshore energy services industry. Each named executive officer also agrees not to solicit any customers with whom he has had contact or any of our employees for a period of one year after the termination of the named executive officer’s employment with us for any reason.
Termination for Cause or as a Result of Death, Disability or Retirement
Pursuant to his employment agreement, if a named executive officer is terminated by us for “Cause” (as defined in his employment agreement), then the named executive officer shall have no further rights under such agreement except to receive base salary for periods prior to the termination and any unpaid STI earned for the prior year. In the event of termination due to the death, disability or retirement of the named executive officer, we are obligated to pay to the named executive officer, his
66	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation
estate or other designated party, the named executive officer’s salary through the date of his termination plus any unpaid STI earned for the prior year and the STI earned for the year of termination in an amount equal to a prorated portion of the STI for the period up to the date of termination. Any prorated STI will be paid on the same date as the STI is paid to the other participants (but no later than March 15 of the following year). In the event a named executive officer becomes disabled, the named executive officer remains eligible to receive the compensation and benefits set forth in his employment agreement until his termination (a period of at least six months and up to twelve months).
Termination by the Executive Officer
In the event a named executive officer terminates his employment without “Good Reason” (as defined in his employment agreement), upon 30 days’ written notice, the named executive officer remains our employee for 30 days and remains subject to, and receives the benefit of, the employment agreement during that time. The named executive officer shall have no further rights under such agreement except to receive base salary for periods prior to the termination and any unpaid STI for the prior year.
In the event the named executive officer terminates his employment with “Good Reason,” then the named executive officer is entitled to receive an amount equal to the factor set forth below times the named executive officer’s base salary for the year in which the termination occurs. With respect to each named executive officer, all equity-based incentive awards that would have vested in accordance with their terms within 12 months of the termination automatically vest. The named executive officer also is entitled to receive any unpaid STI earned for the prior year, paid on the same date as the STI is paid to the other participants (but no later than March 15 of the year of termination), and the full amount of his target STI for the year of the termination, paid on the same date as the STI is paid to the other participants (assuming such an STI is paid, but no later than March 15 of the following year). The salary multiple is two times for Mr. Kratz and one time for Messrs. Sparks, Staffeldt and Neikirk.
By Helix
In the event we terminate the employment of a named executive officer for any other reason (other than for “Cause” or upon the death, disability or retirement of the named executive officer), then pursuant to his employment agreement the named executive officer is entitled to receive an amount equal to the factor set forth below times the named executive officer’s base salary for the year in which the termination occurs. With respect to each named executive officer, all equity-based incentive awards that would have vested in accordance with their terms within 12 months of the termination automatically vest. The named executive officer also is entitled to receive any unpaid STI earned for the prior year, paid no later than March 15 of the year of termination, and the full amount of his target STI for the year of the termination, paid on the same date as the STI is paid to the other participants, assuming such an STI is paid (but no later than March 15 of the following year). The salary multiple is two times for Mr. Kratz and one time for Messrs. Sparks, Staffeldt and Neikirk.
In addition, in the event of the termination of any named executive officer for any reason, including involuntary termination, the Compensation Committee has the discretion to determine the amount and timing of any severance payments and benefits that may be offered to the named executive officer. In making that determination, the Compensation Committee takes into consideration the terms of the named executive officer’s employment agreement. The determination historically has been based in part on the named executive officer’s rights under his or her employment agreement as well as any other factors the Compensation Committee deems to be relevant. Moreover, the determination would depend on a variety of circumstances and factors that cannot be fully anticipated.
The Compensation Committee has been deliberative in the evaluation and determination of severance benefits currently included in the named executive officers’ employment agreements and any deviations therefrom are intended to be rare.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	67

Executive Compensation
Change in Control Provisions
Pursuant to the terms of each named executive officer’s employment agreement, if a named executive officer terminates his employment for “Good Reason” or is terminated by us without “Cause” within a two-year period following a “Change in Control,” (1) the named executive officer is entitled to receive a lump sum payment in an amount equal to the multiple described below times the named executive officer’s aggregate annual cash compensation (defined as his current salary plus STI target), (2) all restricted stock and other equity-based awards held by the named executive officer would immediately vest, and (3) the named executive officer is entitled to receive a lump sum payment equal to the cost of continuation of health coverage under COBRA for 18 months. The salary multiple is 2.99 times for Mr. Kratz and two times for Messrs. Sparks, Staffeldt and Neikirk.
Mr. Kratz’s employment agreement provides that if any payment is subject to any excise tax under Internal Revenue Code Section 4999, a “gross-up” payment would be made to place Mr. Kratz in the same net after-tax position as would have been the case if no excise tax had been payable. The employment agreements with Messrs. Sparks, Staffeldt and Neikirk do not contain any excise tax “gross-up” protections.
For purposes of the employment agreements, “Change in Control” is defined as (1) one person or group acquiring stock that gives that person or group control of more than 50% of the value or voting power of Helix, (2) during any 12-month period, any person or group obtaining 45% or more of the voting power of Helix, or a majority of the Board being replaced by persons not endorsed by a majority of the then-existing Board, or (3) a change in ownership of a substantial portion of the assets of Helix during any 12-month period. “Cause” means embezzlement or theft, breach of a material provision of the employment agreement, any act constituting a felony or otherwise involving theft, fraud, gross dishonesty or moral turpitude, negligence or willful misconduct, any breach of the named executive officer’s fiduciary obligations, a material violation of our policies or procedures or any chemical dependence that adversely affects the performance of the named executive officer. “Good Reason” means the material diminution of the named executive officer’s base salary, material diminution of his authority, duties or responsibilities, a material change in the named executive officer’s reporting relationship, a material change in the geographic location at which the named executive officer must perform his duties, or any action that would constitute a material breach of the employment agreement by Helix.
68	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation
Potential Payments upon Certain Events Including Termination after a Change in Control
Our named executive officers would have been eligible to receive the payments set forth below if (a) their employment had been terminated as of December 31, 2023 for reasons other than a Change in Control or (b) a Change in Control had occurred within three months of the end of 2023:
	O. Kratz	S. Sparks	E. Staffeldt	K. Neikirk
Normal and Early Retirement(1)
2023 annual cash incentive compensation(2)	$2,157,600	$827,080	$791,120	$719,200
Total	$2,157,600	$827,080	$791,120	$719,200
Death(1)
2023 annual cash incentive compensation(2)	$2,157,600	$827,080	$791,120	$719,200
Total	$2,157,600	$827,080	$791,120	$719,200
Disability(1)(3)
2023 annual cash incentive compensation(2)	$2,157,600	$827,080	$791,120	$719,200
Total	$2,157,600	$827,080	$791,120	$719,200
Termination for Cause or Resignation without Good Reason
Amount Received	$-0-	$-0	$-0-	$-0-
Total	$-0-	$-0-	$-0-	$-0-
Involuntary Termination without Cause
2023 annual cash incentive compensation	$1,200,000	$460,000	$440,000	$400,000
Multiple of base salary	1,600,000	460,000	440,000	400,000
Accelerated vesting of RSUs(4)	3,261,423	1,372,401	1,259,279	986,212
Accelerated PSU Awards(5)	2,436,596	2,215,104	1,993,611	1,772,077
Total	$8,498,019	$4,507,505	$4,132,890	$3,558,289
Termination by Executive for Good Reason
2023 annual cash incentive compensation	$1,200,000	$460,000	$440,000	$400,000
Multiple of base salary	1,600,000	460,000	440,000	400,000
Accelerated vesting of RSUs(4)	3,261,423	1,372,401	1,259,279	986,212
Accelerated PSU Awards(5)	2,436,596	2,215,104	1,993,611	1,772,077
Total	$8,498,019	$4,507,505	$4,132,890	$3,558,289
	O. Kratz	S. Sparks	E. Staffeldt	K. Neikirk
Change in Control
Cash severance payment	$-0-	$-0-	$-0-	$-0-
Accelerated vesting of RSUs(6)	6,909,897	2,656,085	2,453,240	1,866,632
Accelerated PSU Awards(7)	18,385,050	7,647,549	7,011,443	5,486,467
COBRA Coverage	-0-	-0-	-0-	-0-
Excise tax gross-up	-0-	-0-	-0-	-0-
Total	$25,294,947	$10,303,634	$9,464,683	$7,353,099
Change in Control with Involuntary Termination without Cause or by Executive for Good Reason
Cash severance payment	$5,980,000	$1,840,000	$1,760,000	$1,600,000
Accelerated vesting of RSUs(6)	6,909,897	2,656,085	2,453,240	1,866,632
Accelerated PSU Awards(7)	18,385,050	7,647,549	7,011,443	5,486,467
COBRA Coverage	18,752	28,006	28,006	28,006
Excise tax gross-up	-0-	-0-	-0-	-0-
Total	$31,293,699	$12,171,640	$11,252,689	$8,981,105
(1)
Under the terms of the PSU award agreements, it is possible for a named executive officer who retires after the age of 55, dies or becomes disabled to earn a pro-rata amount of his or her unvested PSU awards, based on the named executive officer’s full months of service within the applicable three-year performance period. However, because the payout of these PSUs would not occur until their ordinary vesting, the payout can fluctuate from 0% to 200% of the units awarded based on stock price performance (significantly, the last 20 trading days prior to vesting), and therefore cannot be quantified in advance.

(2)	STI for 2023 would be payable under the terms of the STI program and/or as applicable under our named executive officers’ employment agreements.
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Executive Compensation
(3)
Named executive officers would continue to earn their base salary plus receive benefits for six months after becoming disabled prior to being terminated. Assuming notice of termination occurred on December 31, 2023, the named executive officer would have already received his base salary for such period.

(4)
Upon an involuntary termination without Cause or a termination by the executive for Good Reason, each named executive officer is entitled to the portion of his RSUs that would vest within one year from the date of termination. These amounts are based upon the closing price of our common stock on December 31, 2023, which was $10.28 per share.

(5)
Upon an involuntary termination without Cause or a termination by the executive for Good Reason, each named executive officer is entitled to the portion of his PSU Award that would vest within one year from the date of termination. As of December 31, 2023, Helix’s stock performance was at the 71st percentile for the TSR portion of the 2021 award (which equates to 162%) and 200% of the Free Cash Flow portion; accordingly, the PSUs issued for 2021 would have been issued at approximately 181%. These amounts are based on the closing price of our common stock on December 31, 2023, which was $10.28 per share.

(6)	These amounts are based upon the closing price of our common stock on December 31, 2023, which was $10.28 per share.
(7)
The 2021 PSU, 2022 PSU and 2023 PSU award agreements provide for vesting of 100% of the award upon the occurrence of a Change in Control based in equal parts by (a) the TSR calculation of Helix and the designated performance peer group and (b) Helix’s generation of Free Cash Flow, both over the adjusted performance period. These amounts are based upon the closing price of our common stock on December 31,2023, which was $10.28 per share. As of December 31, 2023, Helix’s stock performance was at the 71st percentile for the TSR portion of the 2021 award (which equates to 162%) and 200% of the Free Cash Flow portion; accordingly, the PSUs issued for 2021 would have been issued at approximately 181%. As of December 31, 2023, Helix’s stock performance was at the 94th percentile for the TSR portion of the 2022 award (which equates to 200%) and 200% of the Free Cash Flow portion; accordingly, the PSUs issued for 2022 would have been issued at 200%. As of December 31, 2023, Helix’s stock performance was at the 84th percentile for the TSR portion of the 2023 award (which equates to 200%) and 125% of the Free Cash Flow portion; accordingly, the PSUs issued for 2023 would have been issued at approximately 163%. The actual number of PSUs received in the event of a Change in Control will depend on Helix’s final performance through the date of the triggering event and the projections above are our estimates based on currently available information.

Chief Executive Officer Pay Ratio
Helix is a global company that as of December 31, 2023 employed 2,531 people. Helix’s compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to make the compensation of every Helix employee reflective of the level of their contributions and responsibilities, and competitive within our benchmarking peer group. Helix’s ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.
Under rules adopted pursuant to the Dodd-Frank Act of 2010, Helix calculates and discloses the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer. The paragraphs that follow describe our methodology and the resulting Chief Executive Officer to median employee pay ratio.
Measurement Date
We identified and determined the median employee using our employee population on December 31, 2023.
Consistently Applied Compensation Measure (CACM)
Under the relevant rules, we identified the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct compensation of all our employees (excluding our Chief Executive Officer). Specifically, we identified the median employee by reviewing annual base pay and other taxable income. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.
Methodology and Pay Ratio
In 2023, after applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.
Our median employee compensation as calculated using the Summary Compensation Table requirements was $87,938 for 2023. Our Chief Executive Officer’s compensation as reported in the Summary Compensation Table was $7,023,160 for 2023. Therefore, our chief executive officer to median employee pay ratio is estimated at 80:1. Our median employee’s total compensation does not include the premiums we paid for health insurance, dental insurance, health savings account, short-term and long-term disability insurance, our employee assistance program, and life and accidental death and dismemberment insurance. If we included those amounts for both the median employee and our Chief Executive Officer, our Chief Executive Officer to median employee pay ratio would have been estimated at 77:1.
70	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation
This information is being provided for compliance purposes only. Neither the Compensation Committee nor Helix management used the pay ratio measure in making any compensation decisions.
Pay Versus Performance
As discussed in the Compensation Discussion and Analysis above, our Compensation Committee has implemented an executive compensation program based on the philosophy that our executive management team should be aligned with our shareholders, and that our executives should be incentivized and rewarded for performance that advances business goals and the creation of sustainable value in all business cycles, leading to shareholder value creation. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years ended December 31, 2023, 2022, 2021 and 2020.
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(2)(3)	Value of Initial Fixed $100 Investment Based On:(4)		Net Income (loss) (in thousands)	Adjusted EBITDA (Company- Selected Measure) (in thousands)(5)
					Company Total Shareholder Return	Peer Group Total Shareholder Return
2023	$7,023,160	$15,027,002	$2,579,777	$5,560,385	$106.4	$115.1	$(10,838)	$273,403
2022	$6,356,663	$16,491,636	$2,214,710	$5,694,654	$76.4	$112.9	$(87,784)	$121,022
2021	$2,876,989	$829,802	$1,871,043	$1,248,042	$32.3	$69.9	$(61,684)	$96,276
2020	$5,335,487	$(3,579,907)	$1,805,011	$(238,275)	$43.5	$57.9	$20,084	$155,260
(1)
The amounts shown for Compensation Actually Paid (“CAP”) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. To calculate the CAP, the following amounts were deducted from and added to the Summary Compensation Table (“SCT”) total compensation:

PEO SCT Total to CAP Reconciliation:

Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation(i)	SCT Total	Deductions from SCT Total(ii)	Additions to SCT Total(iii)	CAP
2023	$800,000	$2,157,600	$8,250	$7,023,160	$4,057,310	$12,061,152	$15,027,002
2022	$700,000	$1,400,000	$7,625	$6,356,663	$4,249,038	$14,384,011	$16,491,636
2021	$700,000	$929,670	$0	$2,876,989	$1,247,319	$(799,868)	$829,802
2020	$597,917	$472,500	$7,125	$5,335,487	$4,257,945	$(4,657,449)	$(3,579,907)
Average Non-PEO NEOs SCT Total to CAP Reconciliation:

Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation(i)	SCT Total	Deductions from SCT Total(ii)	Additions to SCT Total(iii)	CAP
2023	$433,333	$779,133	$5,500	$2,579,777	$1,361,810	$4,342,418	$5,560,385
2022	$433,333	$576,333	$5,083	$2,214,710	$1,199,960	$4,679,904	$5,694,654
2021	$433,333	$417,173	$0	$1,871,043	$1,020,536	$397,535	$1,248,042
2020	$395,500	$222,000	$4,750	$1,805,011	$1,182,761	$(860,525)	$(238,275)
(i)	Reflects “all other compensation” reported in the SCT for each year shown.
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Executive Compensation
(ii)	Represents the grant date fair value of equity-based awards granted each year.
(iii)
Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal years ended December 31, 2023, 2022, 2021 and 2020 is further detailed in the supplemental tables below.

PEO Equity Component of CAP for Fiscal Year ended December 31, 2023:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2023 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2023 (b)	Change in Value of Prior Years’ Awards That Vested in FY2023 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$3,435,360	$4,947,659	—	$8,383,019
RSUs	$2,507,312	$1,241,974	(71,153)	$3,678,133
RSAs	—	—	—	—
Total	$5,942,672	$6,189,633	(71,153)	$12,061,152
Average Non-PEO NEOs Equity Component of CAP for Fiscal Year ended December 31, 2023:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2023 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2023 (b)	Change in Value of Prior Years’ Awards That Vested in FY2023 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$1,153,073	$1,929,204	—	$3,082,277
RSUs	$841,576	$418,565	—	$1,260,141
RSAs	—	—	—	—
Total	$1,994,649	$2,347,769	—	$4,342,418
PEO Equity Component of CAP for Fiscal Year ended December 31, 2022:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2022 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2022 (b)	Change in Value of Prior Years’ Awards That Vested in FY2022 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$7,823,076	$1,665,913	—	$9,488,989
RSUs	$4,257,692	$371,906	—	$4,629,598
RSAs	—	$265,424	—	$265,424
Total	$12,080,768	$2,303,243	—	$14,384,011
72	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation
Average Non-PEO NEOs Equity Component of CAP for Fiscal Year ended December 31, 2022:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2022 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2022 (b)	Change in Value of Prior Years’ Awards That Vested in FY2022 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$2,209,295	$890,189	—	$3,099,484
RSUs	$1,202,404	$304,287	—	$1,506,691
RSAs	—	$73,729	—	$73,729
Total	$3,411,698	$1,268,205	—	$4,679,904
PEO Equity Component of CAP for Fiscal Year ended December 31, 2021:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2021 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2021 (b)	Change in Value of Prior Years’ Awards That Vested in FY2021 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$652,796	$(1,620,184)	—	$(967,389)
RSUs	$408,570	—	—	$408,570
RSAs	—	$(241,050)	—	$(241,050)
Total	$1,061,366	$(1,861,234)	—	$(799,868)
Average Non-PEO NEOs Equity Component of CAP for Fiscal Year ended December 31, 2021:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2021 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2021 (b)	Change in Value of Prior Years’ Awards That Vested in FY2021 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$534,108	$(409,631)	—	$124,477
RSUs	$334,286	—	—	$334,286
RSAs	—	$(61,228)	—	$(61,228)
Total	$868,394	$(470,859)	—	$397,535
PEO Equity Component of CAP for Fiscal Year ended December 31, 2020:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2020 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2020 (b)	Change in Value of Prior Years’ Awards That Vested in FY2020 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$1,059,814	$(5,047,613)	—	$(3,987,799)
RSUs	—	—	—	—
RSAs	$785,047	$(1,454,697)	—	$(669,650)
Total	$1,844,861	$(6,502,310)	—	$(4,657,449)
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Executive Compensation
Average Non-PEO NEOs Equity Component of CAP for Fiscal Year ended December 31, 2020:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2020 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2020 (b)	Change in Value of Prior Years’ Awards That Vested in FY2020 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$294,392	$(1,060,193)	—	$(765,801)
RSUs	—	—	—	—
RSAs	$218,068	$(312,792)	—	$(94,724)
Total	$512,460	$(1,372,985)	—	$(860,525)
(2)
The non-principal executive officer (“PEO”) named executive officers (“NEOs”) reflected in the Non-PEO named executive officer columns represent the following individuals for each of the years shown: Scotty Sparks, Executive Vice President and Chief Operating Officer; Erik Staffeldt, Executive Vice President and Chief Financial Officer; and Ken Neikirk, Executive Vice President, General Counsel and Corporate Secretary.

(3)	We do not have pensions; therefore an adjustment to the SCT totals related to pension values for any of the years reflected is not needed.
(4)
The Peer Group TSR in this table utilizes the Philadelphia Oil Service Sector index (the “OSX”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2023 Annual Report. The comparison assumes $100 was invested for the period starting December 31, 2019 through the end of the listed year in the Company and the OSX, respectively. These results are not necessarily indicative of future performance.

(5)	Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to reported net income (loss), see “Non-GAAP Financial Measures” on pages 37-38 of our 2023 Annual Report.
Tabular List of Most Important Performance Measures
The three items listed in the following table represent the most important metrics we used to determine CAP to our CEO and other NEOs for the fiscal year ended December 31, 2023 as further described in our Compensation Discussion & Analysis (“CD&A”) within the sections titled “2023 Executive Compensation Program” and “Long-Term Incentive Program”. The role of each of these performance measures is discussed in the CD&A. The measures in this table are not ranked.

Most Important Performance Measures
•	Adjusted EBITDA
•	Total Shareholder Return
•	Free Cash Flow
74	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company and Peer Group’s cumulative TSR over the four most recently completed fiscal years.

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income (loss) during the four most recently completed fiscal years.

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other Non-PEO NEOs, and our Adjusted EBITDA during the four most recently completed fiscal years.

(1) “Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to reported net income (loss), see “Non-GAAP Financial Measures” on pages 37-38 of our 2023 Annual Report.”
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	75

Proposal 3:
Advisory Vote on the Approval
of the 2023 Compensation of Our
Named Executive Officers
Helix is seeking an advisory shareholder vote on the approval of the 2023 compensation of our named executive officers (commonly referred to as “say on pay”). This vote is non-binding. The Compensation Committee, however, will review the voting results and take them into consideration when making future compensation decisions for our named executive officers.
As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to attract, retain and motivate executive officers who can develop and execute our business strategy in a way that maximizes value for our shareholders through a range of business cycles, and to align the economic interests of our executive officers with those of our shareholders over the full range of those cycles. Shareholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosure to better understand the compensation of our named executive officers.
In deciding how to vote on this proposal, the Board urges you to consider the following factors, which are more fully described in the “Compensation Discussion and Analysis.”
For 2023 compensation, the Compensation Committee continued to:
•	Establish an appropriate Benchmarking Peer Group and pay our NEOs at approximately the median level, with an opportunity to earn greater overall compensation if warranted by our performance;
•	Maintain an STI program based on stretch Adjusted EBITDA goals, updated in 2023 to be based on both stretch Adjusted EBITDA goals and a balanced scorecard of ESG metrics;
•	Approve a long-term incentive program tied to the performance of our common stock and other financial metrics;
•	Impose stock performance requirements as compared to a formulaically selected performance peer group in connection with payout of PSU awards;
•	Take steps designed to conserve the Company’s share count and avoid potential dilution; and
•	Consider the outcome of our “say on pay” votes and our shareholders’ views when making future compensation decisions for our NEOs.
The Compensation Committee and management believe that the Company’s 2023 executive compensation:
•	Appropriately reflects Helix’s financial performance for the year as well as for longer-term value creation;
•	Demonstrates alignment of our NEOs’ interests with those of our shareholders;
•	Includes an appropriate overall mix of short- and long-term incentives designed to enhance shareholder value;
•	Advances Helix’s mission and business strategy; and
•	Helps attract, motivate and retain the key talent needed to deliver Helix’s long-term success.
76	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 3
Vote Required
The vote on the approval of the 2023 compensation of our named executive officers is advisory and non-binding. However, the Board will consider shareholders to have approved our named executive officers’ 2023 compensation if the proposal receives the affirmative “FOR” vote of holders of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting.
Board of Directors Recommendation

The Board recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the following resolution:

Resolved, that the shareholders approve, on a non-binding advisory basis, the 2023 compensation of Helix’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables and the related narrative disclosure in this proxy statement.

Helix Energy Solutions Group, Inc.	2024 Proxy Statement	77

Proposal 4:
Approval of Amendment and
Restatement of Our 2005 Long
Term Incentive Plan
The Board previously adopted, and our shareholders previously approved, the Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan as amended and restated effective May 15, 2019 (our “2005 Long Term Incentive Plan”). On February 20, 2024, the Board approved the amendment and restatement of our 2005 Long Term Incentive Plan (our “Amended 2005 Long Term Incentive Plan”), subject to shareholder approval, to (i) authorize 7,000,000 additional shares for issuance pursuant to our equity incentive compensation strategy; (ii) clarify that any dividends or dividend equivalents to which a holder of an award is entitled will not be payable prior to the vesting or settlement, as appliable, of the underlying award; (iii) clarify that no dividends or dividend equivalents will be paid on option or stock appreciation rights (“SARs”); (iv) specify that in the event that on the last business day of the term of an option or SAR, (a) the exercise of the option or SAR is prohibited by applicable law or (b) shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the option or SAR will be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement; (v) clarify that the holder of an SAR will not have any rights as a stockholder with respect to stock covered by an SAR until he or she exercises the SAR; and (vi) specify that awards and amounts paid or payable pursuant to or with respect to awards will be subject to the provisions of any applicable recoupment policies or procedures adopted by the Company.
At the Annual Meeting, our shareholders are being asked to approve our Amended 2005 Long Term Incentive Plan. If our Amended 2005 Long Term Incentive Plan is not approved at the Annual Meeting, our 2005 Long Term Incentive Plan will remain in effect.
Our 2005 Long Term Incentive Plan reserves 17,300,000 shares for issuance thereunder. Our Amended 2005 Long Term Incentive Plan reserves an additional 7,000,000 shares for issuance thereunder. If our shareholders approve this proposal, the total number of shares authorized and reserved for issuance under our Amended 2005 Long Term Incentive Plan will be 24,300,000 shares (of which 14,794,570 shares have been issued). However, if this proposal is rejected by shareholders, the total number of shares authorized and reserved for issuance under our 2005 Long Term Incentive Plan will remain at 17,300,000, of which approximately 2,505,430 remain available for issuance as of March 19, 2024. Based on current forecasts, if the increase is not approved, we anticipate that our 2005 Long Term Incentive Plan will run out of available shares in less than two years. For additional information on shares outstanding and available for issuance under the 2005 Long Term Incentive Plan as of March 19, 2024, see “Equity Compensation Plan Information – Basis for the Requested Increase to Shares Available under the 2005 Long Term Incentive Plan” on page 88.
We are asking you to authorize 7,000,000 shares for future issuance under the Amended 2005 Long Term Incentive Plan, which could result in potential dilution of approximately 4.4%. This potential dilution was calculated by dividing (i) the 7,000,000 shares for future issuance requested herein by the total number of shares of outstanding common stock plus the additional shares requested for the Amended 2005 Long Term Incentive Plan. In consideration of this proposal, shareholders should also be aware that the average number of shares granted under all long-term incentive plans over the last three fiscal years, divided by the number of shares outstanding, is approximately 1.04%. Further, overhang as of March 19, 2024 is 2.05%. Overhang consists of the number of shares subject to equity awards outstanding as of March 19, 2024 divided by the number
78	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 4
of shares of our common stock outstanding as of March 19, 2024. The dilution, average number of shares granted and overhang assume PSUs at target performance. Based on historical prior years’ grants and historical stock prices, Helix anticipates that the shares available for issuance under our Amended 2005 Long Term Incentive Plan will be sufficient to meet the needs of our long-term incentive program for approximately five years.
Summary of our Amended 2005 Long Term Incentive Plan
The full text of our Amended 2005 Long Term Incentive Plan is set forth as Annex A hereto, and you are urged to refer to it for a complete description of our Amended 2005 Long Term Incentive Plan. The summary of the principal features of our Amended 2005 Long Term Incentive Plan that follows is qualified entirely by such reference.
Purpose. Our Amended 2005 Long Term Incentive Plan is intended to provide incentives to certain directors, officers and other employees of Helix and our affiliates (entities controlled by or under common control with Helix) by enabling them to acquire shares of Helix’s common stock and to receive other compensation based on the increase in value of our common stock or certain other performance measures. The Amended 2005 Long Term Incentive Plan also is intended to advance the best interests of Helix and our shareholders by providing those persons who have substantial responsibility for the management and growth of Helix and our affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in Helix, thereby encouraging them to continue in their employment with Helix and our affiliates.
Term. If approved by our shareholders, our Amended 2005 Long Term Incentive Plan will be effective as of May 15, 2024. No awards may be issued under our Amended 2005 Long Term Incentive Plan on or after the date that our Amended 2005 Long Term Incentive Plan is terminated by the Board.
Administration. The Compensation Committee (or a subcommittee composed of at least two of its members) or, in the absence thereof, the Board (the “Plan Committee”), will administer awards under our Amended 2005 Long Term Incentive Plan. In administering our Amended 2005 Long Term Incentive Plan, the Plan Committee will have the full power with respect to awards issued by it to:
•	determine the persons to whom and the time or times at which awards will be made;
•	determine the number and exercise price of shares of common stock covered in each award;
•	determine the terms, provisions and conditions of each award, which need not be identical;
•	accelerate the time at which any of the holder’s outstanding awards will vest;
•	prescribe, amend and rescind rules and regulations relating to the administration of our Amended 2005 Long Term Incentive Plan; and
•	make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of our Amended 2005 Long Term Incentive Plan.
All determinations and decisions made by the Plan Committee pursuant to the provisions of our Amended 2005 Long Term Incentive Plan and all related orders and resolutions of the Plan Committee will be final, conclusive and binding on all persons, including Helix, our shareholders, employees, holders and the estates and beneficiaries of employees and holders.
Eligibility. Directors of Helix, common law employees of Helix and our affiliates, and persons who agree to become common law employees of Helix or any of our affiliates and are expected to become such within six months from the date of a determination made for purposes of our Amended 2005 Long Term Incentive Plan are eligible to receive awards under our Amended 2005 Long Term Incentive Plan.
Maximum Shares Available. The maximum number of shares of our common stock that may be issued under our Amended 2005 Long Term Incentive Plan may not exceed 24,300,000 in the aggregate. The aggregate number of shares of common stock with respect to which incentive stock options may be granted under our Amended 2005 Long Term Incentive Plan is 2,000,000. The maximum number of shares of common stock with respect to which awards may be granted to an employee during a fiscal year is 1,000,000. The maximum value of a cash award that may be granted to an employee during a fiscal year is $10,000,000. Such limitations are subject to adjustment in accordance with our Amended 2005 Long Term Incentive Plan.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	79

Proposal 4
Our Amended 2005 Long Term Incentive Plan provides that no non-employee director may receive, in any one calendar year, awards under our Amended 2005 Long Term Incentive Plan valued at the time of grant exceeding $500,000. Awards granted to a non-employee director in lieu of cash retainers and fees otherwise payable for service on the Board and its committees are excluded from this limitation.
If shares of common stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of common stock will count against the aggregate number of shares of common stock with respect to which awards may be granted under our Amended 2005 Long Term Incentive Plan. If shares of common stock are tendered in payment of the option price of an option, those shares of common stock will not be added to the aggregate number of shares of common stock with respect to which awards may be granted under our Amended 2005 Long Term Incentive Plan. If any outstanding award is forfeited or canceled for any reason or is settled in cash in lieu of shares of common stock, the shares of common stock allocable to that portion of the award may again be subject to an award granted under our Amended 2005 Long Term Incentive Plan. Notwithstanding the foregoing, with respect to options and SARs that are settled in shares of common stock, the number of options or SARs exercised shall be counted against the number of shares of common stock with respect to which awards can be made regardless of the number of shares of common stock issued upon settlement of those options or SARs.
Minimum Vesting or Restriction Period. Any award granted under our Amended 2005 Long Term Incentive Plan must have a vesting or restriction period of at least one year such that no portion of the award is scheduled to become vested prior to the first anniversary of the date of grant; earlier vesting of an award is limited to events of death, disability, change in control or retirement. However, 5% of the total number of shares of common stock available for issuance under our Amended 2005 Long Term Incentive Plan will not be subject to the minimum vesting or restricted period.
Options. The Plan Committee may grant incentive stock options under Section 422 of the Code and nonqualified stock options under our Amended 2005 Long Term Incentive Plan to eligible persons in such number and upon such terms as the Plan Committee may determine, subject to the terms and provisions of our Amended 2005 Long Term Incentive Plan. The price at which shares of common stock may be purchased under an option will be determined by the Plan Committee, but such price may not be less than 100% of the fair market value of the shares on the date the option is granted. Options may not include provisions that “reload” the option upon exercise. In addition, the terms of outstanding options may not be amended to reduce the option price of outstanding options or cancel outstanding options in exchange for cash, other awards or new options with an option price that is less than the option price of the original option without shareholder approval. Unless specified otherwise in an option agreement, an option will expire on the tenth anniversary of the date the option is granted. An optionee will not have any rights as a shareholder with respect to common stock covered by an option until the optionee exercises the option. An option will not be exercisable after the earlier of the general term of the option specified in the applicable award agreement (which will not exceed ten years) or the period of time specified in the applicable award agreement that follows the award holder’s termination of employment or severance of affiliation relation with the Company. Notwithstanding the foregoing, in the event that on the last business day of the term of an option, (a) the exercise of the option is prohibited by applicable law or (b) shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the option will be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.
Stock Appreciation Rights. Under our Amended 2005 Long Term Incentive Plan, the Plan Committee may award SARs to eligible persons selected by the Plan Committee. Every SAR entitles the recipient, on exercise of the SAR, to receive in cash or shares of common stock a value equal to the excess of the fair market value of a specified number of shares of common stock at the time of exercise, over the exercise price established by the Plan Committee. An SAR may be granted in tandem with an option, and a holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The Plan Committee will determine the terms, conditions and limitations applicable to any SARs, including the term of any SARs, which may not be longer than ten years, and the date or dates upon which they become vested and exercisable. SARs may not include provisions that “reload” the SAR upon exercise. In addition, the terms of outstanding SARs may not be amended to reduce the exercise price of outstanding SARs or cancel outstanding SARs in exchange for cash, other awards or new SARs with an exercise price that is less than the exercise price of the original SAR without shareholder approval. The holder of an SAR will not have any
80	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 4
rights as a shareholder with respect to common stock covered by an SAR until the holder exercises the SAR. In the event that on the last business day of the term of an SAR, (a) the exercise of the SAR is prohibited by applicable law or (b) shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the SAR will be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.
Restricted Stock. Under our Amended 2005 Long Term Incentive Plan, the Plan Committee may award restricted stock to eligible persons selected by the Plan Committee. The amount of, the vesting and the transferability restrictions applicable to any award of restricted stock will be determined by the Plan Committee. The recipient of the restricted stock will have all the rights of a shareholder with respect to the shares of restricted stock included in the restricted stock award during the restriction period established for the restricted stock award. The recipient of a restricted stock award is entitled to dividends paid with respect to restricted stock during the restriction period, which may be payable in cash or additional shares of common stock, as determined by the Plan Committee, at the end of the restriction period only to the extent that the restricted stock award becomes payable to the recipient of the restricted stock award. Also during the restriction period, the certificates representing the restricted stock will be registered in the recipient’s name and bear a restrictive legend to the effect that ownership of the restricted stock, and the enjoyment of the rights appurtenant thereto, are subject to the restrictions, terms and conditions provided by our Amended 2005 Long Term Incentive Plan. These certificates will be deposited with Helix and will be subject to forfeiture in accordance with our Amended 2005 Long Term Incentive Plan and the restricted stock award agreement.
Restricted Stock Unit Awards. Our Amended 2005 Long Term Incentive Plan authorizes the Plan Committee to grant restricted stock units to eligible persons in the amounts and upon such terms as the Plan Committee will determine. The amount of, the vesting and the transferability restrictions applicable to any restricted stock unit award will be determined by the Plan Committee. Helix will maintain a bookkeeping ledger account that reflects the number of restricted stock units credited under our Amended 2005 Long Term Incentive Plan for the benefit of a holder. A restricted stock unit is similar in nature to restricted stock except that no shares of common stock are actually transferred to the holder until a later date specified in the applicable award agreement. Each restricted stock unit will have a value equal to the fair market value of one share of common stock.
Payments pursuant to a restricted stock unit award will be made (i) at the time the Plan Committee specifies in the holder’s award agreement, subject to the terms and provisions of our Amended 2005 Long Term Incentive Plan, and (ii) in either cash or shares of common stock as specified in the holder’s award agreement.
A holder of restricted stock units will not have the rights of a shareholder with respect to the holder’s restricted stock units, including no voting rights. The Plan Committee may specify that the recipient of a restricted stock unit award is entitled to dividend equivalents, which shall entitle the holder to an amount equal to all dividends and other distributions that are payable prior to settlement of the restricted stock units on a like number of shares of common stock. Any dividend equivalents may be payable in cash or additional shares of common stock, as determined by the Plan Committee, at the end of the restriction period only to the extent that the restricted stock unit award becomes payable to the holder.
Performance Awards. Any award available under our Amended 2005 Long Term Incentive Plan may be structured as a performance award. Performance awards will be based on achievement of performance goals established by the Plan Committee, and will be subject to the terms, conditions and restrictions, as the Plan Committee will determine. Dividends or dividend equivalents with respect to performance awards will not be payable prior to the settlement of the underlying performance award, and such dividends or dividend equivalents will be forfeited to the extent the underlying performance award is forfeited.
Non-Transferability. Except as specified in the applicable award agreements or in domestic relations court orders, awards will not be transferable by the holder other than by will or under the laws of descent and distribution, and will be exercisable, during the holder’s lifetime, only by him or her. In the discretion of the Plan Committee, any attempt to transfer an award other than pursuant to the terms of our Amended 2005 Long Term Incentive Plan and the applicable award agreement may terminate the award.
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Proposal 4
Forfeiture. If the Plan Committee finds by a majority vote that a holder, before or after termination of his or her employment with Helix or any of our affiliates, (a) committed a fraud, embezzlement, theft, felony or an act of dishonesty in the course of his or her employment by Helix or an affiliate, which conduct damaged Helix or an affiliate or (b) disclosed trade secrets of Helix or an affiliate, then as of the date the Plan Committee makes its finding any awards awarded to the holder that have not been exercised by the holder (including all awards that have not yet vested) will be forfeited to Helix. The findings and decision of the Plan Committee with respect to the matter will be final for all purposes.
The Plan Committee may specify in an award agreement that a holder’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. These events may include, but will not be limited to, termination of employment for cause, termination of the holder’s provision of services to Helix or our affiliates, violation of material policies of Helix or our affiliates, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the holder, or other conduct by the holder that is detrimental to the business or reputation of Helix or our affiliates.
The forfeiture provisions of the Amended 2005 Long Term Incentive Plan are not intended to, and will not be interpreted in a manner that does not, limit or restrict a participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934.
Limitation on Payment of Dividends and Dividend Equivalents. Any dividends or dividend equivalents to which a holder of an award is entitled will not be payable prior to the vesting or settlement, as applicable, of the underlying award. Any such dividends or dividend equivalents will be forfeited to the same extent the underlying award is forfeited. No dividends or dividend equivalents will be paid on options or SARs.
Requirements of Law. Helix will not be required to sell or issue any shares of common stock under any award if issuing those shares of common stock would constitute or result in a violation by the holder or Helix of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any option or pursuant to any other award, Helix will not be required to issue any shares of common stock unless the Plan Committee has received evidence satisfactory to it to the effect that the holder will not transfer the shares of common stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to Helix to the effect that any proposed transfer complies with applicable law. Helix may, but in no event will be obligated to, register any shares of common stock covered by our Amended 2005 Long Term Incentive Plan pursuant to applicable securities laws of any country or any political subdivision. Helix will not be obligated to take any other affirmative action in order to cause or enable the exercise of an option or any other award, or the issuance of shares of common stock pursuant thereto, to comply with any law or regulation of any governmental authority.
Adjustments. Our Amended 2005 Long Term Incentive Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards, the exercise price of outstanding awards, as well as the maximum award limits under our Amended 2005 Long Term Incentive Plan, in the event of changes in our outstanding common stock by reason of a merger, recapitalization or certain other events.
Amendment and Termination. The Plan Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate our Amended 2005 Long Term Incentive Plan and any award agreement in whole or in part. However, no alteration, amendment, modification, suspension or termination of our Amended 2005 Long Term Incentive Plan or an award agreement will adversely affect in any material way any award previously granted under our Amended 2005 Long Term Incentive Plan without the written consent of the holder of the award. The Plan Committee will not directly or indirectly lower the option price of a previously granted option and no amendment of our Amended 2005 Long Term Incentive Plan will be made without shareholder approval if shareholder approval is required by applicable law or stock exchange rules.
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Proposal 4
Recoupment. Awards and amounts paid or payable pursuant to or with respect to awards will be subject to the provisions of any applicable recoupment policies or procedures adopted by the Company, which recoupment policies or procedures may provide for forfeiture, repurchase and/or recoupment of awards and amounts paid or payable pursuant to or with respect to Awards.
Material Federal Income Tax Consequences of Awards Under our Amended 2005 Long Term Incentive Plan
The following summary is based on current interpretations of existing federal income tax laws. The discussion below does not purport to be complete, and it does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any local, state or foreign country in which a participant’s grants, income or gain may be taxable.
Stock Options. Some of the options issuable under our Amended 2005 Long Term Incentive Plan may constitute incentive stock options, while other options granted under our Amended 2005 Long Term Incentive Plan may constitute nonqualified stock options. The Code provides for special tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded nonqualified stock options. On grant of either form of option, the optionee will not recognize income for tax purposes and we will not receive any deduction. Generally, on the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an adjustment in computing alternative minimum taxable income that may require payment of an alternative minimum tax. On the sale of shares of common stock acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year of the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, on the exercise of a nonqualified option, the optionee generally recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares of common stock acquired on the date of exercise and the exercise price. On any sale of those shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to us on the exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired on exercise before the applicable holding periods expire); however, on exercise of a nonqualified stock option, we generally are entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment on exercise. An incentive stock option exercised more than three months after an optionee’s termination of employment other than on death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. That option would be treated as a nonqualified stock option for tax purposes.
Stock Appreciation Rights. The amount of any cash or the fair market value of any shares of common stock received by the holder on the exercise of SARs in excess of the exercise price will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount.
Restricted Stock. Generally, a grant of shares of common stock under our Amended 2005 Long Term Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the participant for federal income tax purposes or a tax deduction to us at the time of grant. The value of the shares will generally be taxable to the participant as compensation income in the year in which the restrictions on the shares lapse. The value will be the fair market value of the shares as to which the restrictions lapse on the date those restrictions lapse. Any participant, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the restricted shares on the date of grant as compensation income in the year of grant, provided our Chief Financial Officer permits the election and the participant makes the election pursuant to Section 83(b) of the Code within 30 days after the date of grant. In any case, we will receive a deduction for federal income tax purposes equal to the amount of compensation included in the participant’s income in the year in which that amount is so included.
Restricted Stock Units. A grant of a right to receive shares of common stock or cash in lieu of the shares will result in taxable income for federal income tax purposes to the participant at the time the award is settled in an amount equal to the fair market value of the shares or the amount of cash awarded. We will be entitled to a corresponding deduction at those times for the amount included in the participant’s income.
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Proposal 4
Cash Awards. Cash awards under our Amended 2005 Long Term Incentive Plan are taxable income to the participant for federal income tax purposes at the time of payment. The participant will have compensation income equal to the amount of cash paid, and we will have a corresponding deduction for federal income tax purposes.
Basis; Gain. A participant’s tax basis in vested shares of common stock acquired under our Amended 2005 Long Term Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant’s holding period for the shares begins on the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.
Certain Tax Code Limitations on Deductibility. In order for us to deduct the amounts described above, those amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for awards under our Amended 2005 Long Term Incentive Plan could also be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible. The ability to obtain a deduction for amounts paid under our Amended 2005 Long Term Incentive Plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees including our named executive officers to $1 million during any taxable year.
Section 409A of the Code. Section 409A of the Code generally provides that deferred compensation subject to Section 409A of the Code that does not meet the requirements for an exemption from Section 409A of the Code must satisfy specific requirements, both in operation and in form, regarding (i) the timing of payment, (ii) the election of deferrals and (iii) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (and in some cases, plus interest) to the participant of deferred compensation and the imposition of a 20% additional tax imposed on the participant with respect to the deferred amounts included in the participant’s income.
Plan Benefits Under our Amended 2005 Long Term Incentive Plan
The number of awards (if any) that an eligible participant may receive under our Amended 2005 Long Term Incentive Plan is in the discretion of the Plan Committee and therefore cannot be determined in advance. If our Amended 2005 Long Term Incentive Plan is approved by our shareholders, we anticipate making annual grants of awards to our executive officers, certain employees and members of our Board under our Amended 2005 Long Term Incentive Plan, but the amount of any grant is not determinable at this time. These awards will be subject to a vesting schedule that will be specified in the applicable award agreement, and the number of shares subject to such awards will be determined at the date of grant of those awards.
Vote Required
The approval of our Amended 2005 Long Term Incentive Plan requires the affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting.
Board of Directors Recommendation The Board recommends that you vote “FOR” the approval of our Amended 2005 Long Term Incentive Plan set forth in this Proposal 4.

84	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Share Ownership
Information
Five Percent Owners
The following table sets forth information as to all persons or entities known by us to have beneficial ownership, as of March 19, 2024, of more than five percent of the outstanding shares of our common stock. As of March 19, 2024, 152,912,990 shares of our common stock were outstanding. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act on the basis of the most recent information filed with the SEC and furnished to us by the person listed.
Owner Name and Address	Shares Beneficially Owned	Percentage of Common Stock Outstanding
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	26,338,219(1)	17.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	13,214,461(2)	8.6%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, Texas 78746	10,906,292(3)	7.1%
(1)
Based solely on Amendment No. 16 to Schedule 13G filed with the SEC by BlackRock, Inc. on January 19, 2024. BlackRock has the sole power to vote 25,453,374 shares of common stock beneficially owned by it and the sole power to dispose of 26,338,219 shares of common stock beneficially owned by it.

(2)
Based solely on Amendment No. 13 to Schedule 13G filed with the SEC by The Vanguard Group on February 13, 2024. The Vanguard Group has the sole power to vote none of the shares of common stock beneficially owned by it, shared power to vote 102,903 shares of common stock beneficially owned by it, sole power to dispose of 12,979,453 shares of common stock beneficially owned by it and shared power to dispose of 235,008 shares of common stock beneficially owned by it.

(3)
Based solely on Amendment No. 1 to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 9, 2024. Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of Helix that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Helix held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of those securities. Of such reported shares, the sole power to vote is with respect to 10,719,920 shares of common stock and the sole power to dispose is with respect to 10,906,292 shares of common stock.

Helix Energy Solutions Group, Inc.	2024 Proxy Statement	85

Share Ownership Information
Management Shareholdings
The following table shows the number of shares of common stock beneficially owned as of March 19, 2024, the record date for the Annual Meeting, by our directors and named executive officers, and all directors and named executive officers as a group. The number of shares beneficially owned by each director or named executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose.
Under SEC rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power regardless of economic interest, and also any shares that the person or entity can acquire within 60 days of March 19, 2024 through the exercise of stock options or other rights. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of March 19, 2024, 152,912,990 shares of our common stock were outstanding. The address of all named executive officers and directors is in care of Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.
Name of Beneficial Owner(1)	Shares Beneficially Owned(2)	Of Shares Beneficially Owned, Amount that may be Acquired Within 60 Days by Option Exercise	Percentage of Common Stock Outstanding
Owen Kratz(3)	7,785,525	-0-	5.09%
Scotty Sparks	294,634	-0-	*
Erik Staffeldt	450,999	-0-	*
Ken Neikirk	188,540	-0-	*
Amerino Gatti(4)	174,604	-0-	*
Diana Glassman(5)	44,997	-0-	*
Paula Harris(6)	59,160	-0-	*
T. Mitch Little(7)	96,752	-0-	*
John V. Lovoi(8)	357,256	-0-	*
Amy H. Nelson(9)	97,891	-0-	*
William L. Transier(10)	188,003	-0-	*
All named executive officers and directors as a group (11 persons)	9,738,361	-0-	6.37%
*	Indicates ownership of less than 1% of the outstanding shares of our common stock.
(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except as may be otherwise indicated in a footnote.
(2)
Amounts include the shares shown in the adjacent column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days of March 15, 2024 (i.e., on or before May 15, 2024).

(3)	Mr. Kratz disclaims beneficial ownership of 1,000,000 shares included in the above table, which are held by Joss Investments Limited Partnership, an entity of which he is a General Partner.
(4)	Amount includes 34,398 shares of unvested restricted stock over which Mr. Gatti has voting power.
(5)	Amount includes 17,007 shares of unvested restricted stock over which Ms. Glassman has voting power.
(6)	Amount includes 31,497 shares of unvested restricted stock over which Ms. Harris has voting power.
(7)	Amount includes 20,077 shares of unvested restricted stock over which Mr. Little has voting power.
(8)	Amount includes 17,007 shares of unvested restricted stock over which Mr. Lovoi has voting power.
(9)	Amount includes 17,007 shares of unvested restricted stock over which Ms. Nelson has voting power.
(10)	Amount includes 17,007 shares of unvested restricted stock over which Mr. Transier has voting power.
86	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Share Ownership Information
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, or “reporting persons,” to file with the SEC initial reports of ownership and to report changes in ownership of our common stock. Reporting persons are required by SEC regulations to furnish Helix with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of these reports furnished to us, we believe that all reports required to be filed by reporting persons pursuant to Section 16(a) of the Exchange Act were filed for the year ended December 31, 2023 on a timely basis.
Helix Energy Solutions Group, Inc.	2024 Proxy Statement	87

Equity Compensation
Plan Information
The table below provides information relating to Helix’s equity compensation plans as of December 31, 2023.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Compensation Plans
Equity compensation plans approved by security holders(1)	3,748,104(2)	-0-	4,477,001(3)
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	3,748,104	-0-	4,477,001
(1)
The 2005 Long Term Incentive Plan, which was amended and restated on May 15, 2019, provides that Helix may grant up to 17,300,000 shares of our common stock in the form of options, stock appreciation rights, restricted stock awards, restricted stock unit awards, cash awards and performance awards, all subject to the plan’s terms and conditions. Options to purchase shares of common stock are limited to 2,000,000 shares. The shareholders approved the ESPP in May 2012 and on May 15, 2019 approved amending and restating the ESPP to authorize the issuance of an additional 3,000,000 shares subject to the terms and conditions of the ESPP.

(2)
Represents the number of shares that would have been issued in respect of the 2,007,584 PSUs granted pursuant to the 2005 Long Term Incentive Plan in 2023, 2022 and 2021 that were outstanding on December 31, 2023, based on the stock price on that date and assuming vesting occurred on that date at a 181% multiple for 2021, a 200% multiple for 2022 and a 163% multiple for 2023. The PSUs granted in 2021, 2022 and 2023 are payable in either cash or shares upon vesting at the discretion of the Compensation Committee. As of December 31, 2023, the total number of full value awards outstanding under the 2005 Long Term Incentive Plan was 2,200,713 consisting of 193,129 restricted shares and the 2,007,584 PSUs. Subsequent to December 31, 2023, 452,381 PSUs vested at a 181% multiple and were paid in 818,812 shares of our common stock.

(3)
As of December 31, 2023, 3,359,644 shares of common stock (of which a maximum can be options to purchase up to 2,000,000 shares of common stock) were available for future issuance under the 2005 Long Term Incentive Plan, and 1,117,357 shares were available under the ESPP. Shares purchased on December 31, 2023 by participating employees under the ESPP, but not issued until January 2024, are treated as issued shares for purposes of this table and therefore are not included in any amounts in the table.

Basis for the Requested Increase to Shares Available under the 2005 Long Term Incentive Plan:
As of March 19, 2024, there were 152,912,990 shares of our common stock issued and outstanding. On March 19, 2024, the closing sale price of a share of our common stock on the NYSE was $10.33. As of March 19, 2024, the following were outstanding under the 2005 Long Term Incentive Plan:
•	1,068,592 unvested RSUs
•	1,906,613 unvested PSUs (assumes target performance)
•	154,000 unvested shares of restricted stock
•	2,505,430 shares of common stock remaining available for future issuance under the 2005 Long Term Incentive Plan.
88	2024 Proxy Statement	Helix Energy Solutions Group, Inc.

Other
Information
Costs of Solicitation
The cost of this proxy solicitation will be borne by Helix. It is expected that the solicitation will be primarily by mail, telephone and facsimile. We have arranged for Okapi Partners, LLC, 1212 Avenue of the Americas, 17th Floor, New York, New York 10036, to solicit proxies for a fee of $10,000 plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers and other employees of Helix in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through broker, bank and other nominee record holders of our common stock. We expect to reimburse those parties for their reasonable out-of-pocket expenses incurred in connection therewith.
Proposals and Director Nominations for the 2025 Annual Meeting
of Shareholders

		Deadline	Compliance	Submission
Proposals (other than Director Nominations)	To be included in the proxy statement for the 2025 Annual Meeting(1)	December 4, 2024(2)	Must comply with Regulation 14A of the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials	All submissions to, or requests of, the Corporate Secretary should be addressed to our corporate office at: 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043
	Not to be included in the proxy statement	February 13, 2025(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)
Director Nominations	Proposal for consideration by the Corporate Governance and Nominating Committee(6)	Prior to Committee meeting for recommendation of nominees	Submission to Corporate Secretary
	Nomination at 2025 Annual Meeting(6)	February 13, 2025(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)(7)
(1)	The persons designated in the proxy card will be granted discretionary authority with respect to any shareholder proposal not submitted to us timely.
(2)	120 days prior to the anniversary of this year’s mailing date.
(3)	Not less than 90 days prior to the anniversary of this year’s Annual Meeting.
(4)	A copy of our By-laws is available from our Corporate Secretary.
(5)
The shareholder providing the proposal or nomination must provide their name, address, and class and number of voting securities held by them. The shareholder must also be a shareholder of record on the day the notice is delivered to us, be eligible to vote at the Annual Meeting of Shareholders and represent that they intend to appear in person or by proxy at the meeting.

(6)	Proposals for consideration should include the nominee’s name and qualifications for Board membership.
(7)	Nomination must include the person’s written consent to serve as a director if elected.
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Other Information
Other
Some broker, bank and other nominee record holders of our common stock may be participating in the practice of “householding.” This means that only one copy of our 2023 Annual Report to Shareholders and this proxy statement will be sent to shareholders who share the same last name and address. Householding is designed to reduce duplicate mailings and to save printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of our 2023 Annual Report to Shareholders or this proxy statement, please submit your request in writing to the address set forth below.
Our 2023 Annual Report to Shareholders (which includes our Annual Report on Form 10-K and financial statements) is available to shareholders of record as of March 19, 2024, together with this proxy statement.
WE WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT (INCLUDING THE ANNUAL REPORT ON FORM 10-K) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: CORPORATE SECRETARY, HELIX ENERGY SOLUTIONS GROUP, INC. 3505 WEST SAM HOUSTON PARKWAY NORTH, SUITE 400,HOUSTON, TEXAS 77043.

The Board knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.
By Order of the Board of Directors,

Kenneth E. Neikirk
Executive Vice President,
General Counsel and Corporate Secretary
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Annex A
HELIX ENERGY SOLUTIONS GROUP, INC.
2005 LONG TERM INCENTIVE PLAN
(As Amended and Restated Effective May 15, 2024)
Article I
ESTABLISHMENT, PURPOSE AND DURATION
1.1 Amendment and Restatement. The Company hereby amends and restates the “Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan,” as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Cash Awards and Performance Awards. The Plan shall become effective on the latest of (a) the date the Plan is approved by the Board (b) the date the Plan is approved by the holders of at least a majority of the outstanding shares of voting stock of the Company and (c) if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a meeting of stockholders.
1.2 Purpose of the Plan. The purpose of the Plan is to provide incentives to directors, corporate officers and other employees of the Company and its Affiliates by enabling them to acquire shares of common stock of the Company and to receive other compensation based on the increase in value of the common stock of the Company or certain other performance measures. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment with the Company and its Affiliates.
1.3 Grants Under the Plan. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.
Article II
DEFINITIONS
The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.
2.1 “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than 50 percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
2.2 “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Cash Awards and Performance Awards, in each case subject to the terms and provisions of the Plan.
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2.3 “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.
2.4 “Board” means the board of directors of the Company.
2.5 “Cash Award” means an Award denominated in cash and granted pursuant to Article IX.
2.6 “Change in Control” means the occurrence of any of the following events: (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of the surviving corporation is, and for a two-year period after the merger continues to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (ii) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (b) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or (c) (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (ii) at any time during a period of two years after such “person” becomes such a beneficial owner, individuals who immediately prior to the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board for election by the Company’s shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
2.7 “Code” means the United States Internal Revenue Code of 1986, as amended.
2.8 “Committee” means a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 under the Exchange Act, the requirements of Rule 16b-3(d)(1) under the Exchange Act with respect to committee action must also be satisfied. For all purposes under the Plan, the Chief Executive Officer of the Company shall be deemed to be the “Committee” with respect to Options, SARs and Restricted Stock granted by him or her pursuant to Section 4.1.
2.9 “Company” means Helix Energy Solutions Group, Inc., a Minnesota corporation, or any successor (by reincorporation, merger or otherwise).
2.10 “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).
2.11 “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him or her to payment of disability income payments under the Company’s long term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is not covered, for whatever reason under the Company’s long term disability insurance policy or plan for employees or in the event the Company does not maintain such a long term disability insurance policy, “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.
2.12 “Employee” means (a) a person employed by the Company or any Affiliate as a common law employee or (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within six (6) months from the date of a determination made for purposes of the Plan.
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2.13 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
2.14 “Fair Market Value” of the Stock as of any particular date means (1) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, or (2) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Stock is not so traded, (b) if no closing price or bid and asked prices for the stock was so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.
2.15 “Fiscal Year” means the Company’s fiscal year.
2.16 “Holder” means a person who has been granted an Award or any person who is entitled to receive Stock under an Award.
2.17 “Incentive Option” means an incentive stock option that is intended to satisfy the requirements of Section 422 of the Code.
2.18 “Maximum Statutory Tax Rate” means the applicable maximum statutory federal, state and local tax rates in the Holder’s jurisdiction (including the Holder’s share of payroll and similar taxes), even if the maximum rate exceeds the highest rate that may be applicable to the specific Holder.
2.19 “Option” means an option to purchase Stock granted pursuant to Article V.
2.20 “Option Price” shall have the meaning ascribed to that term in Section 5.4.
2.21 “Optionee” means a person who is granted an Option under the Plan.
2.22 “Option Agreement” means a written contract setting forth the terms and conditions of an Option.
2.23 “Performance Award” means an Award made pursuant to Article X to an Employee which is subject to the attainment of one or more Performance Goals.
2.24 “Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.
2.25 “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.
2.26 “Plan” means the Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan, as set forth in this document and as it may be amended from time to time.
2.27 “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.
2.28 “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.
2.29 “Restricted Stock Unit” means a unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.
2.30 “Restricted Stock Unit Award” means an Award granted pursuant to Article VIII.
2.31 “Section 409A” means Section 409A of the Code and Department of Treasury rules and regulations issued thereunder.
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2.32 “Stock” means the common stock of the Company, no par value per share (or such other par value as may be designated by act of the Company’s stockholders).
2.33 “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or shares of Stock, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the right is exercised over a specified exercise price granted pursuant to Article VI.
2.34 “Stock Award” means an Award in the form of shares of or that may be settled in shares of Stock, including a Restricted Stock Award, a Restricted Stock Unit Award or a Performance Award, and excluding Options and SARs.
2.35 “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A of the Code and Department of Treasury guidance issued thereunder.
2.36 “Termination of Employment” means the termination of the Award recipient’s employment relationship with the Company and all Affiliates.
Article III
ELIGIBILITY AND PARTICIPATION
3.1 Eligibility. The persons who are eligible to receive Awards under the Plan are Employees and directors of the Company (except that directors may not receive Awards of Incentive Options).
3.2 Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the Employees and directors to whom Awards shall be granted and shall determine the nature and amount of each Award.
Article IV
GENERAL PROVISIONS RELATING TO AWARDS
4.1 Authority to Grant Awards. The Committee may grant Awards to those eligible persons as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. However, the Chief Executive Officer of the Company is authorized to grant Options, SARs, and/or Stock Awards, with respect to no more than 200,000 shares of Stock per Fiscal Year, as inducements to hire prospective Employees and/or in connection with the promotion of current Employees, in each case, who will not be officers of the Company subject to the provisions of Section 16 of the Exchange Act.
4.2 Dedicated Shares; Maximum Awards. The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 24,300,000. The aggregate number of shares of Stock with respect to which Incentive Options may be granted under the Plan is 2,000,000. The maximum number of shares of Stock with respect to which Awards may be granted to an Employee during a Fiscal Year is 1,000,000. The maximum value of a Cash Award to which may be granted to an Employee during a Fiscal Year is $10,000,000. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. The aggregate value of Awards granted under the Plan as determined based on the Fair Market Value at the Date of Grant to any individual non-employee director of the Company shall not exceed $500,000 in any single calendar year; provided, that Awards granted to a non-employee director in lieu of cash retainers and fees otherwise payable for service on the Board and its committees are excluded from such limitation. If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. If shares of Stock are tendered in payment of an Option Price of an Option, such shares of Stock will not be added to the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such
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portion of the Award may again be subject to an Award granted under the Plan. For the avoidance of doubt, with respect to Options and SARs that are settled in shares of Stock, the number of Options and SARs exercised shall be counted in full against the number of shares of Stock with respect to which Awards may be granted under the Plan regardless of the number of shares of Stock issued upon settlement of Options and SARs.
4.3 Non-Transferability. Except as specified in the applicable Award Agreements or in domestic relations court orders, Awards shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.
4.4 Requirements of Law. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.
4.5 Changes in the Company’s Capital Structure.
(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
(b) In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares of Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, and, in the aggregate or to any participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that the number of shares of Stock subject to any Award shall always be a whole number.
(c) If while unvested or unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than an entity wholly owned by the Company), (3) the Company is to be dissolved or (4) the Company is a
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party to any other corporate transaction (as defined under Section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may vest or be exercised, and subject to the consummation of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):
(1) accelerate the time at which some or all of the Awards then outstanding may vest or be exercised so that such Awards may vest or be exercised in full for a limited period of time on or before a specified date (with any such exercise subject to the consummation of such Corporate Change, except in the case of a Corporate Change pursuant to (c)(3) above), after which specified date all such Awards that remain unvested or unexercised and all rights of Holders thereunder shall terminate;
(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award), subject to the consummation of the Corporate Change, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;
(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award as the case may be will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;
(4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when vested or exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or
(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).
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In effecting one or more of alternatives in (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement or other agreement between the Company and a Holder, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding vest or may be exercised, subject to the consummation of the Corporate Change.
(d) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his or her Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.
(e) Except as provided in Section 4.5(b), the issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.
4.6 Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under Section 83(b) of the Code with respect to any Award without providing written notice of the election to the Vice President - Tax of the Company.
4.7 Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his or her Termination of Employment (a) committed a fraud, embezzlement, theft, felony or an act of dishonesty in the course of his or her employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate. Notwithstanding the foregoing, this provision is not intended to, and shall be interpreted in a manner that does not, limit or restrict a participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).
4.8 Forfeiture Events. The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.
4.9 Limitation on Payment of Dividends and Dividend Equivalents. Notwithstanding any other provision of the Plan to the contrary, any dividends or dividend equivalents to which a Holder of an Award is entitled will not be payable prior to the vesting or settlement, as applicable, of the underlying Award. Any such dividends or dividend equivalents will be forfeited to the same extent the underlying Award is forfeited. No dividends or dividend equivalents shall be paid on Options or SARs.
Article V
OPTIONS
5.1 Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.
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5.2 Type of Options Available. Options granted under the Plan may consist of nonqualified stock options that are not intended to satisfy the requirements of Section 422 of the Code and Incentive Options.
5.3 Option Agreement. Each Option grant under the Plan shall be evidenced by an Option Agreement that shall specify (a) the Option Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions applicable to the Option, and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Unless the Option Agreement specifies a shorter general term, an Option shall expire on the tenth anniversary of the date the Option is granted. Options may not include provisions that “reload” the Option upon exercise.
5.4 Option Price. The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted. Subject to the limitation set forth in the preceding sentence of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan. Except as provided in Section 4.5 (in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares)), the terms of outstanding Options may not be amended to reduce the Option Price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or new Options with an Option Price that is less than the Option Price of the original Options without shareholder approval.
5.5 Duration of Option. An Option shall not be exercisable after the earlier of (a) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (b) the period of time specified in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.
5.6 Exercise of Options. The Option Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Optionee, the Optionee may purchase such shares by means of the Company withholding shares of Stock otherwise deliverable on exercise of the Award or tendering shares of Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Optionee to tender shares of Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of shares of Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 5.6.
5.7 Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Optionee’s Option Agreement, all Options granted to an Optionee under the Plan shall be exercisable during his or her lifetime only by such Optionee. Any attempted assignment of an Option in violation of this Section 5.7 shall be null and void.
5.8 No Rights as Stockholder. An Optionee shall not have any rights as a stockholder with respect to Stock covered by an Option until he or she exercises the Option; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of such exercise.
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Article VI
STOCK APPRECIATION RIGHTS
6.1 Authority to Grant Stock Appreciation Rights. The Committee may make Awards of SARs to eligible persons selected by it. The exercise price for a SAR shall not be less than the Fair Market Value of the Stock on the grant date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for a SAR shall extend no more than 10 years after date the SAR is granted. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee. Except as provided in Section 4.5, the terms of outstanding SARs may not be amended to reduce the exercise price of outstanding SARs or cancel outstanding SARs in exchange for cash, other Awards or new SARs with an exercise price that is less than the exercise price of the original SARs without shareholder approval.
6.2 Duration of Stock Appreciation Rights. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (a) the exercise of the SAR is prohibited by applicable law or (b) shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the SAR shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.
6.3 No Rights as Stockholder. The Holder of a SAR shall not have any rights as a stockholder with respect to Stock covered by a SAR until he or she exercises the SAR; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of such exercise.
Article VII
RESTRICTED STOCK AWARDS
7.1 Restricted Stock Awards. The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Stock as counsel for the Company considers necessary or advisable to comply with applicable law.
7.2 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.
7.3 Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Recipients of a Restricted Stock Award will be entitled to dividends paid with respect to the Restricted Stock during the Period of Restriction, which may be payable in cash or additional shares of Stock after the end of the Period of Restriction. For the avoidance of doubt, dividends with respect to Restricted Stock will not be payable until the Period of Restriction applicable to the underlying Restricted Stock has lapsed, and such dividends will be forfeited to the extent the underlying Restricted Stock is forfeited. During the Period of Restriction, (i) shares of Stock subject to a Restricted Stock Award shall be evidenced by book entry registration or in such other manner as the Committee may determine and (ii) the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.
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Article VIII
RESTRICTED STOCK UNIT AWARDS
8.1 Authority to Grant Restricted Stock Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Restricted Stock Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of the vesting and the transferability restrictions applicable to any Restricted Stock Unit Award shall be determined by the Committee in its sole discretion. The Company shall maintain a bookkeeping ledger account which reflects the number of Restricted Stock Units credited under the Plan for the benefit of a Holder.
8.2 Restricted Stock Unit Awards. A Restricted Stock Unit Award shall be similar in nature to Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of Stock.
8.3 Restricted Stock Unit Award Agreement. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.
8.4 Form of Payment Under Restricted Stock Unit Award. Payment under a Restricted Stock Unit Award shall be made in either cash or shares of Stock as specified in the Holder’s Award Agreement.
8.5 Time of Payment Under Restricted Stock Unit Award. A Holder’s payment under a Restricted Stock Unit Award shall be made at such time as is specified in the Holder’s Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2-1/2) months after the end of the Fiscal Year in which the Restricted Stock Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.
8.6 Holder’s Rights as Stockholder. A Holder of a Restricted Stock Unit Award shall have no rights of a stockholder with respect to the Restricted Stock Unit Award. A Holder shall have no voting rights with respect to any Restricted Stock Unit Award. The Committee may provide that the Holder of a Restricted Stock Unit Award is entitled to dividend equivalents, which shall entitle the Holder to an amount equal to all dividends and other distributions that are payable prior to the settlement of Restricted Stock Units on a like number of shares of Stock. Any dividend equivalents may be payable in cash or additional shares of Stock to the same extent the Restricted Stock Units are settled. For the avoidance of doubt, dividend equivalents will not be payable prior to the settlement of the underlying Restricted Stock Units, and such dividend equivalents will be forfeited to the extent the underlying Restricted Stock Units are forfeited.
8.7 Compliance with Section 409A. Restricted Stock Unit Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A.
Article IX
CASH AWARDS
An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.
Article X
PERFORMANCE AWARDS
Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be
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paid out to the Holder and/or the portion of an Award that may be vested or exercised. Dividends or dividend equivalents with respect to Performance Awards will not be payable prior to the settlement of the underlying Performance Award, and such dividends or dividend equivalents will be forfeited to the extent the underlying Performance Award is forfeited.
Article XI
ADMINISTRATION
11.1 Awards. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.
11.2 Minimum Vesting of Awards. Any Award granted under the Plan shall have a minimum vesting period or minimum performance period of one year from the date of grant; provided, however, that (1) the Committee may provide for earlier vesting upon a Holder’s termination of employment by reason of death, Disability, Change in Control or retirement and (2) vesting of the Award may not occur incrementally (no portion of the Award may be scheduled to vest before the first anniversary of the date of grant). The foregoing notwithstanding, 5% of the total number of shares of Stock available for issuance under this Plan shall not be subject to the minimum vesting period or performance period, as applicable, described in the preceding sentence.
11.3 Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to award granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including but not limited to the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:
(a) determine the persons to whom and the time or times at which Awards will be made;
(b) determine the number and exercise price of shares of Stock covered in each Award, subject to the terms and provisions of the Plan;
(c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan;
(d) accelerate the time at which any outstanding Award will vest;
(e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and
(f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.
The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may delegate to the Chief Executive Officer and to other employees of the Company its administrative
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duties under this Plan (excluding its granting authority for Awards, other than pursuant to the specific authorization described in Section 4.1) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third-party administrator to carry out administrative functions under the Plan.
The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article XI and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all persons. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.
11.4 Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Holders and the estates and beneficiaries of Employees and Holders.
11.5 No Liability. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.
Article XII
AMENDMENT OR TERMINATION OF PLAN
12.1 Amendment, Modification, Suspension, and Termination. Subject to Section 12.2 the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.
12.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.
Article XIII
MISCELLANEOUS
13.1 Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
13.2 No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of,
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any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him or her, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.
13.3 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back does not exceed the amount that would be withheld if the Maximum Statutory Tax Rate were used as the applicable tax withholding rate. The Committee may, in its discretion, permit a Holder to satisfy any tax withholding obligations of the Company or an Affiliate arising upon the vesting of Restricted Stock by delivering to the Holder of the Restricted Stock Award a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares of Restricted Stock, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Maximum Statutory Tax Rate on the assumption that all such shares of vested Restricted Stock are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates no more than the Maximum Statutory Tax Rate and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Holder, in the Fair Market Value of the withheld shares of Stock. The Company shall withhold only whole shares of Stock pursuant to this Section 13.3. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Company’s or its Affiliate’s tax withholding obligation arising with respect to the vesting or exercise of an Award or lapse of restrictions on an Award, the Holder must satisfy the Company’s remaining tax withholding obligation in some other manner permitted under this Section 13.3. The withheld shares of Stock not made available for delivery by the Company shall be retained by the Company or will be cancelled and, in either case, the Holder’s right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon the vesting or exercise of an Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Company’s tax withholding obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.
13.4 Written Agreement. Each Award shall be embodied in a written agreement or statement which shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by a member of the Committee on behalf of the Committee and the Company or by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a Change in Control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.
13.5 Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days
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after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.
13.6 Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.
13.7 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
13.8 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.
13.9 Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.
13.10 Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.
13.11 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result, of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
13.12 Law Limitations/Governmental Approvals. The granting of Awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
13.13 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to:
(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
13.14 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.
13.15 No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
13.16 Waiver of Jury. Each Award Agreement shall specify that the Award recipient and the Company shall both waive a trial by jury of any or all issues arising in any action or proceeding between the parties or their successors, heirs and assigns, under or connected with the Award, the Plan, or any of the provisions of the Award Agreement or the Plan.
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13.17 Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas, without regard to principles of conflicts of law.
13.18 Compliance with Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. Each Award Agreement for an Award that is intended to comply with the requirements of Section 409A shall be construed and interpreted in accordance with such intention. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.
13.19 Recoupment. Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any applicable recoupment policies or procedures adopted by the Company, which recoupment policies or procedures may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards.
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Helix ENERGY SOLUTIONS

Corporate Headquarters (USA)

3505 W. Sam Houston
Parkway North Suite 400
Houston, Texas 77043 USA

T (281) 618 0400

Helix Well Ops
(USA)

3505 W. Sam Houston
Parkway North, Suite 400
Houston, Texas
77043 USA

T (281) 618 0400

Helix Well Ops
(UK)

Helix House
Kirkton Drive, Pitmedden Industrial Estate
Dyce, Aberdeen
AB21 0BG, UK

T +44 (0) 1224 351800

Helix do Brasil
(Brazil)

Praia de Botafogo, 228
16° andar, Ala A
Botafogo
Rio de Janeiro, RJ, Brazil

T +55 21 2006 0400

Helix Alliance
(USA)

1264 Valhi Blvd
Houma, Louisiana
70360 USA

T (985) 851 8801

Helix Robotics Solutions
(USA)

3505 W. Sam Houston
Parkway North, Suite 400
Houston, Texas
77043 USA

T (281) 618 0400

Helix Robotics Solutions
(Europe/West Africa)

Helix House
Kirkton Drive, Pitmedden Industrial Estate
Dyce, Aberdeen
AB21 0BG, UK

T +44 (0) 1224 351800

Helix Robotics Solutions
(Asia Pacific)

Loyang Offshore Supply Base
23G Loyang Crescent
Block 603, TOPS Ave 6, #01-01
Singapore 509023

T +65 6501 0130

www.helixesg.com

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V36955-P06876

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HELIX ENERGY SOLUTIONS GROUP, INC.

1. Election of three "Class II" directors to serve a three-year term of office expiring at our 2027 annual meeting.

Nominees:	**For**	**Withhold**
1a. Amerino Gatti	☐	☐
1b. Diana Glassman	☐	☐
1c. Owen Kratz	☐	☐

	For	**Against**	**Abstain**
The Board of Directors recommends that you vote "FOR" the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2024.			
2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2024.	☐	☐	☐
The Board of Directors recommends that you vote "FOR" the advisory vote on the approval of the 2023 compensation of our named executive officers.			
3. Advisory vote on the approval of the 2023 compensation of our named executive officers.	☐	☐	☐
The Board of Directors recommends that you vote "FOR" approval of the amendment and restatement of the Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan.			
4. Approval of the amendment and restatement of the Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V36956-P06876

HELIX ENERGY SOLUTIONS GROUP, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 15, 2024 8:30 AM Central Daylight Time (Houston time)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Erik Staffeldt, Ken Neikirk and Sameer Saxena (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Helix Energy Solutions Group, Inc. at the Annual Meeting of Shareholders to be held at 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043 on Wednesday May 15, 2024, 8:30 a.m. Central Daylight Time (Houston time) which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote shares unless this card is signed (on the reverse side) and returned.

Continued and to be signed on the reverse side